                                                              EXHIBIT 10.16

                                CREDIT AGREEMENT

                          dated as of November 23, 2004

                                     between

                         EAST KANSAS ARGI-ENERGY, L.L.C.
                                   as Borrower

                                       and

                            HOME FEDERAL SAVINGS BANK
                                    as Lender






HFSB Loan Nos. 2458 and 2459

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

ARTICLE I.        DEFINITIONS; CONSTRUCTION..............................................................1

Section 1.01      Definitions............................................................................1
Section 1.02      Accounting Terms and Determination....................................................14
Section 1.03      Terms Generally.......................................................................14

ARTICLE II.       AMOUNTS AND TERMS OF THE COMMITMENTS..................................................15

Section 2.01      General Description of the Loans......................................................15
Section 2.02      Loan Commitment.......................................................................15
Section 2.03      Procedure for Borrowings..............................................................15
Section 2.04      Term Loan Conversion..................................................................15
Section 2.05      Reserved..............................................................................16
Section 2.06      Reserved..............................................................................16
Section 2.07      Interest Rates........................................................................16
Section 2.08      Application of Payments Upon Default..................................................17
Section 2.09      Repayment of Loans....................................................................17
Section 2.10      Free Cash Flow Payments...............................................................17
Section 2.11      Evidence of Indebtedness..............................................................17
Section 2.12      Prepayments...........................................................................18
Section 2.13      Interest on Loans.....................................................................19
Section 2.14      Fees..................................................................................19
Section 2.15      Computation of Interest and Fees......................................................20
Section 2.16      Reserved..............................................................................20
Section 2.17      Reserved..............................................................................20
Section 2.18      Increased Costs.......................................................................20
Section 2.19      Reserved..............................................................................21
Section 2.20      Taxes.................................................................................21
Section 2.21      Payments Generally....................................................................21

ARTICLE III.      CONDITIONS PRECEDENT TO LOANS.........................................................21

Section 3.01      Conditions To Effectiveness...........................................................21
Section 3.02      Each Loan.............................................................................24
Section 3.03      Each Loan.............................................................................25
Section 3.04      Delivery of Documents.................................................................25

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES........................................................25

Section 4.01      Existence; Power......................................................................25
Section 4.02      Organizational Power; Authorization...................................................25


Section 4.03      Governmental Approvals; No Conflicts..................................................26
Section 4.04      Financial Statements..................................................................26
Section 4.05      Litigation and Environmental Matters..................................................26
Section 4.06      Compliance with Laws and Agreements...................................................27
Section 4.07      Investment Company Act, Etc...........................................................27
Section 4.08      Taxes.................................................................................27
Section 4.09      Margin Regulations....................................................................27
Section 4.10      ERISA.................................................................................27
Section 4.11      Ownership of Property.................................................................27
Section 4.12      Disclosure............................................................................28
Section 4.13      Labor Relations.......................................................................28
Section 4.14      Subsidiaries..........................................................................28
Section 4.15      Construction..........................................................................28
Section 4.16      Projections...........................................................................28
Section 4.17      Material Contracts....................................................................29
Section 4.18      Permits...............................................................................29

ARTICLE V.        AFFIRMATIVE COVENANTS.................................................................29

Section 5.01      Financial Statements and Other Information............................................29
Section 5.02      Notices of Material Events............................................................31
Section 5.03      Existence; Conduct of Business........................................................31
Section 5.04      Compliance with Laws, Etc.............................................................32
Section 5.05      Payment of Obligations................................................................32
Section 5.06      Books and Records.....................................................................32
Section 5.07      Visitation, Inspection, Audit, Etc....................................................32
Section 5.08      Maintenance of Properties; Insurance..................................................33
Section 5.09      Use of Proceeds.......................................................................33
Section 5.10      Subsidiaries..........................................................................33
Section 5.11      Assignment of Material Contracts......................................................33
Section 5.12      Reserved..............................................................................34
Section 5.13      Shortfall.............................................................................34
Section 5.14      Non-Liability of Lender...............................................................34

ARTICLE VI.       FINANCIAL COVENANTS...................................................................34

Section 6.01      Fixed Charge Coverage Ratio...........................................................34
Section 6.02      Tangible Balance Sheet Equity Ratio...................................................34
Section 6.03      Capital Expenditures..................................................................34
Section 6.04      Current Ratio and Working Capital.....................................................34
Section 6.05      Maximum Debt to Tangible Net Worth Ratio..............................................34
Section 6.06      Minimum Debt Service Ratio............................................................35

ARTICLE VII.      NEGATIVE COVENANTS....................................................................35

Section 7.01      Indebtedness..........................................................................35
Section 7.02      Negative Pledge.......................................................................35


                                       ii


Section 7.03      Fundamental Changes...................................................................35
Section 7.04      Investments, Loans, Etc...............................................................35
Section 7.05      Restricted Distributions..............................................................35
Section 7.06      Sale of Assets........................................................................36
Section 7.07      Transactions with Affiliates..........................................................36
Section 7.08      Restrictive Agreements................................................................36
Section 7.09      Sale and Leaseback Transactions.......................................................36
Section 7.10      Lease Obligations.....................................................................36
Section 7.11      Hedging Agreements....................................................................37
Section 7.12      Amendment to Material Documents and Construction Plans................................37
Section 7.13      Accounting Changes....................................................................37
Section 7.14      Construction..........................................................................37
Section 7.15      Deposit and Investment Accounts.......................................................38

ARTICLE VIII.     EVENTS OF DEFAULT.....................................................................38

Section 8.01      Events of Default.....................................................................38

ARTICLE IX.       MISCELLANEOUS.........................................................................41

Section 9.01      Notices...............................................................................41
Section 9.02      Waiver; Amendments....................................................................42
Section 9.03      Expenses; Indemnification.............................................................43
Section 9.04      Successors and Assigns................................................................43
Section 9.05      Governing Law; Jurisdiction; Consent to Service of Process............................43
Section 9.06      Waiver of Jury Trial..................................................................44
Section 9.07      Right of Setoff.......................................................................44
Section 9.08      Counterparts; Integration.............................................................45
Section 9.09      Survival..............................................................................45
Section 9.10      Severability..........................................................................45
Section 9.11      Confidentiality.......................................................................45
Section 9.12      Interest Rate Limitation..............................................................46
Section 9.13.     Inspections...........................................................................46
Section 9.14      Termination...........................................................................46

Schedules

Schedule 4.05     -        Environmental Matters
Schedule 4.17(a)  -        Management Contracts
Schedule 4.17(b)  -        Supply Contracts
Schedule 4.17(c)  -        Off-Take Contracts
Schedule 4.17(d)  -        Transportation Contracts
Schedule 4.17(e)  -        Utility Contracts
Schedule 4.18     -        Permits

EXHIBITS

Exhibit A              -   Form of Loan Note A
Exhibit B              -   Form of Loan Note B
Exhibit 2.03           -   Form of Draw Request
Exhibit 3.01(d)(xi)    -   Form of Secretary's Certificate
Exhibit 3.01(d)(xii)   -   Form of Opinion of Borrower's Counsel
Exhibit 3.01(d)(xiii)  -   Form of Officer's Certificate
Exhibit 3.01(d)(xix)   -   Form of Solvency Certificate

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement") is made and entered into as of November 23, 2004, by and between EAST KANSAS ARGI-ENERGY, L.L.C., a Kansas limited liability company ("Borrower") and HOME FEDERAL SAVINGS BANK ("Lender").

                                    RECITALS:

     - Borrower has requested that Lender establish a $26,000,000 multiple advance loan facility in favor of Borrower consisting of a $5 million USDA-guaranteed note and a $21 million note; and

     - Subject to the terms and conditions of this Agreement, Lender is willing to provide financing to Borrower.

                                   AGREEMENT:

         In consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

         SECTION 1.01 DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "ADMINISTRATIVE FEE" shall have the meaning set forth in SECTION
2.14(b).

         "AFFILIATE" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

         "AMORTIZATION PERIOD" shall mean the period beginning on the date designated as the beginning of such period in SECTION 2.04 and ending on the Loan A Maturity Date.

         "BORROWER" shall mean East Kansas Agri-Energy, L.L.C., a Kansas limited liability company, and any successor thereof.

         "BORROWING" shall mean an advance of funds by Lender to Borrower pursuant to Lender's Commitments hereunder.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which farm credit system banks or commercial banks in Rochester, Minnesota are authorized or required by law to close.

         "CAPITAL EXPENDITURES" shall mean for any period, without duplication,
(a) the additions to property, plant and equipment and other capital expenditures of Borrower and its Subsidiaries that are (or would be) set forth on a combined statement of cash flows of Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Borrower and its Subsidiaries during such period.

         "CAPITAL LEASE OBLIGATIONS" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CHARGES" shall have the meaning set forth in SECTION 9.12.

         "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the immediately previous board of directors or (ii) appointed by managers so nominated, or (c) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of a majority of any of Borrower's membership units (as described in the Amended and Restated Operating Agreement of Borrower dated March 13, 2002, as amended).

         "CHANGE IN LAW" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "CLOSING DATE" shall mean the date on which the conditions precedent set forth in SECTION 3.01 have been satisfied or waived in accordance with
SECTION 9.02.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "COLLATERAL" shall mean all tangible and intangible property, real and personal, of Borrower that is the subject of a Lien granted pursuant to a Loan Document to Lender for the benefit of Lender to secure the whole or any part of the Obligations or any guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing.

         "COLLATERAL ASSIGNMENTS" shall mean each collateral assignment by Borrower (and such other parties as Lender may require) to Lender, along with consents to such assignments as shall be deemed appropriate by Lender, from time to time, of the Material Contracts.

         "COMMITMENT" shall mean the commitment of Lender to make Loans to Borrower in an aggregate principal amount not exceeding the lesser of (i) 60% of the appraised value of the Project (as determined in the appraisal delivered pursuant to SECTION 3.01(d)(v)) and (ii) $26,000,000.

         "CONSTRUCTION AGREEMENT" shall mean the "Agreement Between Owner and Design/Builder on the Basis of Stipulated Price between Borrower and ICM, Inc., dated as of August 9, 2004, as the same may be amended, restated, supplemented or otherwise modified from time to time, along with all other material agreements to which Borrower is a party related to the Project, including the design and construction of the Improvements.

         "CONSTRUCTION COMMITMENT TERMINATION DATE" shall mean the earliest of
(i) October 1, 2005, (ii) the date on which the Commitments are fully drawn, and
(iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

         "CONSTRUCTION COMPLETION" shall mean the occurrence of all of the following events with respect to the Project: (a) all Improvements are completed in accordance with the Construction Plans and are paid for in full, free of all mechanics', labor, materialmen's and other similar lien claims; (b) said completion has been approved by the Borrower and Inspecting Architect, and no material punch-list items remain to be completed; (c) all requirements of any Governmental Authority and all private restrictions and covenants relating to the Improvements or the Real Estate on which it is located have been complied with or satisfied and that unconditional certificates of occupancy (if required) for all of the Improvements have been issued by all appropriate Governmental Authorities; (d) Borrower has obtained all licenses and Permits, and entered into all agreements necessary or appropriate to operate the Improvements at maximum capacity; (e) all insurance required pursuant to the Loan Documents is in full force and effect; (f) Borrower has invested no less than the Required Equity in Construction Costs; (g) Borrower has developed and implemented risk management programs, satisfactory to Lender in all respects, to procure inputs necessary or appropriate for the successful operation of the Improvements at maximum capacity; and (h) Borrower shall have hired or engaged management satisfactory to Lender.

         "CONSTRUCTION COMPLETION DATE" shall mean the earlier of (a) the date in which Construction Completion occurs, and (b) the date Borrower begins operation of the plant constructed as the Improvements (whether at maximum capacity or otherwise).

          "CONSTRUCTION COSTS" shall mean expenditures for the purpose of purchasing real property for the Project, designing and engineering the Project, preparing the site, constructing the buildings and purchasing and installing equipment.

          "CONSTRUCTION FUNDING PERIOD" shall mean the period from the Closing Date to the Construction Commitment Termination Date.

         "CONSTRUCTION PLANS" shall mean the final working plans for completion of the Project and Improvements to be constructed with respect to the Project, including drawings, specifications, details and manuals as delivered to Lender.

         "CONTROL" shall mean the power, directly or indirectly, either to (a) vote 5% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "CONTROLLING", "CONTROLLED BY", and "UNDER COMMON CONTROL WITH" have meanings correlative thereto.

         "DEFAULT" shall mean any condition or event that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "DEFAULT INTEREST" shall have the meaning set forth in SECTION 2.07(b).

         "DEPOSIT ACCOUNTS" shall mean all demand, time, savings, passbook or similar depository accounts of Borrower, including but not limited to the Equity Deposit Account and Borrower's operating, payroll and other deposit accounts.

         "DETERMINATION DATE" shall mean the date three (3) Business Days prior to the Closing Date with respect to the Interest Period beginning on the Closing Date, and (b) with respect to all other Interest Periods, the date three (3) Business Days prior to the first day of the related Interest Period.

         "DISBURSING AGREEMENT" means the Disbursing Agreement dated as of the date hereof, among Lender, Borrower and an escrow agent acceptable to Lender, as amended, restated, supplemented or otherwise modified from time to time.

         "DRAW REQUEST" shall have the meaning set forth in SECTION 2.03.

         "EBITDA" shall mean, for Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, an amount equal to
(a) Net Income for such period plus (b) to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization and (iv) all other non-cash charges, in each case for such period.

         "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, related attorneys' fees, natural resource damages, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon
(a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials, or
(e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "EQUIPMENT" shall mean all equipment, machinery, apparatus, fittings, fixtures and other tangible personal property of every kind and description used in the business operations of Borrower or owned by Borrower or in which Borrower has an interest, and all parts, accessories, and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "EQUITY DEPOSIT ACCOUNT" shall mean Borrower's Escrow Deposit Account with Lender designated "East Kansas Agri-Energy, L.L.C., Equity Deposit Account," which holds the proceeds of Borrower's equity drive.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated), which, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or the ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EVENT OF DEFAULT" shall have the meaning provided in ARTICLE VIII.

          "FIXED CHARGE COVERAGE RATIO" shall mean, for any period of four consecutive fiscal quarters of Borrower, the ratio of (a) EBITDA for such period to (b) Fixed Charges for such period.

         "FIXED CHARGES" shall mean, for Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of
(a) Interest Expense for such period, plus (b) scheduled principal payments made on Total Debt for such period, plus (c) income tax expense for such period, plus
(d) cash distributions paid to members of Borrower paid during such period, plus
(e) Non-Financed Maintenance Capital Expenditures.

          "FREE CASH FLOW" shall mean for any period, the EBITDA less the sum of Interest Expense, Mandatory Debt Retirement, Taxes paid by Borrower and its Subsidiaries, and Non-Financed Maintenance Capital Expenditures.

         "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of SECTION 1.02.

         "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTOR" means the United States Department of Agriculture.

         "GUARANTY" means the Guaranty of Borrower's obligations under Loan A in the form of Guarantor's Form 4279-5, executed and delivered by the Guarantor, in form and substance satisfactory to Lender.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HEDGING AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values, in each case to which Borrower or any Subsidiary is a party.

         "IMPROVEMENTS" shall mean the buildings and improvements to be placed or constructed on the Real Estate with respect to the Project.

         "INSPECTING ARCHITECT" shall mean the architectural, engineering or other consultant firm retained by Lender, at Borrower's cost, to conduct on-site inspections of the work-in-progress related to the Project, and to issue periodic reports to Lender as to progress of construction and adherence to the Construction Plans.

         "INDEBTEDNESS" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; PROVIDED, that for purposes of SECTION 8.01(G), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock or other capital interest of such Person, and (x) Off-Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

         "INTEREST EXPENSE" shall mean, for Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period), PLUS (ii) the net amount payable (or MINUS the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

         "INTEREST PERIOD" shall mean the period beginning on the Closing Date and continuing until the last day of the calendar quarter; subsequent Interest Periods shall begin on the first day of a calendar quarter and end on the last day of the calendar quarter.

         "INVESTMENT ACCOUNTS" shall mean all securities or investment accounts of Borrower.

         "INVESTMENTS" shall have the meaning set forth in SECTION 7.04.

         "LENDER" shall mean Home Federal Savings Bank and its successors and assigns.

         "LICENSE AGREEMENT" shall mean the provisions of the Construction Agreement which specify the terms of the license of proprietary rights of the design/builder (as set forth in Exhibit D thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time

         "LIEN" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

         "LOAN" shall mean an advance under the Commitment.

         "LOAN A" shall mean the aggregate of Loans advanced under Note A pursuant to SECTION 2.02.

         "LOAN B" shall mean the aggregate of Loans advanced under Note B pursuant to SECTION 2.02.

         "LOAN A MATURITY DATE" shall mean the earlier of (i) the date ten (10) years from the day immediately preceding the first day of the Amortization Period, and (ii) the date on which the principal amount of all outstanding Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).

         "LOAN B MATURITY DATE" shall mean the earlier of (i) the date five (5) years from the day immediately preceding the first day of the Amortization Period, and (ii) the date on which the principal amount of all outstanding Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).

         "LOAN DOCUMENTS" shall mean collectively this Agreement, the Notes, all Notices of Borrowing, the Mortgage, the Security Agreement, the Collateral Assignments, the Disbursing Agreement and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

         "MANAGEMENT CONTRACTS" shall mean agreements and contracts which are material to the management of Borrower's business in effect presently and entered into from time to time hereafter, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "MANDATORY DEBT RETIREMENT" shall mean principal and interest payments required during the related period in connection with any Indebtedness of Borrower.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities, Projections or prospects of Borrower, (ii) the ability of Borrower to perform any of its obligations under the Loan Documents, (iii) the rights and remedies of Lender under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

         "MATERIAL CONTRACTS" shall mean the Management Contracts, Supply Contracts, Off-Take Contracts, Transportation Contracts, Utility Contracts, the Construction Agreement, the License Agreement, the Process Guarantee, and such other agreements and contracts as may be material to operation of Borrower's business.

         "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans) or obligations in respect of one or more Hedging Agreements of Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "MAXIMUM RATE" shall have the meaning set forth in SECTION 9.12.

         "MORTGAGE" shall mean each of the Mortgage and other real estate security documents delivered by Borrower to Lender, all in form and substance satisfactory to Lender, as each may be amended, restated, modified or otherwise supplemented from time to time, whereby Borrower pledges all of its right, title and interest in the Real Estate to Lender as collateral for the Obligations.

         "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "NET INCOME" shall mean, for any period, the net income (or loss) of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower or any Subsidiary on the date that such Person's assets are acquired by Borrower or any Subsidiary. Net Income shall include USDA Bio Energy program payments and other payments and benefits received by Borrower in respect of incentives provided by the State of Kansas or any other Governmental Authority.

         "NON-FINANCED MAINTENANCE CAPITAL EXPENDITURES" shall mean the sum of Capital Expenditures made by Borrower in the ordinary course of business related to maintenance of Borrower's property, plant and equipment and paid during the related period, except the term shall not include Capital Expenditures for which Borrower or any Subsidiary incurred Indebtedness in connection therewith.

         "NOTE A" shall mean Note A of Borrower payable to the order of Lender in substantially the form of EXHIBIT A.

         "NOTE B" shall mean Note B of Borrower payable to the order of Lender in substantially the form of EXHIBIT B.

         "NOTES" shall mean Note A and Note B of Borrower, collectively, payable to the order of Lender.

         "OBLIGATIONS" shall mean all amounts owing by Borrower to Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

         "OFF-BALANCE SHEET LIABILITIES" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person,

(ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction, or
(iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

         "OFF-TAKE CONTRACTS" shall mean agreements and contracts in effect presently and entered into from time to time hereafter which are material to the sale or disposal of products and by-products produced by Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "ORIGINATION FEE" shall have the meaning set forth in SECTION 2.14(A). "PARTICIPANT" shall have the meaning set forth in SECTION 9.04(C).

         "PAYMENT OFFICE" shall mean the office of Lender located at 1016 Civic Center Drive Northwest, Post Office Box 6947, Rochester, Minnesota 55903 or such other location as to which Lender shall have given written notice to Borrower.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

         "PERMITS" shall mean the licenses, consents, approvals authorizations and permits of Governmental Authorities which are required of Borrower or useful for Borrower to obtain in connection with the Project and operation of Borrower's business (as contemplated following Construction Completion), including but not limited to any of the foregoing related to Environmental Laws (including an air emissions permit and a national pollution discharge elimination system construction permit, each of which will allow Borrower to operate its facilities at maximum capacity), zoning and land-use laws (including any requirement to obtain a special exception, if applicable), water use laws, waste disposal laws, laws requiring construction permits and occupancy certificates, and laws relating to construction and operation of above ground storage tanks.

         "PERMITTED ENCUMBRANCES" shall mean:

         (i) Liens imposed by law for taxes not yet due (or with respect to real estate taxes, not yet delinquent) or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

         (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

         (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Borrower and its Subsidiaries taken as a whole;

PROVIDED, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PRIME RATE" shall mean the rate of that name as published in the "Money Rates" Section of the WALL STREET JOURNAL as of the applicable Determination Date; PROVIDED, if Lender determines that the foregoing source is unavailable for the applicable Interest Period, Lender shall determine Prime Rate based on a new index which is based on comparable information.

         "PROCESS GUARANTEE" shall mean the provisions of the Construction Agreement which specify the terms of the performance guarantee criteria (as set forth in Exhibit A thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "PROJECT" shall mean the design, construction and completion of a dry milling fuel ethanol plant near Garnett, Kansas which will produce, upon Construction Completion, not less than 35 million gallons of ethanol per year, dried distillers grains and solubles, carbon dioxide and other value-added products, together with all necessary and appropriate fixtures, equipment, attachments, and accessories, as described in the Construction Plans, to be constructed on the Real Estate.

         "PROJECTIONS" shall mean Borrower's forecasted (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements; all prepared on a combined basis and otherwise consistent with the historical financial statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions which are believed by Borrower to be reasonable and fair in light of the current condition and past performance of Borrower and to reflect a reasonable estimate of the projected balance sheets, results of operations, cash flows and other information presented therein for five (5) years following the Closing Date.

         "PRO FORMA BALANCE SHEET" shall mean the unaudited pro forma balance sheet of Borrower on a consolidated basis setting forth as of the Closing Date the pro forma financial position of Borrower and its Subsidiaries on a consolidated basis, copies of which fairly present, on a pro forma basis, in conformity with GAAP applied on a basis consistent with the financial statements referred to in SECTION 4.04, the financial position of Borrower on a consolidated basis, as of such date and time.

         "REAL ESTATE" shall mean all real property owned or leased by Borrower or its Subsidiaries.

         "REAL ESTATE DOCUMENTS" shall mean collectively, the Mortgage, the Disbursing Agreement and all other documents, instruments, agreements and certificates executed and delivered by Borrower to Lender in connection with any of the foregoing.

         "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

         "REQUIRED EQUITY" shall mean cash and/or expenditures previously made on behalf of Borrower in the amount of $20,750,000 in the aggregate, including proceeds from the issuance of membership interest (units), cash grants, and tax increment financing.

         "RESPONSIBLE OFFICER" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of Borrower or such other representative of Borrower as may be designated in writing by any one of the foregoing with the consent of Lender; and, with respect to the financial covenants only, the chief financial officer or the treasurer of Borrower.

         "RESTRICTED DISTRIBUTION" shall mean (a) any dividend or distribution on any class of Borrower's membership interests or other capital interests, or
(b) any payment on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any membership interest or other capital interest of Borrower, or any options, warrants, or other rights to purchase such membership interest, other capital interest; except Restricted Distributions do not include, so long as such distributions are first approved in writing by Lender, cash distributions to Borrower's members of up to (x) 40% of Net Income for a fiscal year period if Borrower's Tangible Balance Sheet Equity Ratio is less than 60% as determined from Borrower's audited financial statements as of its most recent fiscal year end, or (y) 50% of Net Income for a fiscal year period if Borrower's Tangible Balance Sheet Equity Ratio is 60% or greater as determined from Borrower's audited financial statements as of its most recent fiscal year end.

         "SECURITY AGREEMENT" shall mean the Security Agreement, dated as of the date hereof, executed by Borrower in favor of Lender as amended, restated, supplemented or otherwise modified from time to time.

         "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, the Collateral Assignments, the Mortgage, the other Real Estate Documents, and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations, all UCC-1 financing statements, fixture financing statements, stock powers, and all other documents, instruments, agreements and certificates executed and delivered by Borrower or any other person to Lender in connection with the foregoing.

         "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of Borrower (including subsidiaries formed after the Closing Date).

         "SUPPLY CONTRACTS" shall mean all agreements and contracts related to the supply of inputs material to operation of Borrower's business in effect presently and entered into from time to time hereafter, as the same may be amended, restated, supplemental or otherwise modified from time to time.

         "SWORN CONSTRUCTION COST STATEMENT" shall mean an itemized and certified statement of actual and estimated costs of the Project broken out into individual subcontracts, signed and sworn to by the general contractor for the Project and Borrower and delivered to Lender.

         "TANGIBLE BALANCE SHEET EQUITY RATIO" shall mean Tangible Net Worth divided by Borrower's total assets.

         "TANGIBLE NET WORTH" shall mean, as of any date, (i) the total assets of Borrower and its Subsidiaries that would be reflected on Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, LESS (ii) the sum of (a) the total liabilities (including Indebtedness subordinated to the Obligations) of Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of Borrower and its Subsidiaries as of such date prepared in accordance with GAAP, (b) the amount of appraisal surplus or any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of Borrower and its Subsidiaries as of such date prepared in accordance with GAAP, and (c) the net book amount of all assets of Borrower and its Subsidiaries that would be classified as intangible assets (including investments in other entities) on a consolidated balance sheet of Borrower and its Subsidiaries as of such date prepared in accordance with GAAP.

         "TITLE COMPANY" shall mean First American Title Insurance Company of Kansas, and its successors and assigns, and/or any other title insurance company selected by Lender from time to time.

         "TOTAL DEBT" shall mean, as of any date of determination, all Indebtedness of Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of Borrower prepared in accordance with GAAP as of such date.

         "TRANSPORTATION CONTRACTS" shall mean all agreements and contracts in effect presently and entered into from time to time hereafter related to the provision of transportation or shipping services which are material to the operation of Borrower's business as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

         "UTILITY CONTRACTS" shall mean those certain contracts and agreements in effect presently and entered into from time to time hereafter which are material to the provision to Borrower of electricity, natural gas, water, fuel oil, coal and other energy resources in connection with the operation of Borrower's plant, equipment and offices, as the same may be amended, restated, supplement and or otherwise modified from time to time.

         "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02 ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by Borrower's independent public accountants) with the most recent audited combined financial statement of Borrower delivered pursuant to SECTION 5.01(A); PROVIDED, that if Borrower notifies Lender that Borrower wishes to amend any covenant in ARTICLE VI to eliminate the effect of any change in GAAP on the operation of such covenant, then Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and Lender.

         SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding." Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof," "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, and (v) all references to a specific time shall be construed to refer to the time in Rochester, Minnesota, unless otherwise indicated.

                                   ARTICLE II.

                      AMOUNTS AND TERMS OF THE COMMITMENTS

         SECTION 2.01 GENERAL DESCRIPTION OF THE LOANS. Subject to and upon the terms and conditions herein set forth, Lender hereby establishes a construction loan facility in favor of Borrower pursuant to which Lender agrees to make the Loans to Borrower in accordance with SECTION 2.02.

         SECTION 2.02 LOAN COMMITMENT. Subject to the terms and conditions set forth herein, Lender establishes a Loan facility in favor of Borrower, consisting of Loan A and Loan B. Lender agrees to advance Loans to Borrower, from time to time during the Construction Funding Period, in an aggregate principal amount outstanding at any time that will not result in the aggregate amount of all Loans exceeding the Loan Commitment. During the Construction Funding Period, Borrower shall be entitled to borrow and prepay, but may not reborrow, Loans in accordance with the terms and conditions of this Agreement; PROVIDED, Borrower may not borrow should there exist a Default or Event of Default. Loans will be advanced by Lender ratably between Note A (5/26 of each Borrowing) and Note B (21/26 of each Borrowing). Notwithstanding the foregoing, in the event aggregate Loans are less than $26,000,000 upon Construction Completion, not less than $5,000,000 of the Loans will be allocated to Note A.

         SECTION 2.03 PROCEDURE FOR BORROWINGS. The Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of EXHIBIT 2.03 attached hereto (a "DRAW REQUEST") prior to 11:00 a.m. (Central Time) five (5) Business Days prior to the requested date of each Borrowing. The Borrower shall request no more than one Borrowing per calendar month. Each Draw Request shall be irrevocable and shall specify: (a) the aggregate principal amount of the related Borrowing, and (b) the date of the related Borrowing (which shall be a Business Day). The aggregate principal amount of each Borrowing shall be not less than $100,000. If Lender approves the Draw Request, it shall disburse funds pursuant to the Disbursing Agreement. At no time shall the aggregate balance of Borrowings outstanding exceed the amount of the Loan Commitment. Notwithstanding anything to the contrary, Lender shall have the irrevocable right (without obligation) at any time and from time to time to advance a Borrowing without first receiving a Draw Request from Borrower.

         SECTION 2.04 TERM LOAN CONVERSION. Except as provided below, within 30 days following the Construction Completion Date, Borrower shall provide the following to Lender:

         (a) a certificate by an appropriate Responsible Officer of Borrower, certifying as to occurrence of each item listed in the definition of Construction Completion, along with such supporting evidence as Lender may require (e.g., proof of required insurance coverage, Permits and licenses);

         (b) copies of all Material Contracts not previously delivered to Lender, along with Collateral Assignments of such Material Contracts;

         (c) to the extent specifically requested by Lender, copies of all warranties from suppliers covering materials, equipment and appliances included within the Improvements;

         (d) within sixty (60) days following the Construction Completion Date, one copy of an "as-built" survey of the Project which conforms with Lender's requirements; and

         (e) such other documents, instruments, and certificates as Lender may request.

Upon receipt of the foregoing in form and substance satisfactory to Lender in its sole discretion, so long as no Default or Event of Default has occurred, the Amortization Period shall begin.

         SECTION 2.05 RESERVED.

         SECTION 2.06 RESERVED.

         SECTION 2.07 INTEREST RATES

         (a) LOANS. Prior to the Amortization Period, interest on the Loans shall accrue at the per annum rate of interest equal to the greater of (i) 6.00%, and (ii) the Prime Rate as determined on the applicable Determination Date PLUS 175 basis points (1.75%). During the Amortization Period, but prior to the receipt of the Guaranty by Lender, interest on Loan A shall accrue at the per annum rate of interest equal to the Prime Rate as determined on the applicable Determination Date PLUS 175 basis points (1.75%), decreasing to a per annum rate of interest equal to the Prime Rate as determined on the applicable Determination Date PLUS 125 basis points (1.25%) upon receipt by Lender of the Guaranty. In addition, during the Amortization Period, interest on Loan B shall accrue at the per annum rate of interest equal to the greater of (i) 6.00%, and
(ii) the Prime Rate as determined on the applicable Determination Date PLUS 175 basis points (1.75%).

         (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of a Default or after acceleration, Borrower shall pay interest ("DEFAULT INTEREST") with respect to all Loans at the rate otherwise applicable PLUS an additional 200 basis points (2.00%) per annum. All Default Interest shall be payable on demand.

         (c) ADDITIONAL INTEREST. Except for Borrower's payroll account (which may not be funded in any amount exceeding the lesser of (1) Borrower's gross payroll amount and (2) $75,000) and other accounts with aggregate balances of less than $10,000, in the event Borrower fails to maintain all of its Deposit Accounts with the Lender, Borrower shall pay interest with respect to all Loans at the rate otherwise applicable PLUS an additional 100 basis points (1.00%) per annum.

         SECTION 2.08 APPLICATION OF PAYMENTS UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, all payments received by Lender (including through Lender's exercise of remedies available hereunder or otherwise) shall be applied ratably to Loan A and Loan B based on each Loan's respective outstanding balance on the date such payment is received.

         SECTION 2.09      REPAYMENT OF LOANS.

         (a) LOAN A. During the Construction Funding Period, Borrower shall pay interest on Loan A at the rate in effect from time to time pursuant to SECTION 2.07(A) based on the daily balance of Loan A outstanding during the related monthly period. Borrower shall not be required to make payments of principal on Loan A during the Construction Funding Period. During the Amortization Period, Borrower shall pay 120 level amortized payments of principal and interest based on the applicable interest rate in effect pursuant to SECTION 2.07(A). The amount of such monthly amortized payments shall be adjusted from time to time as the interest rate is adjusted pursuant to SECTION 2.07(A). All amounts due and owing pursuant to this SECTION 2.09(A) shall be paid not later than the twentieth day of each month. All remaining principal and accrued interest outstanding on Loan A shall be due and payable on the Loan A Maturity Date.

         (b) LOAN B. During the Construction Funding Period, Borrower shall pay interest on Loan B at the rate in effect from time to time pursuant to SECTION 2.07(A) based on the daily balance of Loan B outstanding during the related monthly period. Borrower shall not be required to make payments of principal on Loan B during the Construction Funding Period. During the Amortization Period, Borrower shall pay level amortized payments of principal and interest based on an amortization schedule of 120 months and the applicable interest rate in effect pursuant to SECTION 2.07(A). The amount of such monthly amortized payments shall be adjusted from time to time as the interest rate is adjusted pursuant to SECTION 2.07(A). All amounts due and owing pursuant to this SECTION 2.09(B) shall be paid not later than the twentieth day of each month. All remaining principal and accrued interest outstanding on the Loan B shall be due and payable on the Loan B Maturity Date.

         SECTION 2.10 FREE CASH FLOW PAYMENTS. Upon receipt by Borrower of any USDA Bio Energy program payments, Borrower shall, within fifteen (15) days after the receipt of such payment, submit an amount equal to 75% of such payment to Lender. If 25% of Borrower's Free Cash Flow as stated on Borrower's annual audited report delivered to Lender pursuant to SECTION 5.01(A) is an amount greater than the payments made to Lender as described in the previous sentence, then Borrower shall submit to Lender, within ten (10) days of Borrower's annual audited report delivered to Lender pursuant to SECTION 5.01(A), an amount equal to the difference between 25% of Borrower's Free Cash Flow and 75% of any USDA Bio Energy program payments for such fiscal year. The payments as set forth in this SECTION 2.10 shall be in addition to all other payments required on the Loans. The aggregate of all payments under this SECTION 2.10 shall not exceed $7,500,000 during the term of this Agreement.

         SECTION 2.11 EVIDENCE OF INDEBTEDNESS. Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of Borrower to Lender resulting from each Loan, including the amounts of principal and interest payable thereon and paid to Lender from time to time under this Agreement. Lender shall also maintain appropriate records in which shall be recorded (i) the Commitment (ii) the amount of each Loan made hereunder, (iii) the date and amount of any principal or interest due and payable or to become due and payable from Borrower to Lender hereunder in respect of such Loans and (iv) both the date and amount of any sum received by Lender from Borrower in respect of the Loans. The entries made in such records shall be PRIMA FACIE evidence of the existence and amounts of the obligations of Borrower therein recorded; PROVIDED, that the failure or delay of Lender in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans (both principal and unpaid accrued interest) of Lender in accordance with the terms of this Agreement. Lender shall provide Borrower with periodic statements evidencing the indebtedness of Borrower to Lender.

         SECTION 2.12      PREPAYMENTS.

         (a) Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to Lender no later than 11:00 a.m. (Central Time) not less than three (3) Business Days prior to any such prepayment; PROVIDED, that the amount of any such prepayment shall not be less than $100,000. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount to be prepaid. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with SECTION 2.07 and any prepayment fee pursuant to SECTIONS 2.14(E) AND 2.14(F). If no such notice is given, each prepayment shall be applied against the remaining installments of principal due in respect of the Loans.

         (b) If Borrower issues any membership interests, any other equity interests, or any debt securities, then no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith; PROVIDED, that no such prepayment shall be required in the event Borrower issues membership interests or other equity interests and the proceeds of such issuance are invested in assets that constitute either plant or equipment of Borrower and such assets become Collateral subject to Lender's first priority security interest. Any such prepayment shall be applied in accordance with paragraph (c) below. The Lender acknowledges that the Borrower intends to commence a registered public offering of 10,000 units of its membership interests within 150 days of the date of this Agreement (the "Public Offering") and that the proceeds of such offering will be primarily used to redeem the membership interests (units) purchased by ICM, Inc. and Fagen, Inc. pursuant to that certain Unit Purchase and Redemption Agreement dated September 27, 2004. Notwithstanding any provision in this Section 2.12(b) to the contrary, the proceeds from the Public Offering shall not be subject to the terms of this
Section 2.12(b).

         (c) Any prepayments made by Borrower shall be applied as follows: FIRST to fees and reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents; SECOND to interest then due and payable on Loans made to Borrower; and THIRD to the principal balance of the Loans (ratably to Loan A and Loan B in accordance with their relative outstanding balances as of the date of the payment), in inverse order of maturity, until the same shall have been paid in full. The Commitment shall be permanently reduced by the amount of any prepayments made pursuant to clause third above.

         SECTION 2.13 INTEREST ON LOANS. Interest on the principal amount of all Loans shall accrue on a simple interest basis from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Loans shall be payable monthly in arrears on the first Business Day of each calendar month and also on the Loan A Maturity Date with respect to Loan A, and the Loan B Maturity Date with respect to Loan B.

         SECTION 2.14 FEES.

         (a) ORIGINATION FEE. Borrower agrees to pay to Lender an origination fee equal to Three Hundred Sixty-seven Thousand Seven Hundred and Fifty Dollars ($367,750)(the "ORIGINATION FEE") on or before the Closing Date.

         (b) ADMINISTRATIVE FEE. Borrower agrees to pay to Lender an annual administrative fee (the "ADMINISTRATIVE FEE") equal to Thirty Thousand Dollars ($30,000) on the Closing Date, and on each anniversary of the Closing Date thereafter, until all obligations hereunder have been paid or satisfied in full.

         (c) CONSTRUCTION PHASE PREPAYMENT FEE. In the event any amount of the Loans are paid prior to the first day of the Amortization Period, whether voluntarily or involuntarily (including any prepayment under SECTION 2.10 or SECTION 2.12 or effected by Lender's exercise of any right to accelerate) Borrower agrees to pay to Lender a prepayment fee equal to Two Hundred Sixty Thousand Dollars ($260,000).

         (d) PREPAYMENT FEE AFTER CONSTRUCTION COMPLETION DATE FOR LOAN A. In the event any amount of Loan A is paid prior to the time such amount is due and payable, whether voluntarily or involuntarily (including any prepayment under SECTION 2.12 or effected by Lender's exercise of any right to accelerate) Borrower agrees to pay to Lender a prepayment fee as follows: (i) a fee equal to five percent (5.00%) of the principal balance outstanding if prepayment is made within one year following the first day of the Amortization Period; (ii) a fee equal to four percent (4.00%) of the principal balance outstanding if prepayment is made within two years following the first day of the Amortization Period;
(iii) a fee equal to three percent (3.00%) of the principal balance outstanding if prepayment is made within three years following the first day of the Amortization Period; (iv) a fee equal to two percent (2.00%) of the principal balance outstanding if prepayment is made within four years following the first day of the Amortization Period; or (v) a fee equal to one percent (1.00%) of the principal balance outstanding if prepayment is made within five years following the first day of the Amortization Period.

         (e) PREPAYMENT FEE AFTER CONSTRUCTION COMPLETION DATE FOR LOAN B. In the event any amount of Loan B is paid prior to the time such amount is due and payable, whether voluntarily or involuntarily (including any prepayment under SECTION 2.12 or effected by Lender's exercise of any right to accelerate) Borrower agrees to pay to Lender a prepayment fee as follows: (i) a fee equal to three percent (3.00%) of the principal balance outstanding if prepayment is made within one year from the first day of the Amortization Period, (ii) a fee equal to two percent (2.00%) of the principal balance outstanding if prepayment is made within two years from the first day of the Amortization Period, or (iii) a fee equal to one percent (1.00%) of the principal balance outstanding if prepayment is made within three years from the first day of the Amortization Period.

          (f) OUT-OF-POCKET COSTS. Borrower shall pay, on demand, all of Lender's reasonable out-of-pocket costs in connection with the Loans, including but not limited to (i) fees, charges and disbursements of Lender's counsel related to the negotiation, documentation, closing and collection of the Loans,
(ii) fees, charges and disbursements of the Inspecting Architect and Engineer,
(iii) fees, charges and disbursements of the Title Company, (iv) fees, charges and disbursements of the escrow agent acting pursuant to the Disbursing Agreement, and (v) all stamp and other taxes and fees payable in connection with the execution, delivery, filing or recording of any Loan Document.

         (g) USDA GUARANTY FEE. Borrower agrees to pay to Lender a fee equal to Eighty Thousand Dollars ($80,000) on or before the Closing Date. The parties agree that this fee will be earned by Lender as of the Closing Date and will not be refunded to Borrower if the Guaranty is ultimately never issued to Lender; PROVIDED, if after Borrower's best efforts the Guaranty is not issued, the guaranty fee will be applied as a payment in accordance with SECTION 2.12(C). No payment fee under SECTION 2.14(D) or SECTION 2.14(E) will be assessed in connection with a prepayment that results from application of the guaranty fee as a payment pursuant to this Section 2.14(g).

         SECTION 2.15 COMPUTATION OF INTEREST AND FEES. All computations of interest and fees hereunder shall be made on a Simple Interest basis and on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by Lender of an interest amount or fee hereunder shall be made in good faith and, absent manifest error, shall be final, conclusive and binding for all purposes. All interest and fees payable hereunder shall be considered earned when due.

         SECTION 2.16 RESERVED.

         SECTION 2.17 RESERVED.

         SECTION 2.18 INCREASED COSTS.

         (a) If Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such Change in Law (taking into consideration Lender's policies with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by Borrower of written demand by Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender for any such reduction suffered.

         (b) A certificate of Lender setting forth the amount or amounts necessary to compensate Lender specified in paragraph (a) of this SECTION 2.18 shall be delivered to Borrower, together with the written demand referred to in paragraph (a) of this section, and shall be conclusive, absent manifest error.

         (c) Failure or delay on the part of Lender to demand compensation pursuant to this SECTION 2.18 shall not constitute a waiver of Lender's right to demand such compensation.

         SECTION 2.19 RESERVED.

         SECTION 2.20 RESERVED.

         SECTION 2.21 PAYMENTS GENERALLY.

         (a) Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of amounts payable under SECTION 2.14, 2.18 or 2.20, or otherwise) prior to 12:00 noon (Central Time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Lender at the Payment Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

         (b) If at any time insufficient funds are received by and are available to Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder.

                                  ARTICLE III.

                          CONDITIONS PRECEDENT TO LOANS

         SECTION 3.01 CONDITIONS TO EFFECTIVENESS. The obligations of Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with SECTION 9.02):

         (a) Lender shall have received all fees and other amounts due and payable on or prior to the Closing Date, including the Origination Fee and amounts for reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to Lender) required to be reimbursed or paid by Borrower hereunder, under any other Loan Document and under any agreement with Lender.

         (b) The sum of amounts on deposit with Lender in the Equity Deposit Account and equity amounts previously expended on organizational costs and Construction Costs is equal to at least $20,750,000.

         (c) Lender shall have received Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on all of the Real Estate, dated as of a date acceptable to Lender, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, and Lender shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of Borrower as Lender shall have requested, and Lender shall be satisfied with the contents of all such environmental reports. Lender shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Lender, authorizing Lender to rely on such reports;

         (d) Lender (or its counsel) shall have received the following:

             (i) a counterpart of this Agreement signed by or on behalf of Borrower or written evidence satisfactory to Lender (which may include telecopy transmission of a signed signature page of this Agreement) that Borrower has signed a counterpart of this Agreement;

             (ii) the Notes, duly executed by Borrower payable to the order of Lender;

             (iii) the duly executed Security Agreement and Collateral Assignments, together with (A) UCC-1 financing statements and other applicable documents under the laws of the jurisdictions with respect to the perfection of the Liens granted under the Security Agreement and the Collateral Assignments, as requested by Lender in order to perfect such Liens, duly executed by Borrower and all other parties, (B) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of Borrower and all other parties requested by Lender, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances, (C) duly executed landlord waivers and/or warehouseman, or bailee agreements with respect to all inventory of Borrower or any Subsidiary located at leased locations or other locations not owned by Borrower in fee simple, and (D) a certified copy of all leases of Borrower and each Subsidiary.

             (iv) the duly executed Mortgage covering all of the Real Estate owned or leased by Borrower and duly executed counterparts of the other Real Estate Documents together with: (A) title insurance policies, current ALTA/ACSM Land Title surveys (to the extent requested by Lender) certified to Lender, zoning letters and building permits in each case satisfactory in form and substance to Lender; and (B) evidence that counterparts of the Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of Lender, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on the fee simple estate of each parcel of Real Estate in favor of Lender for the benefit of Lender (or in favor of such other trustee as may be required or desired under local law);

             (v) satisfactory appraisals of all Real Estate subject to the Mortgage (including an "as built" appraisal related to the Improvements), together with satisfactory collateral audits of all accounts, inventory and other personal property requested by Lender (including field audit and survey conducted by Lender);

             (vi) the duly executed Disbursing Agreement among Borrower, Lender and an escrow agent acceptable to Lender;

             (vii) an executed copy of the Construction Agreement, together with (A) a complete set of the Construction Plans, including all mechanical, electrical, structural and other specialized drawings, (B) a schedule listing all subcontracts relating to the Project and such other contracts, subcontracts and schedules relating to the Project as Lender may request, (C) work progress schedule showing estimated completion time for each phase of the Construction Agreement, (D) a Sworn Construction Cost Statement, duly executed by Borrower, including a reconciliation of actual costs incurred to-date against budgeted amounts, (E) a copy of each Permit and each other building permit, license and other agreement that Borrower is required by law to obtain in connection with the Project, together with a schedule of all other necessary licenses and permits which must be obtained in order to occupy and operate a dry mill ethanol production facility (at maximum capacity in accordance with the Construction Plans) on the property where the Improvements will be built, and (F) a soil report related to the Real Estate where the Improvements will be built, certified by a registered engineer acceptable to Lender, including structural design recommendations in form and substance satisfactory to Lender;

             (viii) executed copies of the Material Contracts in existence as of the Closing Date;

             (ix) copies of duly executed payoff letters, in form and substance satisfactory to Lender, executed by each existing lender, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Lender, releasing all liens of the existing lenders upon any of the personal property of Borrower, (b) cancellations and releases, in form and substance satisfactory to Lender, releasing all liens of the existing lenders upon any of the Real Estate, and (c) any other releases, terminations or other documents reasonably required by Lender to evidence the payoff of Indebtedness owed to existing lenders;

             (x) certified copies of the articles of organization or other charter documents of Borrower and each Subsidiary, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of Borrower and each Subsidiary and each other jurisdiction where Borrower or any Subsidiary is required to be qualified to do business as a foreign entity;

             (xi) a certificate, substantially in the form of EXHIBIT 3.01(D)(XI), dated as of the Closing Date and signed by an appropriate Responsible Officer, attaching and certifying copies of the operating agreement, bylaws or similar documents, and appropriate resolutions authorizing the execution, delivery and performance of the Loan Documents and certifying the name, title and the signature of each officer executing the Loan Documents.

             (xii) a favorable written opinion of counsel to Borrower, addressed to Lender, substantially in the form of EXHIBIT 3.01(D)(XII), dated as of the Closing Date and covering such matters relating to Borrower, the Loan Documents and the transactions contemplated therein as Lender shall reasonably request;

             (xiii) a certificate, substantially in the form of EXHIBIT 3.01(D)(XIII), dated the Closing Date and signed by an appropriate Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a),
(b) and (c) of SECTION 3.02;

             (xiv)   duly executed Draw Requests, if applicable;

             (xv) a report setting forth the sources and uses of funds to be expended in connection with the Project;

             (xvi) certified copies of all material consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any requirement of law or by any material contractual obligation of Borrower, in connection with the Project or operation of Borrower's business, including the production of ethanol and by-products thereof, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

             (xvii) certificates of insurance, in form, substance and detail acceptable to Lender (and in any event as required pursuant to the Mortgage), describing the types and amounts of insurance (property and liability) carried by Borrower, in each case naming Lender as loss payee or additional insured, as the case may be, together with a lender's loss payable endorsement in form and substance satisfactory to Lender;

             (xviii) copies of Borrower's audited financial statements as of its most recent fiscal year end and internally prepared financial statements as of the last day of the calendar quarter immediately preceding the Closing Date, each in form and substance satisfactory to Lender;

             (xix) a certificate, substantially in the form of EXHIBIT 3.01(D)(XIX), dated the Closing Date and signed by an appropriate Responsible Officer, confirming the solvency of Borrower before and after giving effect to all transactions contemplated by the Loan Documents, together with (A) the Projections, and (B) a pro forma balance sheet for Borrower as of the Closing Date;

         (e) evidence that Borrower has entered into Off-Take Contracts, satisfactory to Lender in all respects, sufficient to sell or dispose of a majority of the products and by-products to be produced by Borrower (as contemplated following Construction Completion); and

         (f) a duly executed control agreement among Borrower, Lender and each depository institution other than Lender in which Borrower maintains a Deposit Account.

         SECTION 3.02 EACH LOAN. The obligation of Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a) at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall exist; and

         (b) all representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing before and after giving effect thereto;

         (c) since the date of the most recent financial statements of Borrower described in SECTION 5.01(a), there shall have been no change which has had or could reasonably be expected to result in a Material Adverse Effect;

         (d) Lender shall have received such other documents, certificates, information or legal opinions as Lender may reasonably request, all in form and substance reasonably satisfactory to Lender.

         Each Borrowing shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the satisfaction of the matters specified in paragraphs (a), (b) and (c) of this SECTION 3.02.

         SECTION 3.03 EACH LOAN. In addition to the conditions set forth in SECTIONS 3.01 and 3.02, the obligation of Lender to make the Loans, (a) on the occasion of any Borrowing, is subject to the satisfaction of the each of the conditions set forth in the Disbursing Agreement, which is hereby incorporated herein by reference, and (b) on the occasion of the first Borrowing, is conditioned upon (i) Borrower's securing Utility Contracts necessary or important for operation of Borrower's plant, equipment, offices, as determined by Lender in its sole discretion, and (ii) Lender's receipt of evidence acceptable to Lender, including presentation of lien waivers and other receipts of payment acceptable to Lender and the escrow agent acting pursuant to the Disbursing Agreement, that Borrower has theretofore paid Construction Costs in an amount not less than the sum of (x) the aggregate amount of estimated Construction Costs stated in the Sworn Construction Cost Statement, minus (y) the amount of the Commitment. Each Draw Request shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the satisfaction of the conditions set forth in the Disbursing Agreement.

         SECTION 3.04 DELIVERY OF DOCUMENTS. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
ARTICLE III shall be delivered to Lender unless otherwise specified, and shall be in form, substance and detail satisfactory in all respects to Lender.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender, as of the Closing Date and the date of each Borrowing as follows:

         SECTION 4.01 EXISTENCE; POWER. Borrower and each Subsidiary (i) are duly organized, validly existing and in good standing as a corporation, partnership or limited liability company, as the case may be, in each case under the laws of the jurisdiction of its organization, (ii) have all requisite power and authority to carry on their businesses as now conducted, and (iii) have duly qualified to do business, and are in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.02 ORGANIZATIONAL POWER; AUTHORIZATION. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary organizational, and if required, member action. This Agreement has been duly executed and delivered by Borrower, and constitutes, and each other Loan Document to which Borrower is a party, when executed and delivered by Borrower, will constitute, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 4.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The execution, delivery and performance by Borrower of this Agreement, (a) does not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

         SECTION 4.04 FINANCIAL STATEMENTS. Borrower has furnished to Lender copies of Borrower's (a) audited financial statements (consistent with the requirements of SECTION 5.01(A)) as of its most recent fiscal year end and (b) internally prepared financial statements (consistent with the requirements of SECTION 5.01(B)) as of the last day of the most recent month. Such financial statements fairly present the financial condition of Borrower and its Subsidiaries as of such dates and the results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes. Since the date of such financial statements, there have been no changes with respect to Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a material adverse effect on the business, results of operations, financial condition, assets, liabilities or prospects of Borrower and its Subsidiaries taken as a whole.

         SECTION 4.05 LITIGATION AND ENVIRONMENTAL MATTERS.

         (a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

         (b) Except for the matters set forth on SCHEDULE 4.05, neither Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, including without limitation, all permits, licenses and approvals required by the state of Kansas, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         SECTION 4.06 COMPLIANCE WITH LAWS AND AGREEMENTS. Borrower and each Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments (including but not limited to the Material Contracts) binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Borrower has obtained all Permits necessary or appropriate related to the present stage of construction of the Project.

         SECTION 4.07 INVESTMENT COMPANY ACT, ETC. Neither Borrower nor any Subsidiary is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

         SECTION 4.08 TAXES. Borrower and its Subsidiaries and each other Person for whose taxes Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by any of them, and have paid all taxes shown to be due and payable (or with respect to real estate taxes, have paid all taxes prior to the time the same become delinquent) on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

         SECTION 4.09 MARGIN REGULATIONS. None of the proceeds of any of the Loans will be used, directly or indirectly, for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose that violates the provisions of Regulation U, T or X of the Board of Governors of the Federal Reserve System.

         SECTION 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 4.11      OWNERSHIP OF PROPERTY.

         (a) Borrower and each Subsidiary have good title to, or valid leasehold interests in, all of their real and personal property material to the operation of their respective businesses.

         (b) Borrower and each Subsidiary own, or are licensed, or otherwise have the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to their respective businesses and the use thereof by Borrower and any Subsidiary does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 4.12 DISCLOSURE. Borrower has disclosed to Lender all agreements, instruments, and corporate or other restrictions to which Borrower or any of Subsidiary is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of Borrower to Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

         SECTION 4.13 LABOR RELATIONS. There are no strikes, lockouts or other material labor disputes or grievances against Borrower or any Subsidiary, or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary, and no significant unfair labor practice, charges or grievances are pending against Borrower or any Subsidiary, or to the knowledge of Borrower, threatened against any of them before any Governmental Authority. All payments due from Borrower or any Subsidiary pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.14 SUBSIDIARIES. As of the Closing Date, Borrower has no Subsidiaries and as of any subsequent date, Borrower has no Subsidiaries other than those for which Borrower has complied with the requirements of SECTION 5.10.

         SECTION 4.15 CONSTRUCTION. The exterior lines of the Improvements are, and at all times will be, within the boundary lines of the Real Estate, and Borrower has examined and is familiar with all applicable covenants, conditions, restrictions and reservations and with all applicable requirements of all Governmental Authorities, including without limitation, building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Project.

         SECTION 4.16 PROJECTIONS. The Projections fairly present Borrower's reasonable forecast of the most probable results of operations and changes in cash flows for the periods covered thereby, based on the assumptions set forth therein, which assumptions are reasonable based on historical experience and presently known facts. Since the date of such Projections, there have been no changes with respect to Borrower or its Subsidiaries which could reasonably be expected to result in, singly or in the aggregate, a material discrepancy between such Projections and Borrower's actual results for the periods stated.

         SECTION 4.17 MATERIAL CONTRACTS. There are no Material Contracts other than the License Agreement, the Process Guarantee, and those agreements and contracts disclosed to Lender pursuant to this SECTION 4.17.

         (a) MANAGEMENT CONTRACTS. There are no agreements or contracts which are material to the management of Borrower's or any Subsidiary's business other than those listed on SCHEDULE 4.17(A).

         (b) SUPPLY CONTRACTS. There are no agreements or contracts which are material to the provision or supply of inputs related to the operation of Borrower's or any Subsidiary's business other than those listed on SCHEDULE 4.17(B).

         (c) OFF-TAKE CONTRACTS. There are no agreements or contracts which are material to the sale or disposal of products or by-products produced by Borrower or any Subsidiary other than those listed on SCHEDULE 4.17(C).

         (d) TRANSPORTATION CONTRACTS. There are no agreements or contracts related to the provision of transportation or shipping services which are material to the operation of Borrower's or any Subsidiary's business other than those listed on SCHEDULE 4.17(D).

         (e) UTILITY CONTRACTS. There are no agreements or contracts related to the provision of water, electricity, natural gas, fuel oil, coal or other energy resources which are material to the operation of Borrower's or any Subsidiary's business other than those listed on SCHEDULE 4.17(E).

         SECTION 4.18 PERMITS. Each Permit is listed on SCHEDULE 4.18,including each Permit in effect presently and those Permits to be obtained as necessary or appropriate for operation of Borrower's ethanol plant at maximum capacity in accordance with the Construction Plans.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that so long as Lender has a Commitment hereunder, or the principal of and interest on any Loan or any fee remains unpaid:

         SECTION 5.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will deliver to Lender:

         (a) as soon as available and in any event (i) within 120 days after the end of each fiscal year of Borrower, a copy of the annual audited report for such fiscal year for Borrower and its Subsidiaries, containing a combined and combining balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related combined and combining statements of income, owners' equity and cash flows (together with all footnotes thereto) of Borrower and its Subsidiaries for such fiscal year, (ii) setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Christianson & Associates,

PLLP, Willmar, Minnesota, or other independent public accountants acceptable to Lender (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Borrower and its Subsidiaries, for such fiscal year on a combined basis in accordance with GAAP and that the examination by such accountants in connection with such combined financial statements has been made in accordance with GAAP;

         (b) as soon as available and in any event within 30 days after the end of each calendar month, an unaudited combined balance sheet of Borrower and its Subsidiaries as of the end of such calendar month and the related unaudited combined statements of income, stockholder's equity and cash flow of Borrower and its Subsidiaries for such calendar month and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of Borrower's previous fiscal year, all certified by an appropriate Responsible Officer of Borrower as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a combined basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with ARTICLE VI, (iii) stating whether any change in GAAP or the application thereof has occurred since the date of Borrower's audited financial statements referred to in SECTION 4.04 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) attaching a production report, certified as to accuracy, which sets forth pertinent information in respect of the amount of ethanol produced and other information as Lender may specify from time to time;

         (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) promptly upon Borrower obtaining notice or knowledge of any changes to the Sworn Construction Cost Statement, revised sworn statements of estimated costs of the Project, showing changes in or variations from the original Sworn Construction Cost Statement in excess of $500,000 in the aggregate along with copies of all material changes or modifications in the Construction Plans, contracts or subcontracts for the Project prior to incorporation of any such change or modification into the Project;

         (f) as soon as Borrower has notice or knowledge thereof, a revised construction schedule if and when any target date set forth therein has been delayed by 10 consecutive days or more, or when the aggregate of all such delays equals 30 or more days;

         (g) promptly after the same become available, copies of all periodic and other reports, and other materials distributed by Borrower to its members generally, or to any Governmental Authority or national securities exchange, as applicable;

         (h) concurrently with the delivery of the financial statements referred to in clause (a) above, a copy of Borrower's PRO FORMA budget and business plan for the subsequent fiscal year for Borrower and its Subsidiaries, containing a combined and combining PRO FORMA balance sheet of Borrower and its Subsidiaries as of the end of such subsequent fiscal year and the related PRO FORMA combined and combining statements of income, owners' equity and cash flows (together with all footnotes thereto) of Borrower and its Subsidiaries for such subsequent fiscal year; and

         (i) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of Borrower or any Subsidiary as Lender may reasonably request.

         SECTION 5.02 NOTICES OF MATERIAL EVENTS. Borrower will furnish to Lender prompt written notice of the following:

         (a) the occurrence of any Default or Event of Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Borrower, affecting Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any event or any other development by which Borrower or any Subsidiary (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding $100,000; and

         (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03 EXISTENCE; CONDUCT OF BUSINESS. Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto.

         SECTION 5.04 COMPLIANCE WITH LAWS, ETC. Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Borrower will cause all exterior lines of the Improvements to be, at all times, within the boundary lines of the Real Estate, and the Project and Improvements will in all respects conform to and comply with all applicable covenants, conditions, restrictions and reservations, and with all requirements of Governmental Authorities, including, without limitation, all building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Project and the Improvements.

         SECTION 5.05 PAYMENT OF OBLIGATIONS. Borrower will, and will cause each Subsidiary to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.06 BOOKS AND RECORDS. Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the combined financial statements of Borrower in conformity with GAAP.

         SECTION 5.07 VISITATION, INSPECTION, AUDIT, ETC.

         (a) Borrower will, and will cause each Subsidiary to, permit any representative of Lender to visit and inspect its properties (including, without limitation, the Real Estate and Improvements), to conduct audits of the Collateral (including without limitation all Accounts and Inventory and all records relating thereto), to examine its books and records and to make copies and take extracts therefrom, to review all change orders relating to the Project, to inspect all work and materials relating to the Project for which payment is required, to review all Draw Requests, to submit progress inspection reports relating to the Project, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as Lender, may reasonably request after reasonable prior notice to Borrower; PROVIDED, if a Default or an Event of Default has occurred and is continuing, no prior notice shall be required. All reasonable expenses incurred by Lender in connection with any such visit, inspection, audit, examination and discussions shall be borne by Borrower.

         (b) Borrower will, and will cause each Subsidiary to, deliver to Lender such appraisals of the Real Estate and other fixed assets of Borrower as Lender may reasonably request at any time and from time to time, such appraisals to be conducted by an appraiser, and in form and substance, reasonably satisfactory to Lender, in each case conducted at the expense of Borrower if Lender requests such appraisal in connection with a request for an accommodation, waiver or other credit action by Borrower.

         (c) Notwithstanding anything to the contrary, (i) neither Borrower nor any other Person shall have the right to rely on the reports relating to the Project generated by Lender for any purposes whatsoever, (ii) Borrower shall be responsible for making its own inspections of the Project during the course of construction and shall satisfy itself that the work performed and the materials furnished shall conform with its contracts and (iii) by making Loans after inspections of the Project by Lender, Lender shall not be deemed to have waived any Event of Default, or the right to require the correction of construction defects or to have acknowledged that the construction (as to quality or value of work performed or material furnished) conforms with the Construction Plans.

         SECTION 5.08 MAINTENANCE OF PROPERTIES; INSURANCE. Borrower will, and will cause each Subsidiary to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

         SECTION 5.09 USE OF PROCEEDS. Borrower will use the proceeds of all Loans to Pay the Construction Costs, to finance the Project, and for start-up working capital to the extent aggregate Construction Costs are less than the sum of the Commitment and the Required Equity. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate Regulation T, U or X of the Board. No part of the proceeds of any Loan will be used, directly or indirectly, to fund start-up working capital until such time as the Project is at least 80% complete.

         SECTION 5.10 SUBSIDIARIES. If any Subsidiary is acquired or formed after the Closing Date, Borrower will, within ten (10) business days after such Subsidiary is acquired or formed, notify Lender and will cause such Subsidiary to execute a guarantee of the Obligations, a joinder to the Security Agreement, and a joinder to such other Security Documents as Lender shall require, each in form and substance satisfactory to Lender, and will cause such Subsidiary to deliver simultaneously therewith similar documents applicable to such Subsidiary required under SECTION 3.01 as requested by Lender.

         SECTION 5.11 ASSIGNMENT OF MATERIAL CONTRACTS. Borrower shall notify Lender of any Material Contract promptly upon entering into the same. Borrower agrees to promptly execute and deliver to Lender such Collateral Assignments and take such other actions as Lender may reasonably request to perfect Lender's security interest in Borrower's rights under such Material Contracts. Borrower authorizes Lender to file such Uniform Commercial Code financing statements (and amendments to the same) and continuation statements as Lender may deem necessary or appropriate from time to time to perfect Lender's security interest in such Material Contracts.

         SECTION 5.12 GUARANTY. Borrower will, and will cause each Subsidiary to, use their best efforts to cooperate with Lender and Guarantor so that Guarantor issues the Guaranty to Lender in an expeditious manner.

         SECTION 5.13 SHORTFALL. Whenever Borrower determines, or receives written notice from Lender, that the sum of the principal amount not yet advanced under the Commitment to pay Construction Costs are insufficient to complete the Project, Borrower shall, within three days, irrevocably deposit with Lender immediately available funds not less than such insufficiency.

         SECTION 5.14 NON-LIABILITY OF LENDER. Borrower acknowledges and agrees that Lender assumes no liability or responsibility for the sufficiency of the Loans to complete the Project, for the protection, inspection or completion of the Project, for the adequacy or accuracy of the Sworn Construction Cost Statement, for any representations made by Borrower or for any action of Borrower to be performed in the construction of the Project.

         SECTION 5.15 ACCOUNTS. Except for that certain payroll and nonmaterial operating accounts maintained at local banks as described in SECTION 2.07(C), Borrower will maintain all Deposit Accounts with Lender.

                                   ARTICLE VI.

                               FINANCIAL COVENANTS

         Borrower covenants and agrees that so long as Lender has a Commitment hereunder, or the principal or interest on any Loan or any fee remains unpaid:

         SECTION 6.01 FIXED CHARGE COVERAGE RATIO. On the last day of Borrower's fiscal year which includes the Construction Completion Date, and at each fiscal year end thereafter, Borrower will maintain a Fixed Charge Coverage Ratio of not less than 1.15:1.0.

         SECTION 6.02 TANGIBLE BALANCE SHEET EQUITY RATIO. On the last day of Borrower's fiscal year which includes the Construction Completion Date, and at all times thereafter, Borrower will maintain a Tangible Balance Sheet Equity Ratio of not less than 0.40:1.00.

         SECTION 6.03 CAPITAL EXPENDITURES. Borrower will not make Capital Expenditures in excess of $400,000 during any fiscal year period following the Construction Completion Date without Lender's prior written approval.

         SECTION 6.04 CURRENT RATIO AND WORKING CAPITAL. Borrower will maintain, on the last day of Borrower's fiscal year which includes the Construction Completion Date, and at all times thereafter, a ratio of current assets to current liabilities of not less than 1.25:1.00. In addition, Borrower will maintain working capital of at least $2,500,000 on the Construction Completion Date, increasing to $3,000,000 on December 31, 2005, and at all times thereafter.

         SECTION 6.05 MAXIMUM DEBT TO TANGIBLE NET WORTH RATIO. Borrower will maintain, on the last day of Borrower's fiscal year that includes the Construction Completion Date, and at all times thereafter, a ratio of debt to Tangible Net Worth of not more than 1.50:1.00.

         SECTION 6.06 MINIMUM DEBT SERVICE RATIO. Borrower will maintain, on the last day of Borrower's fiscal year that includes the Construction Completion Date, and at all times thereafter, a ratio of EBITDA to interest expense and scheduled principal payments in respect of Total Debt of not less than 1.15:1.00.

         Compliance with the financial covenants set forth in this ARTICLE VI shall be determined based on year end audited financial statements.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that so long as Lender has a Commitment hereunder or the principal of or interest on any Loan or any fee remains unpaid:

         SECTION 7.01 INDEBTEDNESS. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except indebtedness created pursuant to the Loan Documents;

         SECTION 7.02 NEGATIVE PLEDGE. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

         (a) Liens created in favor of Lender pursuant to the Loan Documents;
and

         (b) Permitted Encumbrances.

         SECTION 7.03 FUNDAMENTAL CHANGES. Borrower will not, and will not permit any Subsidiary to, engage in any business other than businesses of the type conducted by Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

         SECTION 7.04 INVESTMENTS, LOANS, ETC. Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except Borrower may make loans or advances to employees, officers or directors of Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses; PROVIDED, HOWEVER, that the aggregate amount of all such loans and advances may not exceed $100,000 at any time.

         SECTION 7.05 RESTRICTED DISTRIBUTIONS . Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Distribution or payment in respect of Indebtedness subordinated to the Obligations except for (a) dividends or distributions payable by Borrower solely in units of any class of its membership interests and
(b) Restricted Distributions made by any Subsidiary to Borrower; PROVIDED no

Restricted Distribution or payment in respect of Indebtedness subordinated to the Obligations shall be paid by Borrower if a Default or Event of Default exists or would result therefrom.

         SECTION 7.06 SALE OF ASSETS. Borrower will not, and will not permit any Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's common stock to any Person other than Borrower (or to qualify directors if required by applicable law), except (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business; and (b) the sale of inventory in the ordinary course of business.

         SECTION 7.07 TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties in comparable transactions, (b) transactions between Borrower and its wholly owned Subsidiaries not involving any other Affiliates and (c) any payments permitted by SECTION 7.05.

         SECTION 7.08 RESTRICTIVE AGREEMENTS. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to Borrower or any other Subsidiary, to guarantee Indebtedness of Borrower or any other Subsidiary or to transfer any of its property or assets to Borrower or any Subsidiary; PROVIDED, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, and (iv) clause
(a) shall not apply to customary provisions in leases restricting the assignment thereof.

         SECTION 7.09 SALE AND LEASEBACK TRANSACTIONS. Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

         SECTION 7.10 LEASE OBLIGATIONS. Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any obligations for the payment under operating leases or agreements to lease (but excluding any obligations under leases required to be classified as capital leases under GAAP) having a term of five years or more which would cause the direct or contingent liabilities of Borrower and its Subsidiaries under such leases or agreements to lease, on a consolidated basis, to exceed $100,000 in the aggregate in any year.

         SECTION 7.11 HEDGING AGREEMENTS. Borrower will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 7.12 AMENDMENT TO MATERIAL DOCUMENTS AND CONSTRUCTION PLANS.

         (a) Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (i) its certificate of organization, operating agreement, bylaws or other organizational documents, or (ii) any Material Contract.

         (b) Except as allowed pursuant to SECTION 7.14, Borrower will not, and will not permit any Subsidiary to, amend, modify, waive or consent to any change or modification in the Construction Plans, contracts or subcontracts related to the Project, and no work shall be performed with respect to any such change or modification if such change or modification would, net of any cost reduction resulting therefrom, increase the cost of the Project.

         SECTION 7.13 ACCOUNTING CHANGES. Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Borrower or any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Borrower.

         SECTION 7.14 CONSTRUCTION. Borrower will not, and will not permit any Subsidiary to, become a party to any contract for the performance of any work related to the Project or for the supplying of any labor, materials or services for the construction of the Improvements that would have the effect of increasing the costs of the Project more than $500,000 (in the aggregate with previous such cost increases) above those set forth in the Sworn Construction Cost Statement, except in such amounts and upon such terms and with such parties as shall be approved in writing by Lender. No approval by Lender of any contract or change order shall make Lender responsible for the adequacy, form or content of such contract or change order. Borrower shall expeditiously complete and fully pay for the development and construction of the Project in a good and workmanlike manner and in accordance with the contracts, subcontracts and Construction Plans submitted to Lender and in compliance with all applicable requirements of all Governmental Authorities, and any covenants, conditions, restrictions and reservations applicable thereto, so that Construction Completion occurs on or before October 1, 2005. Borrower assumes full responsibility for the compliance of the Construction Plans and the Project with all requirements of all Governmental Authorities and with sound building and engineering practices, and notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Construction Plans or any other matter incident to the Project or the construction of the Improvements. Borrower shall correct or cause to be corrected (a) any defect in the Improvements, (b) any departure in the construction of the Improvements from the Construction Plans or any requirements of any Governmental Authorities, and
(c) any encroachment by any part of the Improvements or any other structure located on the Real Estate on any building line, easement, property line or restricted area. Borrower shall cause all roads necessary for the utilization of the Improvements for their intended purposes to be completed and dedicated (if dedication thereof is required by any Governmental Authority), the bearing capacity of the soil on the Real Estate to be made sufficient to support the Improvements, and sufficient local utilities to be made available to the Project and installed at costs (if any) set out in the Sworn Construction Cost Statement, on or before November 1, 2005. No work may be performed pursuant to any change order or pending change order to the Construction Plans prior to delivery thereof to Lender.

         SECTION 7.15 DEPOSIT AND INVESTMENT ACCOUNTS. Except for payroll and nonmaterial operating accounts maintained at local banks as described in SECTION 2.07(C) Borrower will not, and will not permit any Subsidiary to, maintain, deposit or invest funds into any Deposit Account or Investment Account with any Person other than Lender.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

         SECTION 8.01 EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur:

         (a) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise and such failure shall continue un-remedied for a period of ten (10) days; or

         (b) Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under SECTION 8.01(A)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue un-remedied for a period of ten (10) days; or

         (c) any representation or warranty made or deemed made by or on behalf of Borrower in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Lender by Borrower or any representative of Borrower pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect when made or deemed made or submitted; or

         (d) Borrower shall fail to observe or perform any covenant or agreement contained in SECTIONS 5.01, 5.02, or 5.03 (with respect to Borrower' existence) or ARTICLES VI or VII; or

         (e) Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above) or in any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to Borrower by Lender; or

         (f) any default or event of default (after giving effect to any grace period) shall have occurred and be continuing under any Loan Document or Material Contract; or

         (g) Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

         (h) Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this SECTION 8.01(H), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidation or other similar official for Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

         (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

         (j) Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

         (k) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to Borrower and its Subsidiaries in an aggregate amount exceeding $100,000; or

         (l) any judgment or order for the payment of money in excess of $250,000 in the aggregate shall be rendered against Borrower or any Subsidiary, and either (i) such judgment or order is final and enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (m) any non-monetary judgment or order shall be rendered against Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (n) a Change in Control shall occur or exist;

         (o) the failure of the Amortization Period to begin on or before November 1, 2005;

         (p) any event which could reasonably be expected to result in a Material Adverse Effect shall occur and be continuing; or

         (q) the Guaranty shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor, or the Guarantor shall deny it has any further liability or obligation under or shall fail to perform its obligations under the Guaranty;

then, and in every such event (other than an event described in clause (h) or (i) of this Section) and at any time thereafter during the continuance of such event, Lender may, by notice to Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be due and payable, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and (iii) exercise all remedies contained in any other Loan Document or as otherwise provided by law; and that, if an Event of Default specified in either clause (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

         Upon the occurrence of an Event of Default prior to Construction Completion, and at any time thereafter during the continuance of such event, Lender may, in addition to remedies set forth in the preceding paragraph, enter upon Borrower's property and proceed either in its own name or in the name of Borrower (which authority is coupled with an interest and is irrevocable by Borrower) to complete or cause to be completed the Project, at the cost and expense of Borrower. If Lender elects to complete or cause to be completed the Project, it may do so according to the Construction Plans or according to such changes, alterations or modifications in and to the Construction Plans as Lender may deem appropriate; and Lender may enforce or cancel all contracts let by Borrower relating to construction and installation of the Improvements and/or let other contracts which in Lender's sole judgment it may deem advisable; and Borrower shall forthwith turn over and duly assign to Lender, as Lender may from time to time require, contracts relating to construction and installation of the Improvements, the Construction Plans, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the Project, whether paid or not, and any other instruments or records in the possession of Borrower pertaining to the Project. Borrower shall be liable under this Agreement to pay to Lender, on demand, any amount or amounts expended by Lender in so completing the Project, together with any costs, charges, or expenses incident thereto or resulting therefrom, all of which shall be secured by the Security Documents. In the event that a proceeding is instituted against Borrower for recovery and reimbursement of any moneys expended by Lender in connection with the completion of the Project, a statement of such expenditures, verified by the affidavit of an officer of Lender, shall be prima facie evidence of the amounts so expended and of the propriety of and necessity for such expenditures; and the burden of proving to the contrary shall be upon Borrower. Lender shall have the right to apply the undisbursed amount of the Loan Notes to bring about the completion of the Project and to pay the costs thereof; and if such funds are insufficient, in the sole judgment of Lender, to complete the Project, Borrower agrees to promptly deliver and pay to Lender such sum or sums of money as Lender may from time to time demand for the purpose of completing the Project or of paying any liability, charge or expense which may have been incurred or assumed by Lender under or in performance of this Agreement, or for the purpose of completing the Project. It is expressly understood and agreed that in no event shall Lender be obligated or liable in any way to complete the Project or to pay for the costs of construction thereof.



                                   ARTICLE IX.

                                  MISCELLANEOUS

SECTION 9.01 NOTICES.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         To Borrower:                  East Kansas Agri-Energy, L.L.C.
                                       Attention: William R. Pracht
                                       2101/2 East 4th Avenue, P.O. Box 225
                                       Garnett, Kansas, 66032
                                       FACSIMILE NO. (785) 448-2884

         With a Copy to:               Bill Hanigan, Esq.
                                       Brown, Winick, Graves, Gross P.L.C.
                                       666 Grand Avenue, Suite 2000
                                       Des Moines, Iowa 50309
                                       FACSIMILE NO. (515) 283-0231

         To the Lender:                Home Federal Savings Bank
                                       Attention:  Eric Oftedahl
                                       Post Office Box 6947
                                       1016 Civic Center Drive N.W.
                                       Rochester, Minnesota 55903-6947
                                       FACSIMILE NO. (507) 252-7178

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to Lender shall not be effective until actually received by such Person at its address specified in this SECTION 9.01.

Any agreement of Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrower. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Lender shall not have any liability to Borrower or other Person on account of any action taken or not taken by Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in any such telephonic or facsimile notice.

         SECTION 9.02      WAIVER; AMENDMENTS.

         (a) No failure or delay by Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between Borrower and Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether Lender may have had notice or knowledge of such Default or Event of Default at the time.

         (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 9.03 INDEMNIFICATION.

         (a) The Borrower shall indemnify Lender against, and hold Lender harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for Lender, which may be incurred by or asserted against Lender arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or any actual or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by Borrower or any Subsidiary or any Environmental Liability related in any way to Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Lender is a party thereto; PROVIDED, that Borrower shall not be obligated to indemnify Lender for any of the foregoing arising out of Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

         SECTION 9.04 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights hereunder without the prior written consent of Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void).

         (b) Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it).

         (c) Lender may at any time, without the consent of Borrower, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED, that
(i) Lender's obligations under this Agreement shall remain unchanged, (ii) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Loan Documents. Borrower agrees that each Participant shall be entitled to the benefits of SECTION 2.18 to the same extent as if it were the Lender hereunder and had acquired its interest by assignment pursuant to paragraph (b).

         (d) Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Notes without complying with this Section; PROVIDED, that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

         SECTION 9.05 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

         (a) This Agreement and the other Loan Documents (except as otherwise provided in such other Loan Documents) shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Minnesota.

         (b) Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the District of Minnesota, and of any state court of the State of Minnesota located in Olmsted County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Minnesota state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.

         (c) Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 9.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.07 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to Borrowers, any such notice being expressly waived by Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of Borrower at any time held or other obligations at any time owing by Lender to or for the credit or the account of Borrower against any and all Obligations held by Lender, irrespective of whether Lender shall have made demand hereunder and although such Obligations may be unmatured. Lenders agree promptly to notify the Lender and Borrower after any such set-off and any application made by Lender; PROVIDED, that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 9.08 COUNTERPARTS; INTEGRATION. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

         SECTION 9.09 SURVIVAL. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Lender and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of SECTIONS 2.18, and 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans.

         SECTION 9.10 SEVERABILITY. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.11 CONFIDENTIALITY. Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by Borrower or any Subsidiary, except that such information may be disclosed (i) to any Affiliate, participant or advisor of Lender, including without limitation accountants, legal counsel and other advisors, PROVIDED that Lender shall have taken reasonable steps to assure that such Affiliates, participants, and advisors will maintain such information in confidence to the same extent required of Lender hereunder, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this SECTION 9.11, or which becomes available to

Lender of any of the foregoing on a nonconfidential basis from a source other than Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (ix) subject to provisions substantially similar to this
SECTION 9.11, to any actual or prospective assignee or Participant, or (vi) with the consent of Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

         SECTION 9.12 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate of interest (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Maximum Rate to the date of repayment, shall have been received by Lender.

         SECTION 9.13 INSPECTIONS. Borrower shall be responsible for making inspections of the Real Estate and the Improvements during the course of construction and shall determine to its own satisfaction that the work done or materials supplied by the contractors to whom payment is to be made out of each Draw Request has been properly done or supplied in accordance with the applicable contracts with such contractors. If any work done or materials supplied by a contractor are not satisfactory to Borrower, Borrower will immediately notify Lender in writing of such fact. It is expressly understood and agreed that Lender or its authorized representative may conduct such inspections of the Real Estate and the Improvements as it may deem necessary for the protection of Lender's interest, and, specifically, the Inspecting Architect may, at the option of Lender and at the expense of Borrower, conduct such periodic inspections, prepare such written progress reports during the period of construction and prepare such written reports upon completion of the Project, as Lender may request. Any inspections which may be made by Lender or its representative will be made, and all certificates issued by Lender's representative will be issued, solely for the benefit and protection of Lender, and Borrower will not rely thereon.

         SECTION 9.14 TERMINATION. Upon satisfaction of all of Borrower's obligations hereunder and the related documents and instruments, Lender shall
(a) mark the Notes "PAID" and return the same to Borrower, and (b) release its security interests and file appropriate documentations of the same.

         SECTION 9.15 WAIVER. To the extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives, any claim against Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       BORROWER:

                                       EAST KANSAS AGRI-ENERGY, L.L.C.

                                            By:      /s/ William R. Pracht
                                               --------------------------------
                                            Name:    William R. Pracht
                                            Title:   President



                                       LENDER:

                                       HOME FEDERAL SAVINGS BANK

                                            By:      /s/ Eric Oftedahl
                                               --------------------------------
                                            Name:    Eric Oftedahl
                                            Title:   Vice President


                                -SIGNATURE PAGE-

                                  Schedule 4.05

                              Environmental Matters


1. Asbestos Professional Attest. See attached asbestos inspection report prepared by Rowley Tedlock, Environmental Technical Services, 7881 W 156th Street, Overland Park, KS 66223-2947, in reference to the East Kansas Agri-Energy L.L.C. (EKAE) property described as "Tract I."

2. Final Report for the Kansas, Nebraska & Dakota Railroad Dump Site Southeast of Garnett, Kansas. See attached report prepared by BG Consultants, Inc., 1405 Wakarusa Drive, Lawrence Kansas, 66049, in reference to the EKAE property described as "Tract II."

[ICM Logo]                                                           4.05(1)
310 North First                                                      -------
P.O. Box 14
Colwich, KS 67030
Phone: 316-796-0900
Fax: 316-866-3101

                              Letter of Transmittal

Date:    10/18/2004
Re:      Asbestos Professional Attest

To:      East Kansas Agri-Energy
         210 1/2 East 4th
         Garnett, KS

We are sending you:
         -a copy of letter.



Copy to: EKAE                       Signed: /s/ [not legible]
                                           ------------------------------------

                        Environmental Technical Services       Received 10-18-04
                                Overland Park, Ks



                                            SEPTEMBER 28, 2004


ROWLEY TEDLOCK
GEOSYSTEMS
1601 SW 41st Street
Topeka, KS 66609

RE:      Asbestos Professional Attest
         ETHANOL LANDFILL PILOT TRENCH (NORTHEAST CORNER), GARNETT KS ETS Project #04A09-1 Asbestos Inspection, Project Oversight


Visualization of the ETHANOL LANDFILL trenching operations for asbestos is complete and no asbestos containing material was suspect over the full two days.

In a 2-stage process, visual inspections occurred 1) at the initial disturbance of land and 2) at the dumping of a back-hoe bucket into truck-loaded waste bins. Materials observed were soil, rock, concrete formations, roll of roofing, metal cylinders & conduit, electrical wire, bricks and wood branches.

The visual inspection for this trenching project has been performed by an individual with the required training to conduct asbestos inspection in Kansas and in compliance with all applicable city, state and federal regulations.

If you have any questions, please contact me at (913) 244-5706.


Sincerely,

/s/ Anthony E. Pickert

Anthony E. Pickert,   ETS
Air Sampling Professional, #4293



                                       Environmental Technical Service ->
                                       (913) 244-5706 - 7881 W 156th St,
                                       Overland Park, Ks 66223-2947
                                       tonypickert@juno.com

   Received Time Sep. 28.     2:10PM

                         ENVIRONMENTAL TECHNICAL SERVICE
                              DAILY SITE NARRATIVE



Date:    9/24/02                                     Project #:        04A09-
     -------------                                             -----------------
Project: LANDFILL EXCAVATION - GARNETT KS ETHANOL
        ------------------------------------------------------------------------
Client:    GEOSYSTEMS - ROWLEY TEDLOCK
       -------------------------------------------------------------------------
ETS Personnel:    TONY PICKERT               Time In:  7:30AM     Out:  5:30 PM
              ------------------------------         -----------      ----------
Contractor:       NA                                           #Workers:   NA
           --------------------------------------------------           --------
Supervisor:       PAUL HOWARD - GEOSYSTEMS                  JACK - PROJECT MGR.
           ---------------------------------------------------------------------

 [X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X]

Visitors On Site:
                 ---------------------------------------------------------------
Location of
Work Area(s): EAST SIDE OF PLANNED ETHANOL-PLANT SITE: 1304 S. MAIN ST.
              ------------------------------------------------------------------
GARNETT KS [ICM]
--------------------------------------------------------------------------------
Containment/Barrier Descript:       NONE NEEDED.  SOIL ENCAPSULATES CONSTRUCTION
                             ---------------------------------------------------
         MATERIAL.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Removal or Work Performed:
                          ------------------------------------------------------
    7-8AM GENERAL GRADING ON SITE.  TWO BACK-HOES.
--------------------------------------------------------------------------------
    9AM-NOON DEEPER DIGGING BETWEEN STA 15+50 F-54 TO
--------------------------------------------------------------------------------
             [14+00 APPROX.] NORTHERN     STA 13+50 F-68
--------------------------------------------------------------------------------
             [15+00 APPROX] SOUTHERN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    1:30-    DEEP DIGGING CONTINUES FROM EASTERN BOUNDRY TO THE WEST IN A SWATH
--------------------------------------------------------------------------------
                 AS WIDE AS THE TWO BACK-HOES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    EXAMPLES OF ITEMS FOUND: MANHOLE TOP SECTION, METAL CYLINDERS, BRICKS (RED),
--------------------------------------------------------------------------------
    CONCRETE PIER FOUNDATIONS, SEA SHELL, GRANITE, ROLL OF ROOFING (SHINGLES).
--------------------------------------------------------------------------------
Air Monitoring Summary:    NONE NEEDED
                       ---------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



   Received Time Sep. 28.     2:10PM

                         ENVIRONMENTAL TECHNICAL SERVICE
                              DAILY SITE NARRATIVE



Date:    9/25/02                                     Project #:        04A09-
     -------------                                             -----------------
Project: LANDFILL EXCAVATION - GARNETT KS ETHANOL
        ------------------------------------------------------------------------
Client:    GEOSYSTEMS - ROWLEY TEDLOCK
       -------------------------------------------------------------------------
ETS Personnel:    TONY PICKERT               Time In:  7:30AM     Out:  6:15 PM
              ------------------------------         -----------      ----------
Contractor:       NA                                           #Workers:   NA
           --------------------------------------------------           --------
Supervisor:       PAUL HOWARD - GEOSYSTEMS                   JACK - PROJECT MGR.
           ---------------------------------------------------------------------

 [X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X][X]

Visitors On Site:
                 ---------------------------------------------------------------
Location of Work Area(s):  EAST, CENTRAL OF DEBRIS SWATH          14+00
                         -------------------------------------------------------
    NORTHERN BOUNDRY INLINE WITH F-68-STAKE.
--------------------------------------------------------------------------------
Containment/Barrier Descript:       NA
                             ---------------------------------------------------
    NOTE:  THE DEPTH OF DIGGING IS DEEPER TODAY BY 2X.
--------------------------------------------------------------------------------
    NOTE:  PAUL ESTIMATES A LINEAR 400FT PROGRESS @ 6PM, OVER 2 DAYS.
--------------------------------------------------------------------------------
Removal or Work Performed:
                          ------------------------------------------------------
    7:45AM-11AM  ONE BACK-HOE REMOVES MOSTLY CONCRETE AND SOIL AND
--------------------------------------------------------------------------------
    ROCK WITH A FEW METAL PIPES, WOOD BRANCHES AND ELECTRICAL CABLES.
--------------------------------------------------------------------------------
    11AM-NOON  TWO BACK-HOES AND TWO EARTH MOVERS (EACH WITH 3 BINS) ARE USED.
--------------------------------------------------------------------------------
    1:15PM-6PM  TWO BACK-HOES CONTINUE PROGRESS TO WEST SIDE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         *ALL REMOVED DIRT APPEARS SMOOTH AND COMPACTED AT OFF-SET LOCATIONS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   EXAMPLES OF ITEMS UNCOVERED: ROLL OF BARBED WIRE, ELECTRICAL COMPUTER WIRE,
--------------------------------------------------------------------------------
   (PHONE WIRE), METAL CYLINDERS, METAL CONDUITS, BRICKS, CEDAR BRANCHES
--------------------------------------------------------------------------------
Air Monitoring Summary:    NONE NEEDED
                       ---------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



   Received Time Sep. 28.     2:10PM

                                   TRANSMITTAL                        4.05(2)
                                                                      -------

To:      Jill Zimmerman
         East Kansas Agri-Energy Plan
                                    FILE COPY
BG Job Number: 04-068L                                   Received 9-27-04
City/County Project Number:

RE:      Garnett Dump Site No. 2 Final Report

We are forwarding to you:
         -Reports


1 copy of Final Report Dump Site No. 2



These are transmitted:
         -For Your Use





                                                  /s/ Dan Harden
                                                  By: Dan Harden, P.E.
                                                  BG Consultants, Inc.
                                                  (785) 749-4474 ext. 103
                                                  Date: 9-23-04




BG CONSULTANTS, INC.                [BG Logo]
------------------------------------
ENGINEERS-ARCHITECTS-SURVEYORS
         LAWRENCE, KS               HUTCHINSON, KS
         MANHATTAN, KS              EMPORIA, KS

                                  Final Report
                       For the Kansas, Nebraska and Dakota
                 Railroad Dump Site Southeast of Garnett, Kansas
                             Garnett Dump Site No. 2
                               Restoration Project



                             [City of Garnett Logo]



         Funded by a grant from the Kansas Solid Waste Tipping Fee City
           Dump Grant Program Administered by the Kansas Department of
                             Health and Environment



                        Prepared by BG Consultants, Inc.
                               1405 Wakarusa Drive
                               Lawrence, KS 66049
                                   August 2004

[City of Garnet Logo]                                      [City of Garnet Logo]


                                  Final Report


Who Performed the Work - The work was performed under contract with Tom Adams Construction. Do no confuse Tom Adams Construction with Adams Construction Co. Inc., which did the work on Garnett Dump Site No. 1. These are two separate and distinct businesses owned by Tom Adams and Roger Adams respectively. They are unrelated.

Bid Selection Rational - Tom Adams Construction was selected to do the work because Tom Adams Construction was the low bidder. The bid was a lump sum bid.

Dates Work Was Performed - The work was performed during May of 2004. The work on this sit was completed on or about May 25, 2004.

Site Activity Summary - The work started when Tom Adams Construction mobilized to the site on May 11, 2004. Tom Adams and Dan Harden, P.E. had a phone pre construction conference the next day to start the project. Using the track loader and excavator, the Contractor removed the trees from the site, placing them in a pile near the south end o the site and burning them. The ashes and stumps were later buried with the waste. The track loader and the excavator were used to consolidate the waste on the site. The waste was then buried with soil excavated on site. Some of the waste was placed in holes created by the excavation and some was placed in naturally low-lying areas. Other waste was covered where it was located. The track loader was used to compact the waste. The excavator with the thumb attachment on the bucket proved to be a very valuable tool when it came to moving waste around on the site.

The placed cover soil was compacted by running over it with the track loader. After the soil compaction was finished, there was a considerable amount of small loose waste on the surface of the site. The Contractor manually collected this waste and buried it on the site. At the conclusion of this work the Contractor was instructed to blade the surface of the cover material to produce an even and neat appearing surface. The Contractor completed this work the next working day. The work was completed on May 25, 2004.

East Kansas Agri-Energy had an option to purchase the site and requested it not be seeded as the area is to be used as a staging area for the construction of an ethanol production plant across the road to the south. This parcel will become part of a larger tract where the elevated rail access to the ethanol production plant will be built. The site will be seeded when the rail access project is seeded in 2005.

The east fence was partially removed to facilitate the recovery of waste from the White property to the east. This fence was not replaced, as the remainder of the fence will be removed during construction of the rail access to the ethanol plant.

BG Consultants, Inc. is the city engineer for the City of Garnett. Dan Harden, P.E. serves Garnett as the City Engineer by virtue of this contract. Dan Harden, P.E. represented the City's interest on this site. Initially Harden had reservations about the thickness of the placed cover material. He personally cored the cover material in several locations. This work indicated the cover depth to be between 18 and 24 inches in depth. Based on this finding the cover was acceptable to the City of Garnett.

How Many Cubic Yards of Material Were Reburied On-Site - About 9,100 cubic yards. The area covered with trash was about 160 feet wide by about 550 feet long and averaged about 4 feet in depth. The coverage rate was about 10 percent.

How Many Cubic Yards of Material Were Taken to a Landfill - None. No solid waste was removed from the site.

How Many Cubic yards of Material Were Brought Onto the Site to Complete the Closure Construction and at What Rate - There was no material brought to the site from off site locations. The waste mass was buried using soil found on the site.

Equipment used and at What Rate - The Contractor used a CAT 963 track loader, a CAT 200 excavator with thumb, a truck and a CAT 120 motor grader to accomplish the work. The actual hours each piece of equipment was utilized is not known since the project was priced with a lump sum bid.

Amount of Seed Used and at What Rate - The site was not seeded as it is to be used by East Kansas Agri-Energy as a staging area for the construction of an ethanol plant and a railroad spur to serve the plant. The owner will be notified that they must seed the area after the completion of this construction.

Total Cost of the Project -

         Engineering Costs   -        $ 6,997.25
         Publication Costs   -        $      60.63
         Construction Costs  -        $ 6,900.00
         Total Costs         -        $13,957.88
         Estimated cost per cubic yard of solid waste buried - $1.53.

                              [Photo appears here.]







               Looking to the south from the north end of the site
                                Pre construction

                              [Photo appears here.]







               Looking to the east near the north end of the site
                                Pre construction

                              [Photo appears here.]







               Looking to the southwest from the north of the site
                                Pre construction

                              [Photo appears here.]







                    The view to the south from near mid site
                                Pre construction

                              [Photo appears here.]







            The view to the north from near mid site on the west side
                                Pre construction

                              [Photo appears here.]







         The view to the south from the north end. The East Kansas Agri-
                      Energy plant site is across the road.
                                Post construction

                              [Photo appears here.]







                  The view to the southeast from the north end
                                Post Construction

                              [Photo appears here.]







                  The View to the northwest from near mid site
                                Post construction

                              [Photo appears here.]







                    Wildflowers on the south end of the site
                                Post construction

                              [Photo appears here.]







         The view to the west northwest from about 100 feet east of the
                          Southeast corner of the site.
                                Post Construction

                     [Map of City of Garnett appears here.]

                                     Revised
                                    WORK PLAN
                                 March 29, 2004

                       FOR THE KANSAS, NEBRASKA AND DAKOTA
                 RAILROAD DUMP SITE SOUTHEAST OF GARNETT, KANSAS
                             GARNETT DUMP SITE NO. 2

    Funded by the Kansas Solid Waste Tipping Fee City Dump Grant Program Fund
          Administered by the Kansas Department of Health & Environment
                                   March 2004


A.       LEGAL DESCRIPTION

         The Southwest Quarter of the Southwest Quarter of the
         Southeast Quarter of Section 30, Township 20 South, Range 20 East of the 6th principal meridian.

B.       OWNERSHIP

         See attached warranty deed

C.       HISTORY OF THE SITE

         The area immediately east of the old Kansas, Nebraska and Dakota railroad bed beginning at the south quarter corner of section 30-20-30 became a place for the residents of Garnett to dump their trash beginning in 1934 when the railroad ceased operation. The area was closed to dumping about 40 years ago.

D.       CURRENT CONDITIONS

         The area has piles of degraded municipal solid waste located directly east of the old railroad bed. Inspection of the waste mass reveals that all of the organic material has been consumed by microbial action. The only remaining waste is iron, steel, other miscellaneous metals, glass, and tires. Trees have grown up in the solid waste mass and on the old railroad grade. It is estimated there is 2000 C.Y. of solid waste collected and buried.

E.       APPROXIMATE AREA TO BE REPAIRED

         Generally an area immediately east of the old railroad bed that is approximately 500 feet long by 100 feet wide. The south end of the area is approximately the south quarter corner of section 30-20-20.

F.       HOW WILL THE REPAIR WORK BE ACCOMPLISHED?

         The City of Garnett will hire a contractor to bury the waste on the site with at least 18 inches of cover material.

         Either a silt fence or a straw bale barrier will be built around the area to be distributed to keep the work in compliance with the federal Clean Water Act.

         All areas will be graded to drain. The inadvertent construction of swales and frog ponds will not be permitted.

G.       WHAT WILL THE FINAL SITE USE BE?

         The site is part of a larger tract on which the construction of an ethanol plant will begin upon the completion of the work detailed in this work plan.

H.       HOW LONG TO COMPLETE THE WORK?

         Work will be completed by June 30, 2004.

I.       COST

         It is estimated it will cost $7,500 to complete the work.

J.       FEDERAL TAX IDENTIFICATION NUMBER

         The Garnett federal tax identification number is 48-6037-429.

                                    WORK PLAN

                       FOR THE KANSAS, NEBRASKA AND DAKOTA
                 RAILROAD DUMP SITE SOUTHEAST OF GARNETT, KANSAS
                             GARNETT DUMP SITE NO. 2

                Funded by the Kansas Solid Waste Tipping Fee Fund
          Administered by the Kansas Department of Health & Environment
                                   March 2004


A.       LEGAL DESCRIPTION

         The Southwest Quarter of the Southwest Quarter of the
         Southeast Quarter of Section 30, Township 20 South, Range 20 East of the 6th principal meridian.

B.       OWNERSHIP

         See attached warranty deed

C.       HISTORY OF THE SITE

         The area immediately east of the old Kansas, Nebraska and Dakota railroad bed beginning at the south quarter corner of section 30-20-30 became a place for the residents of Garnett to dump their trash beginning in 1934 when the railroad ceased operation. The area was closed to dumping about 40 years ago.

D.       CURRENT CONDITIONS

         The area has piles of degraded municipal solid waste located directly east of the old railroad bed. Inspection of the waste mass reveals that all of the organic material has been consumed by microbial action. The only remaining waste is iron, steel, other miscellaneous metals, glass, and tires. Trees have grown up in the solid waste mass and on the old railroad grade. It is estimated there is 2000 C.Y. of solid waste collected and buried.

E.       APPROXIMATELY AREA TO BE REPAIRED

         Generally an area immediately east of the old railroad bed that is approximately 500 feet long by 100 feet wide. The south end of the area is approximately the south quarter corner of section 30-20-20.

F.       HOW WILL THE REPAIR WORK BE ACCOMPLISHED?

         The City of Garnett will hire a contractor to consolidate the municipal solid waste at the east base of the railroad grade fill. Once relocated the entire waste mass will buried there using soil from the old railroad grade. The cover material will be seeded with the 120 pounds to the acre of tall fescue seed. The seedbed shall be fertilized with 160 pound per acre of 15-30-15 fertilizer.

         Either a silt fence or a straw bale barrier will be built around the area to be distributed to keep the work in compliance with the federal Clean Water Act.

         All areas will be graded to drain. The inadvertent construction of swales and frog ponds will not be permitted.

G.       WHAT WILL THE FINAL SITE USE BE?

         The site will eventually become part of an industrial site.

H.       HOW LONG TO COMPLETE THE WORK?

         Work will be completed by June 30, 2004.

I.       COST

         It is estimated it will cost $7,500 to complete the work.

J.       FEDERAL TAX IDENTIFICATION NUMBER

         The Garnett federal tax identification number is 48-6037-429.

                             ADVERTISEMENT FOR BIDS

Sealed bids will be received by the City Clerk of the City of Garnett, Kansas, at the Garnett City Hall located at 131 W. 5th Street Garnett, Kansas until 3:30 P.M., THURSDAY APRIL 8, 2004 for the furnishing of all labor and the materials specified and performed all the work in accordance with the Drawings and Specifications for:

                  Kansas, Nebraska and Dakota Dump Site Cleanup
                         City of Garnett Dump Site No. 2
                               Project No. 030504

The project is located on the east side of the abandoned Kansas, Nebraska and Dakota Railroad bed located just east of South Main Street and South East 8th Avenue, all on the southeast side of Garnett, Kansas.

The work will be bid on a lump sum basis.

All work is to be completed on or before JUNE 30, 2004.

Copies of the Drawings, Specifications and other Contract Documents may be obtained from BG Consultants, Inc. 1405 Wakarusa Drive, Lawrence, Kansas 66047 upon payment of twenty dollars ($20.00) for each set.

A Bid Security made payable to the City of Garnett, Kansas in the form of a certified check on a solvent Kansas bank or a satisfactory bid bond in an amount equal to five percent (5%) of the total bid price must accompany each Bid.

The Bidder to whom a Contract is awarded will be required to furnish acceptable Performance and Statutory Bonds, each in the amount of the total contract price, in conformity with the requirements of the Contract Documents.

The right is reserved by the City of Garnett to reject any and all bids and to waive any irregularity therein, to determine which is the best responsible bid most suitable to the City of Garnett and to approve the bonds.

The rejection of any bid by the City of Garnett shall create no liability on the part of the City as a result of such rejection. It is understood by all bidders that an unsuccessful bidder has no cause of action against the City for bid preparation costs. The filing of any bid in response to this advertisement shall constitute an agreement of the bidder to these conditions.

A Pre-bid conference will be held at Garnett City Hall at 11:00 P.M. MARCH 26, 2004:

                                               By Garnett City Clerk


                                               ---------------------------------
                                               Joyce Martin

                                    BID FORM

TO THE GARNETT CITY COMMISSION; THE UNDERSIGNED BIDDER, having examined the contract documents, specifications, drawings and all addendum thereto; and being acquainted with and fully understanding (a) the extent and character of the work covered by this Bid Form: (b) the local, arrangement, and specified requirements of the proposed work; (c) the location, character, and condition of existing streets, roads, highways, railroads, pavements, surfacing, walks, driveways, curbs, gutters, trees, sewers, utilities, drainage courses, and structures, and other installations, both surface and underground, which may affect or be affected by the proposed work; (d) the nature and extent of excavations to be made, and the type, character, and general conditions of materials to be excavated; (e) the necessary handling and rehandling of excavated materials, including construction of fills and embankments; (f) the location and extent of necessary or probable dewatering requirements; (g) the difficulties and hazards to the work which might be caused by storm and flood water; (h) local conditions relative to labor, transportation, hauling, and rail delivery facilities; and
(i) all other factors and conditions affecting or which may be affected by the workman,

HEREBY PROPOSES to furnish all tools, equipment, supplies, superintendence, transportation, and other construction accessories, services, and facilities; furnish all materials, supplies, and equipment specified and required to be incorporated in and form a permanent part of the completed work; provide and perform all necessary labor; and in a good substantial and work like manner and in accordance with the requirements, stipulations, provisions and conditions of the proposed contract documents and to perform, execute, construct and complete all work, for and in consideration of the following prices:

                  KANSAS, NEBRASKA AND DAKOTA DUMP SITE CLEANUP
                               PROJECT NO. 030504

1. KANSAS, NEBRASKA & DAKOTA RAILROAD DUMP SITE CLEANUP $6,900.00 The breakdown of this bid into labor costs, individual equipment costs and material costs is attached to this BID FORM and is part of this bid. The individual equipment costs will serve as your hourly equipment cost bid for the removal of trees from the Kansas, Nebraska, and Dakota Railroad bed. East Kansas Agri-Energy will pay this cost and decide the scope of the work, if any, to be accepted by East Kansas Agri-Energy.

The undersigned bidder agrees to furnish the required bonds and to enter into a contract within ten (10) days after acceptance of this bid, and further agrees to complete all work covered by the bid, in accordance with specified requirements by JUNE 30, 2004.

In submitting this bid, it is understood that the right is reserved by the Owner to reject any and all bids, and it is understood that this bid may not be withdrawn during a period of 30 days after the scheduled time for the receipt of bids. The undersigned bidder hereby certifies (a) that this bid is genuine and is not made in the interest of, or in behalf of, any undisclosed person, firm, or corporation, and is not submitted in conformity with any agreement or rules of any group, association, organization, or corporation: (b) that the bidder has not directly or indirectly induced or solicited any other bidder to put in a false or sham bid; (c) that the bidder has not solicited or induced any person, firm, or corporation to refrain from bidding; and (d) that the bidder has not sought by collusion to obtain any advantage over any other bidder or over the Owner.

The undersigned bidder, acknowledges receipt of the following addenda:

Addendum No. 1 dated      MARCH 29, 2004
                     -----------------------------------------

Addendum No. 2 dated     APRIL 5, 2004
                     -----------------------------------------

Addendum No. 3 dated
                     -----------------------------------------

Dated in      GARNETT                     this    8TH          day
         --------------------------------      ---------------

of      APRIL                       , 2004.
   ---------------------------------

SIGNATURE OF BIDDER
If an Individual:      /s/ Tom Adams                          , doing
                 ---------------------------------------------

         business as      Tom Adams Construction
                     -----------------------------------------

If a Partnership:
                 ---------------------------------------------

         by                                                   , partner
            --------------------------------------------------

If a Corporation:
                 ---------------------------------------------

         by
            --------------------------------------------------

         Title
               -----------------------------------------------

Business Address of Bidder:     242 EAST 5TH
                            ----------------------------------

              GARNETT, KS  66032
         -----------------------------------------------------

Telephone Number       785-448-3997
                 ---------------------------

FAX Number            785-448-3806
           ------------------------------------------

E-Mail Address
               --------------------------------------

Corporate Seal:

                                  CERTIFICATION

This document is certified that TOM ADAMS CONSTRUCTION Complies with the following:

1. The contractor or supplier shall observe the provisions of the Kansas Act Against Discrimination (K.S.A. 44-1001 ET SEQ.) and shall not discriminate against any person in the performance of work under the present contract because of race, color, religion, sex, disability, national origin, or ancestry unrelated to such person's ability to engage in the particular work.

2. Further, the contractor or supplier shall observe the provisions of the Kansas Age Discrimination in Employment Act (K.S.A. 44-1111 ET SEQ.) and shall not discriminate against any persons 18 years of age or older for employment purposes while in the performance of work under the present contract.

3. In all solicitations or advertisements for employees, the contractor shall include the phrase "Equal Opportunity Employer," or similar phrase to be approved by the Kansas Human Rights Commission.

4. If the contractor or supplier fails to report to the Commission in accordance with the provisions of K.S.A. 44-1031, as amended, the contractor or supplier shall be deemed to have breached any present contract or agreement and it may be canceled, terminated, or suspended, in whole or in part, by the City of Garnett.

5. If the contract or supplier is found guilty of a violation of the Kansas Act Against Discrimination (K.S.A. 44-1001 ET SEQ.) or the Kansas Age Discrimination in Employment Act (K.S.A. 44-111 ET SEQ.) under decision or order of the Kansas Human Rights Commission which has become final, the contractor or supplier shall be deemed to have breached any present contract or agreement and it may be canceled, terminated, or suspended, in whole or in part, by the City of Garnett.

6. The contractor or supplier shall include the provisions of Paragraphs (1) through (5), inclusively, or this Section, in every subcontract or purchase order so that such provisions will be binding upon such subcontractor or vender.

                                                   Tom Adams Construction
                                                 -------------------------------
                                                 Contractor or Supplier

                                                 By       /s/ Tom Adams
                                                   -----------------------------

                                                 Address    242 East 5th
                                                        ------------------------
                                                            Garnett, KS  66032
                                                        ------------------------

State of Kansas            )
County of   Anderson         )
          -----------------

Subscribed and sworn to (or affirmed) before me this 8th day of April, 2004, by Tom Adams.

                                            /s/ Constance J. Setter
                                            ------------------------------------
                                            Notary Public

My appointment expires: July 19, 2006

               [Seal]

Machinery-963 Loader and 200 Excavator with Thumb
                           65 hrs. @ $100.00 an Hr.
Replace Fence              $400.00

APR-08-2004                10:56

                                     [Logo]
                     AMERICAN CONTRACTORS INDEMNITY COMPANY

           Bid Date:  April 8, 2004

                                    BID BOND

           Know All Men By These Presents, that we, Tom Adams Construction Co. (hereinafter called Principal), as Principal, and American Contractors Indemnity Company, a corporation organized and existing under the laws of the State of California and authorized to transact a general surety business in the State of Kansas (hereinafter called Surety), as Surety, are held and firmly bound unto City of Garnett, 131 W. 5th, Garnett, KS 66032 (hereinafter called Obligee) in the penal sum of five percent (5%) not to exceed one thousand dollars and 00/100 dollars ($1000.00) for the payment of which the Principal and the Surety bind themselves, their heirs, executors, administrators, successors an assigns, jointly and severally, firmly by these presents.

THE CONDITION OF THIS OBLIGATION IS SUCH, That, whereas the Principal has submitted or is about to submit a proposal to the Obligee on a contract for Kansas, Nebraska & DAKOTA RAILROAD DUMP SITE CLEANUP-GARNETT CITY DUMP NO. 2, PROJECT #030504

Now, therefore, if the said contract be awarded to the Principal and the Principal shall, within such time as may be specified, enter into the contract in writing, and give bond with surety acceptable to Obligee for the faithful performance of said contract; or if the Principal shall fail to do so, pay the Obligee the damages which the Obligee may suffer by reason of such failure, not exceeding the penalty of this bond, then this obligation shall be void; otherwise to remain in full force and effect.

Signed, Sealed, and Dated this 8th day of April, 2004.

Principal:    Tom Adams Construction Co.
          ----------------------------------
By:   /s/ Tom Adams
   -----------------------------------------
          Tom Adams

American Contractors Indemnity Company                        [Seal]
By:      /s/ Mark Murrill
   -----------------------------------------
         Mark Murrill       Attorney-in-Fact

                     AMERICAN CONTRACTORS INDEMNITY COMPANY
                             Los Angeles, California

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That AMERICAN CONTRACTORS INDEMNITY COMPANY, a California Corporation (the "Company"), and having its principal office in Los Angeles, California does hereby constitute and appoint:

                                   Mark Murill

As its true and lawful Attorney(s)-in-fact, in amount of $30,000.00 to execute, seal and deliver for and on its behalf as surety, any and all bonds and undertakings, recognizances, contracts or indemnity and other writings obligatory in the nature thereof, which are or may be allowed, required or permitted by law, statute, rule, regulation, contract or otherwise, and the execution of such instrument(s) in pursuance of these presents, shall be as binding upon the said AMERICAN CONTRACTORS INDEMNITY COMPANY, as fully and amply, to all intents and purposes, as if the same had been duly executed and acknowledged by its regularly elected officers at its principal office.

This Power of Attorney is executed and may be [illegible] to and may be revoked, pursuant to and by authority of resolutions adopted by the Board of Directors of AMERICAN CONTRACTORS INDEMNITY COMPANY, at a meeting called and held on the 6th day of December, 1990.

RESOLVED that the Chief Executive Officer, President or any Vice President, Executive Vice President, Secretary or Assistant Secretary, shall have power and authority
         1. To appoint Attorney(s)-in-fact and to authorize them to execute on behalf of the Company, and attach the Seal of the Company thereto, bonds and undertakings, contracts of indemnity and other writings obligatory in the nature thereof and,
         2. To remove at any time, any such Attorney-in-fact and revoke the authority given.

RESOLVED FURTHER, that the signature of such officers and the seal of the Company may be affixed to any such power-of-attorney or any certificate relating thereto by facsimile, and any such power-of-attorney or certificate bearing such facsimile signatures or facsimile seal shall be valid and binding upon the Company and any such power so executed and certified by facsimile signatures and facsimile seal shall be valid and binding upon the Company in the future with respect to any bond or undertaking to which it is attached.

IN WITNESS WHEREOF, AMERICAN CONTRACTORS INDEMNITY COMPANY has caused this instrument to be signed and its corporate seal to be affixed by its authorized officer this 9th day of September, 1999.

                  [Seal]               AMERICAN CONTRACTORS INDEMNITY COMPANY

                                       By:     /s/ Andy Faust
                                          --------------------------------------
                                                Andy Faust, President

STATE OF CALIFORNIA
COUNTY OF LOS ANGELES

On September 9, 1999 before me, Deborah Reese, personally appeared Andy Faust personally known to me to be the person whose name is subscribed in the within instrument and acknowledges to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal
                                                                       [SEAL]
         /s Deborah Reese                  CERTIFICATION
------------------------------------

I, the undersigned officer of AMERICAN CONTRACTORS INDEMNITY COMPANY do hereby certify that I have compared the foregoing copy of the Power of Attorney and affidavit, and the copy of the resolution adopted by the Board of Directors of said Company as set forth in said Power of Attorney, with the ORIGINALS ON FILE IN THE HOME OFFICE OF SAID COMPANY, and that same are correct transcripts thereof and of the whole of the said originals, and that the said Power of Attorney has not been revoked and is now in full force and effect.

IN TESTIMONY WHEREOF, I have hereunto set my hand this 8th day of April, 2004.

                                          /s James H. Ferguson
                                       -----------------------------------------
                                          James H. Ferguson, Secretary

MAR-29-04 10:47 AM  BG CONSULTANTS INC       FAX NO. 7857497340             P. 1


BG CONSULTANTS, INC. / Engineers-Architects-Surveyors
--------------------------------------------------------------------------------
 1405 Wakarusa Drive-Lawrence, Kansas 66049-FAX: (785) 749-7340-www.bgcons.com

                                 ADDENDUM NO. 1

Project: City of Garnett, Kansas
                 Kansas, Nebraska & Dakota Railroad Sump Site Cleanup
                 Dump No. 2
                 Garnett, Kansas
                 City Project No. 030504
                 04-068L

Date Issued:               March 29, 2004
Bid Date & Time:           April 8, 2004, 3:30 P.M.

         The following items shall amend, or in case of conflict, supersede the contract documents for the above reference project.

         ITEM 1 - SPECIAL CONDITIONS
         Delete the special conditions and substitute the attached special conditions.

         ITEM 2 - PROJECT PLANS
         Delete the project plans.  There are no substitute plans.

                                                     Sincerely,

                                                     BG CONSULTANTS, INC.

                                                     /s/ Dan Harden

                                                     Dan Harden, P.E.
                                                     Project Manager

         ACKNOWLEDGE RECEIPT OF ADDENDUM AND INCLUDE ADDENDUM IN PROPOSAL:

                             NATURE SAVER FAX MEMO 01616  Date  # of
                                                          3-29  pages  > 5
                                  To Tom Adams            From  BG Consultants
                                  Co/Dept                 Co
                                  Phone #                 Phone #
                                  Fax #  785-448-3806     Fax #

             /s/ Tom Adams
         ---------------------------
         Contractor's Signature

            Tom Adams Construction
         ---------------------------
         Company

[Logo]   Also
         -----------------------------------------------
         Emporia, Ks. - Manhattan, Ks. - Hutchinson, Ks.

BG CONSULTANTS, INC. / Engineers-Architects-Surveyors
--------------------------------------------------------------------------------
 1405 Wakarusa Drive-Lawrence, Kansas 66049-FAX: (785) 749-7340-www.bgcons.com

                                 ADDENDUM NO. 2

Project: City of Garnett, Kansas
         Kansas, Nebraska & Dakota Railroad Sump Site Cleanup
         Dump No. 2
         Garnett, Kansas
         City Project No. 030504
         04-068L

Date Issued:               April 5, 2004
Bid Date & Time:           April 8, 2004, 3:30 P.M.

         The following items shall amend, or in case of conflict, supersede the contract documents for the above referenced project.

         ITEM 1 - CERTIFICATION
         Delete the certification and substitute the attached certification.

         ITEM 2 - SITE MAP
         Delete the Site Map #1 and insert Site Map.

         ITEM 3 - SPECIAL CONDITIONS
         Delete the Special Conditions SC-4-12 and replace with "The Kansas, Nebraska and Dakota Railroad fill is not to be disturbed unless directed by East Kansas Agri-Energy to do so."

         ITEM 4 - SPECIAL CONDITIONS
         Add SC-4-13 which reads, "Ashes and stumps from burned trees are to be buried on site with the buried waste."

         ITEM 5 - SPECIAL CONDITIONS
         Add SC-4-14 which reads, "There is a waterline that runs diagonally from the southwest corner of the waste to the northeast corner of the waste. Please contact the City of Garnett for the exact location of the waterline prior to digging in the waste, removing trees from the waste or digging the waste burial pit."



[Logo]   Also
         -----------------------------------------------
         Emporia, Ks. - Manhattan, Ks. - Hutchinson, Ks.

         ITEM 6 - BID FORM
         Delete the Bid Form and substitute the attached Bid Form. Use the attached Bid Form to make your bid. DO NOT use the first Bid Form to make your bid.

         ITEM 7 - EAST KANSAS AGRI-ENERGY SITE PLAN
         Include the East Kansas Agri-Energy Site Plan. The area west of the new rail spur and the Old Kansas Nebraska & Dakota Railroad line is the area where the waste may be buried.

                                                 Sincerely,

                                                 BG CONSULTANTS, INC.

                                                 /s/ Dan Harden

                                                 Dan Harden, P.E.
                                                 Project Manager

        ACKNOWLEDGE RECEIPT OF ADDENDUM AND INCLUDE ADDENDUM IN PROPOSAL:

             /s/ Tom Adams
         ---------------------------
         Contractor's Signature

            Tom Adams Construction
         ---------------------------
         Company

Inspection Report
Garnett Dump Site #2
Date of Inspection:  May 21, 2004
By: Dan Harden, P.E.

I inspected the site the morning of May 21, 2004 with R.G. Doran, Garnett City Manager and Jill Zimmerman representing East Kansas Agri-Energy. The area had been cleared of all trees. The trees were burned on site and the stumps were being buried that morning on the site.

The require 18 inches of final cover over the site. There were places were the cover appeared to be less than the specified 18 inches.

The site is part of a larger parcel assembled by East Kansas Agri-Energy. East Kansas Agri-Energy plans to build a railroad spur and ethanol production plant on the site. East Kansas Agri-Energy preferred to leave the site as it is covered rather than borrow the additional cover needed from the rest of the site. The covered site will become a staging area for the construction of the East Kansas Agri-Energy facilities.

Tom Adams Construction representatives were advised to pick up the loose trash that was on the surface and bury it, and to take a motor grader and gently drag the site to get rid of the equipment tracks on the site. The dragging should be gently done so as not to bring waste to the surface.

On Monday, May 24, 2004 I advised Bob Jurgens of the Kansas Department of Health and Environment of the status of the project. Mr. Jurgens advised that if after the completion of the ethanol plant construction the construction work could "pump" the site sufficiently to cause some of the waste to come to the top of the cover. If this happens, the Kansas Department of Health and Environment expects the waste on the surface to reburied.

Memo
To:  Garnett Dump Site no. 2 file
From:  Dan Harden
Date:  28 May 2004
Re:  Inspection report

Visited the no. 2 dump site the morning of 28 May 2004. The loose waste on the surface was had been collected and buried. The site had been dragged with a motor grader and smoothed out. The site had drained well during after the rains of the past week.

Called Bob Jurgens for the Kansas Department of Health and Environment inspection. Bob cannot inspect until the Kansas Department of Health and Environment/Garnett contract is signed.

                                                                         04-068L
                                                                         #15,000
                        CONTRACT TO EMPLOY CITY ENGINEER

         Agreement made, effective on the 3 day of MARCH , 2004 by and between the City of Garnett, a municipal corporation, acting by and through its authorized officers, and located in the County of Anderson, State of Kansas, referred to as "City", and BG Consultants, Inc., of Lawrence, Kansas, referred as "Engineer".

         The parties agree as follows:

                                   SECTION ONE
                              NATURE OF EMPLOYMENT

         City retains and employs, pursuant to the authority conferred by it and its authorized officers of the City of Garnett Kansas, such BG Consultants, Inc. to act, under the title of City Engineer, as the Engineer for the City and to render to City and its authorized officers all engineering advice for the City and to represent City and its authorized officers in related matters upon the City or any of its authorized officers request.

                                   SECTION TWO
                            ACCEPTANCE OF EMPLOYMENT

         Engineer accepts the employment as set forth in this agreement and will render to the best of Engineer's ability the services described in and during the continuance of this agreement. As a partner and experienced municipal engineer, Cecil Kingsley, P.E. will personally supervise the City Engineering services. He and Dan Harden, P.E. are the point of contact. The Engineer reserves the right to appoint such special assistants and consultants as necessary to assist in the employment with the City. However, the Engineer will not proceed with any service(s) without prior approval, request or instructions from the City.

                                  SECTION THREE
                                  COMPENSATION

         As compensation for civil services to be rendered by Engineer under and pursuant to this agreement, City will pay to Engineer the current standard hourly rates as discounted and attached. BG Consultants performs annual employee evaluation and reviews in December of each year and minimal salary adjustments take place in January of each year. The current rate breakdown will be provided in January of each year.

BG Consultants, Inc. will not charge mileage to the City. Direct expenses for printing, plots and etc. will be calculated at minimal rates. The engineering staff will be available to discuss problems or possible projects at no charge.

                                  SECTION FOUR
                                   TERMINATION

         This agreement may be terminated at any time after signing, on 30 days written notice from either party to the other party that Engineer's employment under and pursuant to this agreement is to be so terminated.

                                  SECTION FIVE
                                  GOVERNING LAW

         This agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Kansas.

                                   SECTION SIX
                                ENTIRE AGREEMENT

         This agreement constitutes the entire agreement between the parties, and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding on either party except to the extent incorporated in this agreement.

                                  SECTION SEVEN
                            MODIFICATION OF AGREEMENT

         Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if in writing signed by each party or an authorized representative of each party.

                                  SECTION EIGHT
                               PARAGRAPH HEADINGS

         The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify or aid in the interpretation of the provisions of this agreement.

          IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at Garnett on the 3 day of March, 2004.

    /s/ [Illegible] Doran                         /s/ Carl M. K[illegible]
--------------------------------------       -----------------------------------
Manger, City of Garnett, Kansas              BG Consultants, Inc./Engineer

                                                            [SEAL]
ATTEST:                                            My Appt. Exp. 4-11-2004
                                                                 ----------

    /s/ Joyce E. Marten                           /s/ Tami S. McGeeney
--------------------------------------       -----------------------------------
City Clerk of Garnett, Kansas                              Notary

                      CITY ENGINEERING CONTRACT ATTACHMENT

                      BG CONSULTANTS HOURLY RATES FOR 2004

POSITION                                  PER HOUR           DISCOUNTED
--------                                  --------           ----------
PRINCIPAL                                  $139.00              $104.00
ASSOCIATE                                  $127.50               $99.50
PROJECT ENGINEER III                       $115.00               $94.50
PROJECT ENGINEER II                         $95.00               $82.00
PROJECT ENGINEER I                          $81.50               $75.50
SENIOR DESIGN ENGINEER                      $92.50               $77.00
DESIGN ENGINEER                             $77.50               $68.00
ASSISTANT DESIGN ENGINEER                   $64.50               $59.00
ARCHITECT II                               $130.50              $103.00
ARCHITECT I                                $110.00               $91.50
ASSISTANT ARCHITECT                         $62.50               $57.00
TECHNICIAN II                               $68.00               $64.50
TECHNICIAN I                                $58.50               $56.00
SENIOR CONSTRUCTION INSPECTOR               $68.00               $61.00
CERTIFIED CONSTRUCTION INSPECTOR            $54.50               $53.00
CONSTRUCTION INSPECTOR                      $48.00               $47.00
SENIOR PROJECT SURVEYOR                    $106.50               $90.00
PROJECT SURVEYOR                            $90.50               $83.00
4-MAN SURVEY CREW                          $151.50              $126.00
3-MAN SURVEY CREW                          $123.00              $103.00
2-MAN SURVEY CREW                           $94.50               $86.00
CAD SYSTEM AND OPERATOR                     $75.50               $66.00
DRAFTSPERSON                                $56.50               $51.00
CLERICAL                                    $39.50               $37.50

Note: These rates are subject to a small annual adjustment due to salary adjustments.

            Special Note: "Discounted" rates are only applicable for
                           City Engineering Contracts

                  KANSAS DEPARTMENT OF HEALTH AND ENVIRONMENT
                        BUREAU OF ENVIRONMENT REMEDIATION
                            AFFIDAVIT OF EXPENDITURES

1.  GRANTEE NAME: City of Garnett                        See completion
                 ---------------------------             instructions on reverse
                  PHONE:   785-448-5496                  side.
                        -----------------------------
2.  REPORT PERIOD: April, 2004 through September 2004
                  -----------------------------------
3.  GRANT TITLE:  Garnett Dump Site #1
                ----------------------
                                                                SUBMIT 2 COPIES

EXPENDITURE CLASSIFICATION                    LOCAL MATCH            GRANT               TOTAL
                                                 AMOUNT              AMOUNT              AMOUNT
--------------------------------------------------------------------------------------------------
4.  SALARIES
(Including Fringe Benefits)
--------------------------------------------------------------------------------------------------
5.  TRAVEL
--------------------------------------------------------------------------------------------------
6.  SUPPLIES
--------------------------------------------------------------------------------------------------
7.  CAPITAL EQUIPMENT
(List each item make, model, serial #,
include copy of invoice).
          ----------------------------------------------------------------------------------------
          Sub-total Capital Equipment:
--------------------------------------------------------------------------------------------------
8.  OTHER (LIST EACH ITEM/COSTS)
     A.  Engineering                                               $6,053.25             $6,053.25
     B.  Clean-up (Adams Constr.)                                  93,108.17             93,108.17


          ----------------------------------------------------------------------------------------
          Sub-Total Other:                                        $99,161.42            $99,161.42
--------------------------------------------------------------------------------------------------
9.  AFFIDAVIT TOTAL                                               $99,161.42            $99,161.42
      (Add Lines 4-8)
--------------------------------------------------------------------------------------------------

The above amounts are in agreement with the agency official accounting records. Individual Employee time reports are maintained and are on file documenting time charged on this project.

10.  AUTHORIZED SIGNATURE: /s/ Joyce E. Martin
                          ------------------------------------------------------
                           Joyce E. Martin, City Clerk
                                  DATE:      9-22-04
                                       -----------------------

                                               ---------------------------------
                                                       KDHE USE ONLY:
                                                       AUDITED BY:
                                               ---------------------------------

Form Revised 2/3/04

                                Schedule 4.17(a)

                              Management Contracts


1. Management Agreement. See attached Management Agreement with United Bio Energy, LLC, 2868 North Ridge Road, Wichita, KS 67205. The agreement was entered into on November 12, 2004. The Management Agreement provides that UBE will supervise and direct the general operations of our ethanol plant for an anticipated period of at least 5 years.



                                   4.17(a) - 1

                              MANAGEMENT AGREEMENT*

         THIS MANAGEMENT AGREEMENT is made and entered into this 12th day of November, 2004, by and between East Kansas Agri-Energy, LLC, a Kansas limited liability company ("OWNER") and UNITED BIO ENERGY MANAGEMENT, LLC, a Kansas limited liability company ("MANAGER").

         WHEREAS, OWNER intends to own and operate an ethanol production facility located in or near Garnett, Kansas (the "Plant");

         WHEREAS, MANAGER is in the business of managing and operating ethanol production facilities such as the Plant; and

         WHEREAS, OWNER desires to engage MANAGER as its managing agent at the Plant, and MANAGER desires to accept such engagement upon all of the terms and conditions hereinafter described.

         NOW, THEREFORE, in consideration of mutual covenants contained herein, the parties agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

              (a) "ACCOUNTS" shall mean the account(s) established in accordance with paragraph 12.

              (b) "AGREEMENT" and the words "herein", "hereof", "hereby" "hereunder", and words of similar import shall refer to this Management Agreement as a whole and not to any particular provision unless expressly so limited.

              (c) "DAY", "QUARTER" and "YEAR" shall refer to a calendar day, quarter and year, respectively, unless expressly provided otherwise.

              (d) "EFFECTIVE DATE" shall mean the date on which MANAGER hires the General Manager to provide the services described herein, which date shall not be earlier than January 1, 2005.

              (e) "GENERAL MANAGER" shall mean that Person who is employed by MANAGER, from time to time, to act as the General Manager of the Plant and perform the duties set forth in paragraph 13.

              (f) "INCENTIVE BONUS" shall mean the amounts payable by OWNER to MANAGER under paragraph 9.


*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

              (g) "MANAGEMENT FEE" shall mean the amounts payable by OWNER to MANAGER under paragraph 8.

              (h) "MANAGER" shall mean United Bio Energy Management, LLC, a Kansas limited liability company.

              (i) "NET INCOME" shall mean the amount (if any) by which Operational Revenues exceed Operational Costs, as determined using Generally Accepted Accounting Principles applied on a consistent basis, as agreed to by and between OWNER and MANAGER.

              (j) "OPERATIONAL COSTS" shall mean all normal and reasonable costs and expenses directly and indirectly associated with the daily operation of the Plant including, without limitation, administration costs, the Management Fee, legal and accounting, interest expense, book depreciation (not tax) and amortization (as determined by an independent accounting firm approved by the parties), utilities, production inputs, supplies, transportation, employee salaries and benefits, maintenance, general supplies, raw material acquisitions, and equipment maintenance. All Operational Costs are the direct obligation of the OWNER and ultimately are to be paid by the OWNER. Operational Costs do not include those expenses to be borne by MANAGER and not reimbursed by the terms of this Agreement. Operational Costs do not include the Incentive Bonus to be paid by OWNER to MANAGER, nor do they include costs incurred for capital expenditures, including, but not limited to, purchases of equipment, hardware or software technology, or expansion of the Plant, or any other costs or expenses incurred that are associated, directly or indirectly, with items not included in the definition of Operational Revenues.

              (k) "OPERATIONAL REVENUES" shall mean all revenues from the operation of the Plant. Operational Revenues shall not include any revenues from the sale of the entire Plant, or any land adjacent thereto, or payments from the federal, state and local government made directly to OWNER.

              (l) "OWNER" shall have the meaning set forth above.

              (m) "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust or other legal entity.

              (n) "PLANT" shall have the meaning set forth above and shall include the physical plant and equipment used for production of the Products.

              (o) "PLANT CONTROLLER" shall mean that Person who is employed by OWNER, from time to time, to act as the primary accountant of the Plant.

              (p) "PRODUCTS" shall mean all items produced at the Plant including, without limitation, ethanol and distillers grains.

              (q) "PROPRIETARY INFORMATION" shall have the meaning set forth in paragraph 14.

         2. ENGAGEMENT OF MANAGER. OWNER hereby engages and designates MANAGER, and MANAGER hereby accepts such engagement and designation, on the terms and conditions hereinafter set forth, as OWNER's managing agent to direct, supervise, operate, maintain and manage the Plant.

         3. DUTIES OF MANAGER. MANAGER is hereby authorized and directed by OWNER to do all of the following and agrees, in each case on behalf of and at the expense of OWNER, to:

              (a) supervise and direct the general operations of the Plant and operate it efficiently and effectively;

              (b) hire, pay, supervise and discharge all employees necessary to properly maintain and operate the Plant in accordance with OWNER's terms and conditions of employment, provided, however, that MANAGER shall obtain the approval of OWNER prior to reassigning or terminating the Plant Controller, which approval shall not be unreasonably withheld, and cause to be prepared and timely filed and paid all necessary returns, forms and payments in connection with unemployment insurance, withholding, social security and other like benefits and taxes, all such employees to be employees of OWNER and not of MANAGER (notwithstanding the above, OWNER shall retain the right to unilaterally terminate the services of the Plant Controller);

              (c) prepare or cause to be prepared for review and approval of OWNER an annual operating budget setting forth the anticipated income and expenses for the Plant for the ensuing year, a comparison of such budget to the income and expenses of the preceding and current years, and any required explanations with respect thereto;

              (d) set up and keep in good order separate, accurate and adequate accounting records to be maintained for OWNER, and maintain orderly files containing income records, insurance policies, leases and subleases, correspondence, receipted bills and vouchers, and all other documents pertaining to the Plant or the operation thereof, and prepare or cause to be prepared for OWNER monthly and annual statements of account as of the end of each month and year, all in accordance with paragraph 28;

              (e) check all bills received for services, work and supplies ordered in connection with maintaining and operating the Plant and pay, with OWNER's funds, or cause to be paid all such expenses, mortgage interest and amortization, ground rent, water charges, sewer rent, assessments, real estate taxes, and other taxes assessed against the Plant as and when the same shall become due and payable;

              (f) establish and maintain the Accounts; collect payments from customers of the Plant and take any and all actions MANAGER deems necessary or desirable to collect such payments; deposit such payments into, and withdraw or disburse such amounts from, the Accounts; all in accordance with paragraph 12.

              (g) comply with all covenants of OWNER under the terms of any mortgage loan affecting the Plant, subject to OWNER's duties in paragraph 6(a);

              (h) cause to be effected and maintained on the Plant the insurance referred to in paragraph 29;

              (i) notify OWNER and applicable insurance carriers of policies under paragraph 29 of any serious bodily injury (including death) to any Person and any substantial property damage, or claims as to either, that MANAGER has knowledge of or should have knowledge of, and deliver to OWNER any legal process received by it which affects or may affect OWNER or the Plant;

              (j) contract for and cause the purchase of all services, grains, supplies and other materials necessary for the Plant to produce the Products and contract for and cause the marketing and sale of the Products; provided, however, MANAGER shall not contract with an affiliate of MANAGER for any of the items stated in this paragraph 3(j), without the prior approval of OWNER;

              (k) contract for electricity, natural gas, water, waste water, fuel oil, rubbish and snow removal, vermin extermination and such other services or such of them as MANAGER deems necessary or advisable, provided, however, MANAGER shall not contract for electricity, natural gas, water and waste water without the prior approval of OWNER;

              (l) contract for and cause the Plant and all fixtures, furnishings, equipment, supplies, tools, and other materials and facilities thereof to be maintained in good order and condition; to cause all routine repairs, replacements and alterations to be made thereto; and to purchase such items MANAGER deems necessary or desirable for the operation and maintenance of the Plant; provided, however, that MANAGER shall not contract for any particular item involving an expenditure in excess of $15,000, other than budgeted items, without the prior approval of OWNER except in circumstances which MANAGER reasonably believes constitutes an emergency requiring immediate action for the preservation or safety of the Plant or its occupants or to avoid the suspension of any necessary service;

              (m) use its best efforts to cause the Plant and its operations to comply with all applicable laws and regulations;

              (n) act in compliance with OWNER's Operating Agreement and other governing documents provided that (i) MANAGER has actual knowledge of OWNER's Operating Agreement and other governing documents, and any amendments thereto, and (ii) the terms of this Agreement shall not altered or amended by any of the terms of OWNER's Operating Agreement and other governing documents and any amendments thereto;

              (o) reasonably cooperate with OWNER and its attorneys and accountants in making any disclosures required by the Securities Act of 1933 and the Securities Exchange Act of 1934 or any other securities laws;

              (p) recommend and, subject to the approval of OWNER, cause all such acts and things to be done in or about the Plant as shall be necessary to comply with any and all orders or violations affecting the Plant placed thereon by any federal, state or municipal authority having jurisdiction thereover, subject to OWNER's duties in paragraph 6(a);

              (q) cooperate with OWNER's accountants in regard to the preparation and filing on behalf of OWNER of any income or other tax return; and

              (r) provide benchmarking services to OWNER as described on EXHIBIT A attached hereto.

         4. AUTHORITY OF MANAGER. OWNER authorizes MANAGER, for OWNER's account and on its behalf, to enter into contracts and perform any act or do anything MANAGER deems necessary or desirable in order to carry out MANAGER's duties under this Agreement, and everything done by MANAGER under the provisions of this Agreement shall be done as agent of OWNER.

         5. LIMITATIONS ON AUTHORITY OF MANAGER. Notwithstanding any other provision in this Agreement to the contrary, MANAGER shall have no authority to engage or discharge any accountants, auditors or attorneys without the written consent of OWNER. Further, MANAGER shall have no authority to pay to itself the Incentive Bonus until MANAGER and OWNER approve the financial statements for the applicable quarter, in accordance with paragraph 9 below. Unless otherwise authorized by OWNER and except as provided in paragraphs 3 and 4, MANAGER shall have no authority regarding any matter not provided for under this Agreement.

         6. DUTIES OF OWNER. OWNER shall act in good faith and do all things reasonably requested by MANAGER to aid and assist MANAGER in the performance of its duties under this Agreement including, without limitation, to provide:

              (a) an accurate and complete copy of any and all contracts and other obligatory instruments of OWNER necessary for MANAGER to perform its duties under this Agreement;

              (b) a comprehensive written semi-annual review and evaluation of MANAGER's performance hereunder, within thirty (30) days after the end of the second and fourth fiscal quarters of each year; and

              (c) such executive office space, furniture, telephone, computer, printer and other office equipment, including high speed internet services, for the General Manager as may be reasonably agreed to by MANAGER and OWNER.

         7. INDEPENDENT CONTRACTOR. MANAGER shall perform its duties under this Agreement as an independent contractor. Nothing contained herein shall be construed as creating a partnership or joint venture, nor construed as making MANAGER an employee of OWNER. MANAGER shall have no right or power to act for OWNER other than as contemplated in this Agreement or otherwise expressly authorized by OWNER.

         8. MANAGEMENT FEE. OWNER shall pay to MANAGER an annual management fee of $250,000.00 payable at a monthly rate of $20,833.33, which shall be due and payable in advance on the 1st day of each month during the term of this Agreement. If the Effective Date of this Agreement is on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Management Fee will be appropriately prorated by MANAGER based on the actual number of calendar days in such month.

         9. INCENTIVE BONUS. In addition to the Management Fee, OWNER shall pay to MANAGER an annual Incentive Bonus based on the Net Income for each year during the term of this Agreement or, in the event the term of this Agreement includes a part of a year, such partial year. The Incentive Bonus shall be due and payable in quarterly installments. The amount of the Incentive Bonus payable to the MANAGER for the first, second and third quarters of each year shall be calculated under Table 1 below and shall be due and payable within thirty (30) days after the end of each quarter or, if later, approval of the monthly financial statements for that quarter by MANAGER and OWNER; provided, however, that in no event shall the quarterly installment of the Incentive Bonus be made more than sixty (60) days after the end of such quarter. The amount of Incentive Bonus payable to MANAGER for the final quarter of each year shall equal the amount calculated under Table 2 below less the aggregate amount of the Incentive Bonus paid to MANAGER for the prior quarters in such year. In no event shall the annual aggregate amount of the Incentive Bonus paid to MANAGER for any year exceed $[*]. In the event the aggregate amount of Incentive Bonus paid to MANAGER for the prior quarters of any year exceeds the amount calculated under Table 2 for the final quarter of such year, MANAGER shall refund the amount of such excess to OWNER. The payment or refund, as the case may be, for the final quarter of each year shall be made within thirty (30) days after the annual audit for such year; provided, however, that in no event shall the final payment or refund of the Incentive Bonus be made more than one hundred twenty (120) days after the end of such year.

         Table 1

                  [*]

         Table 2

                  [*]

The calculation for the quarterly payment of the Incentive Bonus under Table 1 above shall be based on [*] for the applicable quarter. The calculation for the final payment or refund of the Incentive Bonus under Table 2 above shall be [*] for the applicable year. In the event the term of this Agreement is terminated prior to the end of any year, the [*] for such year shall be determined through the date of termination and the Incentive Bonus for the quarter which includes such date of termination shall be calculated as if such quarter was the final quarter for such year (i.e., the amount calculated under Table 2 above less the aggregate amount of the Incentive Bonus paid to MANAGER for the prior quarters in such year).


*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

As an example, if [*] for the first quarter of the year is $[*], the Incentive Bonus payable to MANAGER for that quarter under Table 1 above would be $[*] (i.e., [*] of $[*] [$[*] less $[*]]). If [*] for the second quarter of the year is $[*], the Incentive Bonus payable to MANAGER for that quarter under Table 1 above would be $[*] (i.e., [*] of $[*] [$[*] less $[*]]). If [*] for the third quarter of the year is $[*], the Incentive Bonus payable to MANAGER for that quarter under Table 1 above would be $[*] (i.e., [*] of $[*] [$[*] less $[*]]). If the [*] for the year is $[*] for purposes of calculating the final payment or refund under Table 2 above, the Incentive Bonus payable to MANAGER for the final quarter would be $[*] (i.e., [*] of $[*] less aggregate payments of $[*] for the prior fiscal quarters in such year). In contrast, if the [*] for the year is $[*] for purposes of calculating the final payment or refund under Table 2 above, the Incentive Bonus to be refunded by MANAGER would be $[*] (i.e., [*] of $[*] [$[*] less $[*]]) less aggregate payments of $[*] for the prior quarters in such year).

         10. REIMBURSEMENT FOR EXPENSES. All reasonable and necessary costs and expenses incurred by MANAGER in connection with the performance of its duties hereunder shall be paid by OWNER except as otherwise provided in paragraph 11. OWNER shall reimburse MANAGER within ten (10) days after notice of such expenses.

         11. NON-REIMBURSABLE EXPENSES. MANAGER shall be responsible for payment of, and shall not be entitled to any reimbursement from OWNER for, the following costs and expenses:

              (a) all compensation payable to the General Manager including related payroll taxes and benefits;

              (b) all fees (if any) normally charged by MANAGER for providing access to any group pricing for yeast, enzymes, chemicals, spare parts, or other products or services used at the Plant;

              (c) all fees (if any) charged by ICM, Inc. and Fagen Engineering, LLC for consultations and engineering services concerning the design of, and equipment used in the design of, the Plant, provided however, OWNER shall be responsible for all fees associated with such services for the construction and start up of the Plant and for any such fees associated with any improvement or expansion of the Plant;

              (d) all fees (if any) normally charged by MANAGER for providing its basic level of bench marking services described on Exhibit A attached hereto; provided, however, in the event OWNER desires bench marking services in addition to those provided under such basic level, OWNER shall pay all fees associated with such additional services;

              (e) all travel expenses incurred by MANAGER unless previously approved by OWNER;

*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

              (f) all moving expenses incurred by MANAGER shall be reimbursable by OWNER pursuant to Section 10 above; provided, however, that if aggregate moving expenses exceed $20,000 for any given year, the amount in excess of $20,000 shall not be reimbursable by OWNER; and

              (g) all expenses incurred in connection with the engagement of any headhunter agency or other employee retention agency shall be divided equally between OWNER and MANAGER with one-half payable by OWNER and one-half payable by MANAGER.

         12. ESTABLISHMENT OF ACCOUNTS. MANAGER shall establish and maintain one or more accounts with banks or other financial institutions designated by OWNER and:

              (a) all funds of OWNER relating to the Plant shall be deposited in OWNER's name in the Accounts and shall be held in trust;

              (b) no funds of OWNER shall be commingled with any other funds of MANAGER or of others;

              (c) withdrawals from the Accounts shall be made only in the regular course of MANAGER's services in operating the Plant and shall be made upon such signature or signatures as OWNER may designate; provided, however, MANAGER shall be authorized to draw checks and make withdrawals from the Accounts to pay any particular cost or expenditure in order to carry out its duties under this Agreement;

              (d) MANAGER shall be entitled to withdraw from the Accounts and retain its (i) Management Fee, and (ii) Incentive Bonus after the approval of OWNER and MANAGER of the financial statements for the applicable quarter, in accordance with paragraph 9 above, and if the Accounts shall be insufficient to withdraw such amounts, MANAGER shall be entitled to be reimbursed by OWNER within ten (l0) days after written request therefor; and

              (e) Any cost or expense made by MANAGER hereunder shall be made out of such funds as MANAGER may from time to time hold in the Accounts or as may be provided by OWNER. MANAGER shall not be obligated to make any advance to or for the account of OWNER or to pay any amount except out of the funds so held or provided, nor shall MANAGER be obligated to incur any liability or obligation unless OWNER shall furnish MANAGER with the necessary funds for the discharge thereof. If MANAGER shall advance out of its own funds for OWNER's account any amount for the payment of any obligation of OWNER or ordinary and necessary cost or expenses directly related to the Plant, OWNER shall promptly reimburse MANAGER therefor within ten (l0) days after written request therefor or MANAGER may reimburse itself therefor out of the Accounts and Operating Revenues as collected.

         13. DUTIES OF GENERAL MANAGER. MANAGER shall provide the full time services of a General Manager. The General Manager shall work exclusively for the Plant and shall be based at the location of the Plant. MANAGER will endeavor in good faith to keep the General

Manager at the Plant and to refrain from transferring the General Manager from the Plant prior to the termination of this Agreement, provided, however, that nothing in this paragraph shall be construed or interpreted as restricting MANAGER's right and authority to terminate, remove, reprimand or replace a General Manager if, in its sole discretion, MANAGER deems such action necessary or advisable for the proper performance of its duties hereunder. Subject to the policies set by the OWNER, the General Manager's responsibilities include the following:

              (a) To manage all business operations, Plant operations, purchasing operations, marketing operations, personnel operations, safety and any and all other items relating to Plant operations and profitability.

              (b) To timely report such information to OWNER on a regular and reasonable basis;

              (c) To promote, and refrain from any act that would adversely impact, a positive image of the Plant in the community;

              (d) To use his or her best efforts to ensure that the Plant complies with all applicable orders, rules, laws and regulations;

              (e) To administer the wage and benefit package of OWNER recommended by MANAGER and approved by OWNER;

              (f) To cause all repairs and all purchases of replacement items, chemicals, enzymes, supplies, and other items necessary for the operations of the Plant and to review all invoices regarding the same;

              (g) To use his or her best efforts to minimize Operational Costs;

              (h) To administer the purchasing of grains and the marketing of the Products to ensure the best pricing scenarios for such grain and Products, to the extent MANAGER does not delegate such responsibilities to, or contracted for such services with, another Person; and

              (i) To perform any and all other duties assigned by MANAGER or, with the prior approval of MANAGER, perform any and all other duties assigned by OWNER in connection with MANAGER's duties hereunder.

         14. PROPRIETARY INFORMATION. During the term of this Agreement, the parties may furnish, to each other information including, but not limited to, specifications, photocopies, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, knowhow, customer and market information, financial reports, precontractual negotiations, engineering studies, consultants' studies, options for site purchases, and relationships established with experts, consultants and governmental agencies (all hereinafter designated as "Proprietary Information") in connection with the operations of the Plant. The party furnishing such Proprietary Information to the other party shall have the exclusive right and interest in and to such Proprietary Information and the goodwill associated therewith. A party will not directly or indirectly contest the ownership of Proprietary Information furnished by the other party in writing or furnished verbally and then documented in writing within seven (7) days. The use of the Proprietary Information of a party in the operations of the Plant does not give the other party any ownership interest or other interest in or to such information; provided, however, the MANAGER, upon termination of this Agreement, shall grant to OWNER at no additional cost (other than the license fee payable by OWNER to MANAGER under paragraph 17 below) a nonexclusive perpetual limited license to use, solely for the continued operations of the Plant, such Proprietary Information of MANAGER that is then utilized in the operation of the Plant and necessary for the continued operations of the Plant. Any modifications or additions to the Proprietary Information of a party made by the other party will only be property of such other party if the modifications or addition stands alone separately without any portion of such Proprietary Information. Nothing in this Paragraph shall be construed as requiring any party to furnish any Proprietary Information to the other party. Proprietary Information developed by MANAGER or any of its employees or agents during the term of this Agreement or the operations of the Plant shall not be considered "work for hire" and, between the parties hereto, MANAGER shall have the exclusive right and interest in and to such Proprietary Information and the goodwill associated therewith. Notwithstanding the foregoing, if any Proprietary Information is jointly developed by the parties, such Proprietary Information shall be jointly owned by the parties. For purposes of this paragraph, Proprietary Information shall not include:

              (a) Information of a party that at the time furnished to the other party is in the public domain or becomes part of the public domain by publication or otherwise through no fault of the other party or its employees or agents;

              (b) Information of a party that at the time furnished to the other party was in the possession of the other party as shown by written records and was independently developed by the other party or obtained from a source on a non-confidential basis by a Person entitled to disclose it; or

              (c) Information concerning the operations of the Plant that is furnished to MANAGER for purposes of its performance of any bench marking services.

         Proprietary Information is confidential and proprietary. Each party shall keep the Proprietary Information of the other party confidential and shall use all reasonable efforts to maintain the Proprietary Information as secret and confidential. Failure to so maintain the Proprietary Information of a party as confidential shall entitle such party to any damages stemming from such failure, to include without limitation, reasonable attorneys' fees. A party shall not at any time without the prior written consent of the other party, copy, duplicate, record or otherwise reproduce the Proprietary Information of such other party, in whole or in part for any unauthorized Persons, or otherwise make the same available to any unauthorized Person. Each party agrees that the other party would be irreparably damaged by reason of any violation of the confidentiality provisions contained herein and that any remedy at law for a breach of such provisions would be inadequate. Therefore, a party shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction against the other party, its agents, employees, officers or other associates, for any breach or threatened breach of the confidentiality covenants contained herein without the necessity of proving actual monetary loss. It is expressly understood that the remedy described herein shall not be the exclusive remedy of a party for any breach of such covenants, and such party shall be entitled to seek such other relief or remedy, at law or in equity, to which it may be entitled as a consequence of any breach of such covenants. Nothing in this paragraph shall be construed so as to inhibit OWNER's ability to make necessary disclosures as required by the Securities Act of 1933 or the Securities Exchange Act of 1934 or any other applicable securities laws, provided, however, any disclosure of Proprietary Information of MANAGER shall require the prior written consent of MANAGER, which shall not be unreasonably withheld.

         15. TERM. This Agreement shall commence on the Effective Date and shall terminate on the fifth anniversary of that date, unless earlier terminated pursuant to paragraph 16. Unless earlier terminated in accordance with this Agreement, this Agreement shall be automatically extended for successive one (1) year terms thereafter unless either party gives written notice to the other party of its election not to renew, not later than ninety (90) days prior to the expiration of the then current term.

         16. EARLY TERMINATION. This Agreement shall be subject to earlier termination during the term hereof as follows:

              (a) by OWNER upon a default by MANAGER which remains uncured for more than twenty (20) days after written notice thereof, unless the same is susceptible to being cured but not within a period of twenty (20) days and due and diligent efforts to effect such cure have been commenced during such twenty
(20) day period and are continuing;

              (b) by MANAGER upon a default by OWNER in (i) the due and punctual payment of any installment of the Management Fee or Incentive Bonus to MANAGER unless such default is cured by OWNER within ten (10) days after written notice thereof, (ii) reimbursing MANAGER for any cost or expense under paragraph 10, unless such default is cured by OWNER within ten (10) days after written notice thereof, or (iii) any persistent instruction or order by OWNER to operate the Plant in a way in which a violation of any applicable law or regulation is likely to occur;

              (c) by either party upon not less than five (5) days notice to the other in the event a petition is filed against the other party to declare it bankrupt or to require an arrangement or its reorganization under the Bankruptcy Act or any similar insolvency statute and, if involuntary, such petition is not dismissed within sixty (60) days;

              (d) immediately and without further action by either party upon the occurrence of (i) a taking by condemnation or similar proceeding of the Plant, or (ii) the damage or destruction of all or substantially all of the Plant by fire or other casualty.

         17. LICENSE FEE. In order to compensate MANAGER for OWNER's continued use of MANAGER's Proprietary Information (including, without limitation, the management system(s) established and implemented by MANAGER at the Plant during the term of this Agreement), OWNER shall pay to MANAGER a license fee of $250,000 at a monthly rate of $10,417 for twenty-four (24) months after the termination of this Agreement, for any reason, and whether during the initial term or any renewal term thereof. The first monthly installment shall be due and payable on the date of termination of this Agreement and each successive monthly installment shall be due and payable on the same day of each month thereafter during such twenty-four (24) month period after termination.

         18. DISPUTE RESOLUTION. The parties shall attempt to settle amicably any dispute or difference of any kind whatsoever, arising out of or in connection with the validity or invalidity, construction, execution, meaning, operation or effect or breach of this Agreement (exept for any such dispute or difference involving paragraph 14). If the parties do not promptly do so, either party may, by written notice to the other party, call for private mediation of the issue before a mediator to be agreed upon by the parties. The parties agree to conclude such private mediation within thirty (30) days of the filing by a party of a request for such mediation. In the event of a dispute between the parties that is not resolved by such mediation, either party may, by written notice to the other party, call for private binding non-appealable arbitration of the issue before a single arbitrator agreed upon by the parties. In the event a single arbitrator cannot be agreed upon, each party shall appoint a third party arbitrator from a list provided by the American Arbitration Association
(AAA) (not a principal of a party) and the two arbitrators thus selected by the parties shall select a third arbitrator. The arbitrators shall meet as expeditiously as possible to resolve the dispute, and a majority decision of the arbitrators shall be controlling. While each party is free to select an arbitrator of its own choosing from the list provided by the AAA, either party by written notice to the other may require that all arbitrators chosen have sufficient expertise in the subject matter of the arbitration that they would qualify as "expert witnesses" in a judicial proceeding.

The arbitrators so chosen shall conduct the arbitration in accordance with the Rules of the AAA as applicable in the State of Kansas. Such arbitration shall take place at a mutually agreed upon location. The arbitrators shall be governed, in their determinations hereunder, by the intention of the parties as evidenced by the terms of this Agreement. The decision of the arbitrator shall be rendered in writing and shall be final and binding upon the parties and shall be non-appealable. Judgment upon the award rendered may be entered by either party and enforced in any court having competent jurisdiction. The parties shall share the procedural costs of the mediation and arbitration equally. Each party shall pay its own attorney's fees and costs incurred by it relating to the mediation and arbitration. Notwithstanding the foregoing sentences, the parties hereby authorize the abritrators to award costs and fees to the prevailing party as the arbitrators deem appropriate.

Pending resolution of such dispute or difference and without prejudice to their rights, the parties shall continue to respect all their obligations and to perform all their duties under this Agreement; provided, however, the parties shall not be obligated to perform their obligations after this Agreement has been terminated by any party pursuant to paragraph 16, or if such termination is the dispute being arbitrated.

After signing this Agreement, each party understands that it will not be able to bring a lawsuit concerning any dispute that may arise that is covered by this arbitration provision (other than to enforce the arbitration decision). The parties hereby agree that any dispute or difference involving paragraph 14 shall not be subject to this mediation or arbitration provision.

         19. ASSIGNMENT. This Agreement and the duties and obligations hereunder may not be assigned by either party without the prior written consent of the other party and, if applicable, the primary lender of OWNER.

         20. HEADINGS. The paragraph headings contained herein are for convenience only and are not intended to define or limit the scope or intent of any provisions of this Agreement.

         21. GOVERNING LAW. The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto shall be governed by the laws of the State of Kansas.

         22. NOTICES. Any notice required or permitted herein to be given shall be given in writing and shall be delivered by United States registered or certified mail, return receipt requested, to MANAGER or OWNER, as the case may be, to the Person and at the address set forth below, or to such other Person or other address as MANAGER or OWNER shall provide notice of from time to time during the term of this Agreement, and notice shall be deemed to have been given to the party to whom it is addressed forty-eight (48) hours after such delivery:

         OWNER:   East Kansas Agri-Energy, LLC
                  Attn: Mr. Bill Pracht, President
                  210 1/2 East 4th Avenue, P.O. Box 225
                  Garnett, KS 66032

         MANAGER: United Bio Energy Management, LLC
                  Attention: Jeff Roskam
                  2868 North Ridge Road
                  Wichita, Kansas 67205

         23. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

         24. SEVERABILITY. Should any term or provision hereof be deemed invalid, void, or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications. If, however, any court of competent jurisdiction or any arbitration proceeding should render a final judgment that the authority granted to MANAGER from OWNER exceeds the bounds of permissible delegation under applicable law, the parties agree that this Agreement shall be deemed amended, modified and reformed to the extent necessary to reduce the scope of authority so delegated to that deemed legal by written legal opinion of special counsel to OWNER. The parties agree that in no event shall any determination that the discretion and authority granted to MANAGER hereunder exceeds permissible bounds result in this Agreement being declared or adjudged invalid, void, or unenforceable in its entirety; rather, the parties request that any court or arbitration proceeding examining such issue employ great latitude in reforming the Agreement so as to make the Agreement as reformed valid and enforceable.

         25. INDEMNIFICATION BY OWNER. OWNER shall indemnify, hold harmless and defend MANAGER, its employee and agents from and against any and all actual claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees) resulting from or arising out of MANAGER's performance of its duties hereunder; provided, however, OWNER shall not be liable to MANAGER, its employees or agents for any actual claims, losses, damages, liabilities or expenses resulting from or arising out of the grossly negligent acts or willful misconduct of MANAGER in the performance of its duties hereunder unless such acts were performed by MANAGER at the express instruction of OWNER.

         26. INDEMNIFICATION BY MANAGER. MANAGER shall indemnify, hold harmless and defend OWNER, its employees and agents from and against any and all actual claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees) resulting from or arising out of the grossly negligent acts or willful misconduct of MANAGER in the performance of its duties hereunder; provided, however, MANAGER shall not be liable to OWNER, its employees and agents for any actual claims, losses, damages, liabilities or expenses resulting from or arising out of acts performed by MANAGER at the express instruction of OWNER.

         27. [*]. MANAGER hereby acknowledges that OWNER is entering into separate service agreements with certain affiliates of MANAGER (i.e., United Bio Energy Trading, LLC, United Bio Energy Ingredients, LLC, and United Bio Energy Fuels, LLC), and that the services provided by one or more of those affiliates to MANAGER under such agreements may include acting on behalf of and/or performing certain duties or obligations of OWNER under the terms and provisions of this Agreement. [*]

         28. WAIVER OF CONSEQUENTIAL DAMAGES. Notwithstanding any other provison of this Agreement, the parties agree to waive any and all claims against each other for consequential losses or damages whether arising in contract, warranty, tort (including negligence), strict liability or otherwise (other than any consequential losses or damages resulting from a breach of the covenants set forth in paragrah 14), including, but not limited to, losses of use, profits, business, reputation or financing.

         29. BOOK AND RECORDS. During the Term of the Agreement, MANAGER shall:

              (a) keep or cause to be kept full and true books of account in which shall be entered fully and accurately each transaction relating to the Plant;

              (b) maintain or cause to be maintained all books of account, together with all records, bills, receipts, vouchers, correspondence and files relating to the management and operation of the Plant at the Plant and, at MANAGER's discretion, MANAGER may maintain a copy of the aforementioned items at the principal office of MANAGER, and the Plant shall be open during reasonable business hours to the inspection of OWNER or its representative, who shall be entitled to make copies or extracts thereof and, with the cooperation of MANAGER, inquire

*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

directly with or request the assistance of the Plant Controller relating to OWNER's inspection in accordance with this paragraph; such books of account, together with all records, bills, receipts, vouchers, correspondence and files relating to the management and operation of the Plant to remain at all times during the term of this Agreement or thereafter the sole property of OWNER;

              (c) make the Plant Controller available for any requests of OWNER related to inquiries regarding the books and records and the preparation and submission of financial reports to OWNER; and

              (d) prepare or cause to be prepared each year in reasonable detail and sent to OWNER within a reasonable period of time after the close of such year (a) annual reports of the Plant, including an annual balance sheet and profit and loss statement and (b) all federal, state and local income tax returns and information returns, if any, which OWNER is required to file.

         30. INSURANCE. At all times during the Term of this Agreement, MANAGER shall, at OWNER's expense, procure and maintain insurance against such hazards, in such amounts, and with such carriers as the parties may mutually determine from time to time. MANAGER shall be named as an additional insured on all such policies. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder. OWNER waives all rights against MANAGER and its employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other insurance applicable to the Plant maintained by OWNER.

Also during the term of this Agreement, MANAGER shall purchase and maintain commercial general liability insurance, with combined single limits of not less than $2,000,000 which shall be endorsed to require at least thirty (30) days notice to OWNER prior to the effective date of any termination or cancellation of coverage. OWNER shall be named as an additional insured on all such policies and MANAGER shall provide a certificate of insurance to OWNER to establish the coverage maintained by the commencement date of this Agreement.

         31. FORCE MAJEURE. Any delays in or failure of performance of any of the respective obligations of this Agreement of either party hereto shall not constitute default or give rise to any claims for damages if and to the extent such delays or failure of performance are caused by occurrences not within the reasonable control or at the fault of the party affected, which, by exercise of due diligence and foresight, could not reasonably have been avoided, including, but not limited to: acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or decree of any governmental authority; cable cut; acts of war or terrorism, abnormal severe weather, rebellion or sabotage or damage resulting therefrom; fires; floods; explosion; riots; strikes or other concerted acts of workmen; accidents or other casualty. The party rendered unable to fulfill any obligation by reason of Force Majeure shall exercise due diligence to remove such inability with all reasonable speed and diligence and in accordance with prudent industry practices. However, the obligation to use due diligence shall not be interpreted to require resolution of labor disputes be acceding to demands of the opposition when such course is inadvisable in the discretion of the party having such difficulty.

         32. WAIVERS. No waiver of any breach of any of the terms or conditions of this Agreement shall be held to be a waiver of any other subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

         33. COUNTERPARTS. This Agreement may be executed in multiple counterparts all of which shall constitute but one Agreement.

         34. AMENDMENT. This Agreement is the entire Agreement between the parties relating to the subject matter hereof. Any amendment hereto must be in writing and signed by both parties hereto to come into full force and effect.

         35. SURVIVAL. All provisions of this Agreement, including, without limitation, all covenants of confidentiality and indemnity contained in this Agreement, shall survive and remain in full force and effect notwithstanding any termination or expiration of this Agreement.

         36. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       East Kansas Agri-Energy, LLC

                                       /s/ Bill Pracht
                                       -----------------------------------------

                                       By: Bill Pracht
                                           -------------------------------------
                                       Title: Chairman
                                              ----------------------------------

                                                                  "OWNER"

                                       United Bio Energy Management, LLC


                                       By: /s/ Jeff Roskam
                                           -------------------------------------
                                       Title: President
                                              ----------------------------------

                                                                  "MANAGER"

         In consideration of OWNER entering into this Agreement and other valuable consideration, the undersigned, being the sole owner of MANAGER, hereby unconditionally guaranties the full and prompt performance by MANAGER of all of its duties and obligations under the terms and provisions of this Agreement.

         Dated this 12th day of November, 2004.

                                       United Bio Energy, LLC, a Kansas limited liability company

                                       By: /s/ Jeff Roskam
                                           -------------------------------------

                                       Title: President

                                    EXHIBIT A
                        BASIC LEVEL BENCHMARKING SERVICES

         On a weekly basis, the General Manager shall be responsible for compiling data regarding the information below:

                  Laboratory Data            Production Data
                  ---------------            ---------------
                  Milling                    Grain processed
                  Cook system                Ethanol produced
                  Fermentation               Dried Distiller's Grains produced
                  Distillation               Wet Distiller's Grains produced
                  Evaporation                Energy consumption
                  Centrifuges                Water Usage
                  Dryer                      Chemical Usage
                  Wet Feed

         On Friday of each week, the General Manager shall be responsible for forwarding such data to MANAGER in an electronic format. The data shall be reviewed and analyzed and an estimate will be prepared showing the Plant's operating costs based on the data provided. On the first Friday after the last day of the preceding month, or as soon thereafter as practicable, MANAGER shall provide to OWNER a report which summarizes the data from the Plant and evaluates the performance of the same, based on the Plant's operating costs, and compares the Plant's data and performance to:

         1. The average figures, for the data listed above, and the average operating costs determined from all plants who receive benchmarking services through MANAGER; and

         2. The plant with the best data and performance among those plants who receive benchmarking services through MANAGER.

         MANAGER shall not be required to disclose to OWNER the identity of the plant with the best performance in any particular period, although, MANAGER may disclose to OWNER the identity of those plants who receive benchmarking services from MANAGER.

         At the discretion of the parties, MANAGER or OWNER may change the specific days, of the week or month, on which the data is compiled, analyzed and presented to OWNER

                                SCHEDULE 4.17(b)

                                SUPPLY CONTRACTS

1. Raw Grains Agreement. See attached Raw Grains Agreement with United Bio Energy Ingredients, LLC, 2868 North Ridge Road, Wichita, KS 67205. The agreement was entered into on November 12, 2004. The Raw Grains Agreement provides for the purchase of all raw grains necessary for ethanol production from UBEI for a period of at least 5 years.


                                   4-17(b)-1

                                                                      4.17(b)(1)

                              RAW GRAINS AGREEMENT*


         THIS RAW GRAINS MARKETING AGREEMENT (this "Agreement"), made and entered into this 12TH of NOVEMBER, 2004, by and among East Kansas Agri-Energy, LLC, a Kansas limited liability company ("EKAE"), and United Bio Energy Ingredients, LLC, a Kansas limited liability company ("UBEI").

                              W I T N E S S E T H :

         WHEREAS, EKAE intends to construct and own an ethanol plant, located near Garnett, Kansas (the "Plant");

         WHEREAS, EKAE desires to buy and UBEI desires to sell all raw grains required for any ethanol production at the Plant (the "Raw Grains");

         WHEREAS, the parties desire to purchase and sell Raw Grains, and receive and provide such services, in accordance with the fees, price formula, payment, delivery and other terms set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby agreed:

     1. COMMITMENT AND TERM. Subject to the terms of this Agreement, UBEI hereby agrees to sell, and EKAE hereby agrees to purchase, all Raw Grains required for ethanol production at the Plant. The initial term of this Agreement shall be for five (5) years. The parties shall execute a memorandum setting forth the actual date of commencement of the term, which shall be approximately 6 months before substantial completion of the Plant. Unless earlier terminated in accordance with this Agreement, this Agreement shall be automatically renewed for successive one (1) year terms thereafter unless either party gives written notice to the other party of its election not to renew, not later than ninety
(90) days prior to the expiration of the then current term.

     2. PRICE AND PAYMENT.

        A. PRICE. For all Raw Grains delivered to the Plant by UBEI, EKAE shall pay UBEI a price equal to the F.O.B. Plant Price plus [*] ($[*]) per bushel. For purposes of this provision, the "F.O.B. Plant Price" shall mean the actual cash procurement price of Raw Grains, plus all reasonable and necessary expenses incurred by UBEI in delivering the Raw Grains to the Plant, whether incurred prior to or during the term of this Agreement, less any quality discounts using the Price Discount Schedule contained in Exhibit A.

*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

        B. PAYMENT. On a daily basis, weekends and holidays excluded, EKAE shall provide UBEI with certified weight certificates for the previous day's receipts of Raw Grains. Transmittal of said weight certificates may be electronically transmitted in a medium acceptable to the parties. The certificates shall determine the quantity and quality of Raw Grains received at the Plant for each delivery. UBEI shall invoice EKAE, via the agreed to electronic medium, the F.O.B. Plant Price defined in paragraph 2.A above for all properly documented deliveries. Invoices shall be due two (2) business days after receipt of said invoice by EKAE, and EKAE shall make payment of funds to UBEI via wire transfer into an account designated by UBEI. Unless EKAE has provided prior written notice to UBEI of a dispute with respect to said invoice, failure to pay in accordance with such terms shall entitle UBEI to impose a late payment fee of Two Tenths of One Cent ($.002) per bushel per calendar day until such invoice is paid in full. EKAE shall have the right to inspect copy and/or audit UBEI's expense records and Raw Grains invoices and contracts during normal business hours at the corporate offices of UBEI. If any such inspection or audit shall reveal an overpayment made to UBEI, UBEI shall immediately pay EKAE the amount of the overpayment together with interest from the date that such overpayment was made at the prime rate in effect on the date of the overpayment as reported in the Wall Street Journal. The expense of any such inspection or audit shall be borne by EKAE unless a material overpayment is revealed, then, in such case, the reasonable expense of such inspection or audit shall be borne by UBEI.

        C. BEST EFFORTS. UBEI agrees to use best efforts to achieve the lowest price for Raw Grains available under prevailing market conditions.

     4. ON-SITE MERCHANDISER NOT INCLUDED. The provisions of this Agreement do not include a grain merchandiser on-site at the Plant during the term of this Agreement.

     5. DELIVERY AND TITLE.

        A. PLACE. The place of delivery for all Raw Grains sold by UBEI pursuant to this Agreement shall be F.O.B. Plant. UBEI and its agents shall be given access to the Plant in a manner and at all times reasonably necessary and convenient for UBEI to make delivery as provided herein. EKAE shall direct the unloading and receiving of all Raw Grains purchased hereunder. All labor and equipment necessary to load or unload trucks or rail cars shall be supplied by EKAE without charge to UBEI. EKAE agrees to handle the unloading and receiving of the Raw Grains in a good and workmanlike manner in accordance with UBEI's reasonable requirements and in accordance with normal industry practice. EKAE shall maintain the truck/rail unloading facilities in safe operating condition in accordance with normal industry standards.

        B. UNLOADING SCHEDULE. On Friday of each week during the term of this Agreement, UBEI shall give EKAE a schedule of quantities of Raw Grains to be delivered by rail by UBEI during the next receiving week (Monday through Sunday). In the event UBEI delivers some or all of the Raw Grains by truck, UBEI shall give EKAE sufficient advance notice to allow EKAE to provide the required unloading services. EKAE shall provide the labor, equipment and facilities necessary to meet UBEI's unloading schedule and shall be responsible for UBEI's additional costs resulting from EKAE's failure to do so; provided, however, if UBEI has not given notice as provided herein, EKAE is obligated only to use its best efforts to accommodate UBEI's unloading schedule and EKAE shall not be responsible for any additional costs incurred by UBEI resulting from EKAE's failure to do so. All freight charges shall be the responsibility of UBEI and shall be billed directly to UBEI, and said charges shall be included in the price charged to EKAE. UBEI shall order and supply trucks as scheduled for truck shipments.

        C. PRODUCTION SCHEDULE. UBEI shall provide Raw Grains in quantities necessary to permit EKAE to maintain its usual production schedule; provided, however, that UBEI shall not be responsible for failure to schedule receipts of Raw Grains unless EKAE shall have provided to UBEI, at least five (5) days prior to the beginning of the next month, notice of the estimated schedule for production for such month. On Wednesday of each week, EKAE shall provide UBEI notice of the schedule for actual production for the following production week (Monday through Sunday). EKAE shall inform UBEI daily of inventory and production status by 8:30 a.m. CDT.

     For purposes of this paragraph, notification of such production schedules will be sufficient if made by facsimile or electronically as follows:

                  UBEI, to the attention of Ron Hansen, Facsimile number 316-796-0944, Email address: ron.hansen@unitedbioenergy.com; and

                  EKAE, to the attention of General Manager, Facsimile number ________________, Email address:____________________.

     Or to such other representatives of UBEI and EKAE as they may designate to the other in writing.

          D. TITLE. Title, risk of loss and responsibility for the quality of Raw Grains shall pass to EKAE upon unloading the Raw Grains at the Plant. Prior to unloading, EKAE shall have the right to inspect and reject any Raw Grain delivery that does not meet the quality standards set forth in this Agreement.

     6. QUANTITY AND WEIGHTS.

        A. NO REPRESENTATION. It is understood that the Raw Grains required for the production of the ethanol shall be determined by EKAE's production schedule and that no warranty or representation has been made by EKAE as to the exact quantities of Raw Grains required.

        B. ESTIMATE. The estimated amount of Raw Grains required for the production of ethanol at the Plant is thirteen million (13,000,000) bushels per year.

        C. SCALES. The weight of Raw Grains delivered by UBEI to the Plant shall be established by weight certificates. EKAE shall obtain truck and rail weights on the scales at the Plant, which shall be maintained by EKAE as required by applicable laws, rules and regulations. Whenever EKAE's scales are unavailable or inoperable, any certified scales may be used, at EKAE's sole cost and expense, until EKAE's scales are available and operable. These inbound weight certificates shall be determinative of the quantity of Raw Grains for which EKAE is obligated to pay pursuant to paragraph 2 above, except that Raw Grains procured by UBEI on the basis of origin weights shall be invoiced at the actual origin weight, with an allowance for shrinkage not greater than three percent (3%), as measured against the destination weight.

        D. RAIL CARS. Except as otherwise consented to by EKAE, all rail cars for Raw Grains shall be grain hopper cars.

     7. QUALITY.

        A. STANDARDS. UBEI understands that EKAE intends to utilize the Raw Grains purchased from UBEI as primary base stock for ethanol production and that said Raw Grains are subject to minimum quality standards for such use. UBEI warrants that Raw Grains delivered to the Plant shall meet the Corn Specification contained in the Quality Standards in EXHIBIT A attached hereto or the Sorghum Specification contained in the Quality Standards in EXHIBIT B attached hereto and shall be acceptable under current industry standards in the ethanol production industry. The Quality Standards in EXHIBIT A and EXHIBIT B are subject to change as may be mutually agreed in writing by and between the parties, provided, however, that such changes shall be in conformance with generally acceptable industry standards.

        B. COMPLIANCE. UBEI warrants that at the time of delivery the Raw Grains will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and that the Raw Grains may lawfully be introduced into interstate commerce under said Act. Unless otherwise agreed between the parties to this Agreement, and in addition to other remedies permitted by law, EKAE may, without obligation to pay, reject any Raw Grains before unloading for the failure of the Raw Grains to comply with the representations and warranties in this paragraph. Actual unloading of Raw Grains at the Plant shall waive EKAE's rights to reject Raw Grains on the grounds of noncompliance with the representations and warranties in this Agreement. Should any of the Raw Grains be seized or condemned by any federal or state department or agency for any reason, except noncompliance by EKAE with applicable federal or state requirements, such seizure or condemnation shall operate as a rejection by EKAE of the Raw Grains seized or condemned and EKAE shall not be obligated to offer any defense in connection with the seizure or condemnation. If UBEI fails to deliver Raw Grains as required by this Agreement, or EKAE rejects in good faith any tender of delivery of Raw Grains, EKAE may in good faith and without unreasonable delay, make any reasonable purchase of Raw Grains in substitution of the amount due from UBEI and credit any costs incurred in obtaining the substitute Raw Grains against any amounts owed by EKAE to UBEI.

        C. PRODUCT TESTING. If UBEI knows, should know or reasonably suspects that any Raw Grains delivered by UBEI to the Plant do not meet the standards set forth in this Agreement, UBEI shall promptly so notify EKAE so that such Raw Grains can be tested before being unloaded at the Plant. If EKAE knows or reasonably suspects that any Raw Grains delivered by UBEI to the Plant do not meet the standards set forth in this Agreement, then EKAE may obtain independent laboratory tests of the affected Raw Grains. If such Raw Grains are tested and found to comply with all warranties made by UBEI herein, then EKAE shall pay all reasonable testing costs and if the Raw Grains are found not to comply with such warranties, UBEI shall pay all reasonable testing costs and EKAE shall be allowed to reject such delivery regardless of whether the affected Raw Grains have been unloaded.

        D. NON-SPECIFICATION PRODUCTS. If UBEI delivers Raw Grains which do not meet the Corn Specification contained in EXHIBIT A or the Sorghum Specification contained in EXHIBIT B, then EKAE agrees to purchase such Raw Grains in accordance with the Price Discount Schedule contained in EXHIBIT A or EXHIBIT B, unless such Raw Grains may be rejected in accordance with EXHIBIT A or EXHIBIT B and this Agreement.

     8. INSURANCE.

        A. POLICIES. EKAE warrants to UBEI that all EKAE's employees engaged in the acquisition of Raw Grains for the Plant shall be covered as required by law by worker's compensation and unemployment compensation insurance. UBEI warrants to EKAE that all UBEI's employees or agents of UBEI present at the Plant shall be covered as required by law by worker's compensation and unemployment compensation insurance.

        B. COVERAGES. During the term of this Agreement, EKAE shall purchase and maintain insurance in such amounts as it may reasonably determine. UBEI shall be named as an additional insured on all such policies. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder. EKAE waives all rights against UBEI and its employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Plant. Also during the term of this Agreement, UBEI shall purchase and maintain commercial general liability insurance, with combined single limits of not less than $2,000,000 which shall be endorsed to require at least thirty (30) days notice to EKAE prior to the effective date of any termination or cancellation of coverage. EKAE shall be named as an additional insured on all such policies and UBEI shall provide a certificate of insurance to EKAE to establish the coverage maintained by the commencement date of this Agreement.

        C. UBEI VEHICLES. UBEI agrees to carry such insurance on its vehicles and personnel operating on EKAE's property as UBEI reasonably deems appropriate or as required by law. The parties acknowledge that UBEI may elect to self insure its vehicles. Upon request, UBEI shall provide a certificate of insurance to EKAE to establish the coverage maintained by UBEI.

D. CONSEQUENTIAL DAMAGES. EACH PARTY TO THIS AGREEMENT UNDERSTANDS THAT NO OTHER PARTY MAKES ANY GUARANTEE, EXPRESS OR IMPLIED, TO ANY OTHER OF PROFIT, OR OF ANY PARTICULAR ECONOMIC RESULTS FROM TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN NO

EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, COLLATERAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES FOR ANY ACT OR OMISSION COMING WITHIN THE SCOPE OF THIS AGREEMENT, OR FOR BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOSS OF GOOD WILL, LOSS OF PROFITS, LOSS OF USE, AND INTERRUPTION OF BUSINESS.

        E. OTHER CLAIMS. Except as provided in paragraph 8.D above, nothing herein shall be construed as a waiver by either party against the other party of claims, causes of action or other rights which either party may have or hereafter acquire against the other party for damage or injury to its agents, employees, invitees, property, equipment or inventory, or third party claims against the other party for damage or injury to other persons or the property of others.

     9. REPRESENTATIONS AND WARRANTIES.

        A. Each party represents and warrants that it is an entity in good standing under the laws that it is organized and has all the requisite power and authority to carry on its business as it has been and to own, lease, and operate the properties and assets used in connection therewith.

        B. In addition to the representations and warranties herein regarding the quality of Raw Grains, UBEI represents and warrants that the Raw Grains delivered to EKAE shall be free and clear of liens and encumbrances.

        C. Each individual executing this Agreement in a representative capacity, by his or her execution hereof, represents and warrants that such person is fully authorized to do so on behalf of the respective party hereto, and that no further action or consent on the part of the party for whom such signatory is acting is required for the effectiveness and enforceability of this Agreement against such party, following such execution.

     10. TERMINATION.

         A. FOR CAUSE. Either party may terminate this Agreement without liability for cause by providing thirty (30) days prior written notice to the other party. For purposes of this paragraph, "cause" shall include, but not be limited to, the happening of an event of default discussed in paragraph 11 below, or any other material breach of any provision of this Agreement, or material violation of any applicable law, regulation or ruling.

         B. WITHOUT CAUSE. Either party may terminate this Agreement without cause by providing ninety (90) days prior written notice to the other party. If EKAE terminates this Agreement without cause during the initial term, then EKAE shall pay to UBEI, within thirty (30) days of termination, an amount equal to the product of three (3) multiplied by the average monthly fee paid to UBEI, under paragraph 2.A above, for the six (6) months prior to the termination date, or if the fee has been paid for less than six (6) months, by the average of the monthly fee for the number of months such monthly fee has been paid to UBEI.

     11. EVENTS OF DEFAULT. The occurrence of any of the following shall be an event of default under this Agreement: (1) failure of either party to make payment to the other when due, if such nonpayment has not been cured within five
(5) days of written notice thereof; (2) default by either party in the performance of any material covenant, condition or agreement imposed upon that party by this Agreement, if such nonperformance has not been cured within five
(5) days of written notice thereof; or (3) if either party shall become insolvent, or make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, or be adjudicated bankrupt, or file a petition in bankruptcy and such petition is not dismissed within ninety (90) days following the date of filing, or apply to a court for the appointment of a receiver for any of its assets or properties with or without consent, and such receiver shall not be discharged within sixty (60) days following appointment.

     12. REMEDIES. Upon the happening of an event of default under paragraph
11, the parties hereto shall have all remedies available under applicable law with respect to an event of default by the other party, including but not limited to the recovery of attorneys' fees and other costs and expenses. Without limiting the foregoing, the parties shall have the following remedies whether in addition to or as one of the remedies otherwise available to them: (1) to declare all amounts owed immediately due and payable; and (2) to terminate this Agreement in accordance with the provisions of paragraph 10.

     13. FORCE MAJEURE. Neither EKAE nor UBEI will be liable to the other for any failure or delay in the performance of any obligation under this Agreement due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, act of the public enemy or terrorism, riots, civil disorders, public emergency, sabotage, strikes, lockouts, labor disputes, labor shortages, war, stoppages or slowdowns initiated by labor, transportation embargoes, acts of God, or acts or regulations or priorities of the federal, state or local government or branches or agencies thereof; provided, however, both parties agree to use reasonable efforts to correct any failure or delay in performance.

     14. INDEMNIFICATION.

         A. Except as otherwise provided in this Agreement, EKAE shall indemnify, defend and hold UBEI and its officers, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that UBEI or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of EKAE contained herein or (ii) EKAE's gross negligence or willful misconduct.

         B. Except as otherwise provided in this Agreement, UBEI shall indemnify, defend and hold EKAE and its officer, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that EKAE or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of UBEI contained herein or (ii) UBEI's negligence or willful misconduct.

         C. Where such personal injury or death is the result of negligence on the part of both EKAE and UBEI, each party's duty of indemnification shall be in proportion to the percentage of that party's negligence or faults.

     15. [*]. UBEI hereby acknowledges that EKAE is entering into separate service agreements with certain affiliates of UBEI (i.e., United Bio Energy Trading, LLC, United Bio Energy Management, LLC, and United Bio Energy Fuels,
LLC), and that the services provided by one or more of those affiliates to EKAE under such agreements may include acting on behalf of EKAE and/or performing certain duties or obligations of EKAE under the terms and provisions of this Agreement. [*]

     16. RELATIONSHIP OF PARTIES. This Agreement creates no relationship other than those of seller and buyer between the parties hereto. Specifically, there is no agency, partnership, joint venture or other joint or mutual enterprise or undertaking created hereby. Nothing contained in this Agreement authorizes one party to act for or on behalf of the other and neither party is entitled to commissions from the other.

     17. TRADE RULES. As may be applicable, all purchases and sales of Raw Grains made hereunder shall be governed by the Grain Trade Rules of the National Grain and Feed Association, unless otherwise specified. Said Trade Rules, shall to the extent applicable, be a part of this Agreement as if fully set forth herein. Notwithstanding the foregoing, the Arbitration Rules of the National Grain and Feed Association shall not be applicable to this Agreement and nothing herein contained shall be construed to constitute an agreement between the parties to submit disputes arising hereunder to arbitration before any organization or tribunal.

     18. CONFIDENTIALITY. The parties agree to execute a Confidentiality and Nondisclosure Agreement. Such Agreement shall remain in full force and effect and shall apply and govern all disclosure and use of confidential information hereunder, in accordance with the terms of such Agreement.

     19. MISCELLANEOUS.

         A. This Agreement, together with any attachments or other information which is expressly incorporated herein and made an integral part of this Agreement, is the complete understanding of the parties to this Agreement with respect to the subject matter of this Agreement, and no other representations or agreements shall be binding upon the parties, or shall be effective to interpret, change or restrict the provisions of this Agreement.

         B. No course of prior dealings between the parties and no usage of trade, except where expressly incorporated by reference, shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement.



*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         C. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature or the performance and an opportunity to make objection.

         D. This Agreement may be executed in multiple counterparts, all of which shall constitute but one and the same instrument. Facsimile signatures shall be deemed as originals as between the parties.

         E. This Agreement can only be modified by a writing signed by all of the parties or their duly authorized agents.

         F. The paragraph headings herein are for reference purposes only and shall not in any way control or affect the meaning or construction of any provisions of this Agreement.

         G. This Agreement shall be construed and performed in accordance with the laws of the State of Kansas.

         H. The respective rights, obligations and liabilities of the parties under this Agreement are not assignable or delegable without the prior written consent of the other party, which shall not be unreasonably withheld.

         I. Time shall be of the essence in the performance of this Agreement.

         J. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     20. NOTICES. Unless a different method of notice is provided herein, notice shall be deemed to have been given to the party to whom it is addressed forty-eight (48) hours after it is deposited in certified U. S. mail, postage prepaid, return receipt requested, addressed as follows:

     EKAE:      East Kansas Agri-Energy, LLC
                2101/2East 4th Avenue, PO Box 225
                Garnett, Kansas 66032
                Attn: Bill Pracht

     UBEI:      United Bio Energy Ingredients, LLC
                2868 North Ridge Road
                Wichita, Kansas 67205
                Attn.: Jeff Roskam and Randy Ives
                With a copy to: Chris Mitchell

         Either party may change the address for notices hereunder by giving notice of such change to the other party in the manner above provided.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                                            East Kansas Agri-Energy, LLC


                                            /s/ Bill Pracht
                                            ------------------------------------
                                            By: Bill Pracht
                                                --------------------------------
                                            Title: Chairman
                                                  ------------------------------

                                            United Bio Energy Ingredients, LLC


                                            /s/ Jeff Roskam
                                            ------------------------------------
                                            By: Jeff Roskam
                                                --------------------------------
                                            Title: President
                                                  ------------------------------

         In consideration of EKAE entering into this Agreement and other valuable consideration, the undersigned, being the sole owner of UBEI, hereby unconditionally guaranties the full and prompt performance by UBEI of all of its duties and obligations under the terms and provisions of this Agreement.

Dated this 12th day of NOVEMBER, 2004.

                                           United Bio Energy, LLC, a Kansas
                                           limited liability company

                                           By: /s/ Jeff Roskam
                                               ---------------------------------

                                           Title: President
                                                  ------------------------------

                                    EXHIBIT A

                                QUALITY STANDARDS

CORN SPECIFICATION:

         GRADE:            U.S. No. 2 Yellow Corn
         MOISTURE:         15.5%
         AFLATOXIN:        None

PRICE DISCOUNT SCHEDULE:

         MOISTURE:        -a shrink factor of 1.35% for each 1% of moisture
                           above 15.5%;
         AFLATOXIN:       -Greater than 0 is subject to rejection

         BROKEN KERNEL AND/OR FOREIGN MATERIAL  -$0.02 each 1% from 3.1% to 5.0%
                                                -$0.03 each 1% from 5.1% to 7.0%
                                                -Over 7.0% May Be Subject to
                                                 Rejection

         DAMAGE:           -$0.01 each 1% over 5.0%

         HEAT DAMAGE:      -$0.01 each 1/10 of 1% over 2/10 of 1%
                           -Over 3% subject to rejection

         TEST WEIGHT:      -$0.01 each lb. under 54# to 50#
                           -$0.02 each lb. under 50#
                           -Less than 45 lbs subject to rejection

Corn that has a moisture content above 17.5% may be rejected.

Corn that is found to be musty, heating, sour or possessing a commercially objectionable foreign odor may be rejected.

Corn containing 2 or more live weevils or 10 or more live grain insects per sample will be discounted $0.05 per bushel. Corn containing rodent or bird contamination, stones, glass or other commercially undesirable foreign material will be rejected.

                                SCHEDULE 4.17(C)

                               OFF-TAKE CONTRACTS

1. Ethanol Agreement. See attached Ethanol Agreement with United Bio Energy Fuels, LLC, 2868 North Ridge Road, Wichita, KS 67205. The agreement was entered into on November 12, 2004. The Ethanol Agreement provides that UBEF will market all fuel-grade ethanol produced at the plant for a period of at least 5 years.

2. Distiller's Grains Marketing Agreement. See attached Distiller's Grains Marketing Agreement with United Bio Energy Ingredients, LLC, 2868 North Ridge Road, Wichita, KS 67205. The agreement was entered into on November 12, 2004. The Distiller's Grains Marketing Agreement provides that UBEI will purchase all dried and wet distillers grains produced at the plant for a period of at least 5 years.


                                   4.17(c) - 1

                                                                      4.17(c)(1)

                               ETHANOL AGREEMENT*

         THIS ETHANOL AGREEMENT (this "Agreement"), made and entered into this 12th day of November, 2004, by and among East Kansas Agri-Energy, LLC, a Kansas limited liability company ("EKAE"), and United Bio Energy Fuels, LLC, a Kansas limited liability company ("UBEF").

                              W I T N E S S E T H :

         WHEREAS, EKAE intends to construct and own an ethanol plant, located near Garnett, Kansas (the "Plant");

         WHEREAS, EKAE desires to sell and UBEF desires to buy all the fuel grade ethanol ("Ethanol") produced at the 35 MGY dry grind ethanol plant located near Garnett, Kansas ("Plant");

         WHEREAS, the parties desire to purchase and sell the Ethanol, and receive and provide such services, in accordance with the fees, price formula, payment, delivery and other terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby agreed:

         1. FEES. During the term of this Agreement, EKAE shall pay UBEF a fee of [*] ($[*]) for each gallon of Ethanol produced at the Plant and shipped by UBEF (the "Marketing Fee").

         2. TERM. The initial term of this Agreement shall be for five (5) years. The parties shall execute a memorandum setting forth the actual date of commencement of the term, which shall be approximately 6 months before substantial completion of the Plant. Unless earlier terminated in accordance with this Agreement, this Agreement shall be automatically renewed for successive one (1) year terms thereafter unless either party gives written notice to the other party of its election not to renew, not later than ninety
(90) days prior to the expiration of the then current term.

         3. PRICE AND PAYMENT.

            A. PRICE.

               UBEF agrees to pay EKAE for all Ethanol shipped by UBEF from the Plant, a price equal to the F.O.B. Plant Price. For purposes of this provision, the "F.O.B. Plant Price" shall mean the actual sales price of the Ethanol charged by UBEF to its customers, less the

*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Marketing Fee and all reasonable expenses incurred by UBEF in connection with the sale and delivery of the Ethanol to its customers, including, but not limited to, all freight costs. Revenues realized from exchanges made on behalf of EKAE will be paid to EKAE.

            B. PAYMENT.

               On a daily basis, Weekends and Holidays excluded, EKAE shall provide UBEF with certified meter or weight certificates for the previous day's shipments of Ethanol. UBEF shall pay EKAE the F.O.B. Plant Price defined in paragraph 3.A above, for all properly documented shipments. UBEF shall deliver to EKAE payment for such shipments on or before the second following Friday of each one week shipment period (Sunday through Saturday). UBEF agrees to maintain accurate sales and expense records and to provide such records to EKAE upon request. EKAE shall have the right to inspect, copy and/or audit UBEF's sales invoices and expense records at any time during normal business hours at the corporate office of UBEF. If any such inspection or audit shall reveal a deficiency in a payment due to EKAE, UBEF shall immediately pay EKAE the amount of the deficiency together with interest from the date that such payment should have been made at the prime rate in effect on the date of the underpayment as reported in the Wall Street Journal. The expense of any such inspection or audit shall be borne by EKAE unless a material deficiency in payment is revealed, then, in such case, the reasonable expense of such inspection or audit shall be borne by UBEF.

            C. BEST EFFORTS. UBEF agrees to use its best efforts to achieve the highest price of Ethanol available under prevailing market conditions as judged in good faith by UBEF and agrees to communicate to EKAE the terms and conditions of ethanol sales.

            D. COLLECTION. UBEF shall be responsible for all customer billing and account servicing, including, but not limited to, the collection of amounts owed UBEF by its customers, UBEF shall bear all costs associated with such billing and collection activities, and UBEF shall assume all losses due to failure of its customers to pay their account.

            E. FUTURE SALES BY UBEF. UBEF shall not contract for the sale of Ethanol to its customers more than one hundred eighty (180) days in advance, unless EKAE explicitly approves the price and terms of any such contract and provides notice of such approval to UBEF. Upon notice of termination, UBEF shall not contract for the sale of Ethanol to its customers more than ninety (90) days in advance, unless EKAE explicitly approves the price and terms of any such contract and provides notice of such approval to UBEF. UBEF will advise EKAE weekly and update EKAE monthly on all outstanding contractual obligations, and the terms thereof.

         4. FEES AND EXPENSES. Unless otherwise specifically provided for herein, and to the extent not already included in the price of the Ethanol, EKAE shall be responsible for any and all fees and expenses, including but not limited to fees assessed by any State or other regulatory agency, incurred or assessed on any Ethanol, whether for licensing, dues, branding, packaging, inspecting, or otherwise. EKAE shall, as a result of its responsibility for such expenses, retain all rights to any name, branding, and packaging of the Ethanol upon termination of this Agreement.

         5. DELIVERY AND TITLE.

            A. PLACE. The place of delivery for all Ethanol purchased by UBEF pursuant to this Agreement shall be F.O.B. Plant. UBEF and its agents shall be given access to the Plant in a manner and at all times reasonably necessary and convenient for UBEF to take delivery as provided herein. UBEF shall schedule the loading and shipping of all Ethanol purchased hereunder, whether shipped by truck or rail. All labor and equipment necessary to load or unload trucks or rail cars shall be supplied by EKAE without charge to UBEF. The parties agree to handle the Ethanol in a good and workmanlike manner in accordance with the other's reasonable requirements and in accordance with normal industry practice. EKAE shall maintain the truck/rail loading facilities in safe operating condition in accordance with normal industry standards.

            B. STORAGE.

               EKAE shall provide storage space for not less than seven (7) full days of production of Ethanol, based on normal operating capacity.

            C. REMOVAL. UBEF warrants and agrees to remove Ethanol before the aforementioned storage limits are exceeded. EKAE shall be responsible at all times for the quantity, quality and condition of any Ethanol in storage at the Plant.

            D. LOADING AND UNLOADING SCHEDULE.

               UBEF shall give to EKAE a schedule of quantities of Ethanol to be removed by truck and rail respectively with sufficient advance notice reasonably to allow EKAE to provide the required services described herein. EKAE shall provide the labor, equipment and facilities necessary to meet UBEF's loading schedule and EKAE shall be responsible for UBEF's actual costs or damages resulting from EKAE's failure to do so.

               UBEF shall order and supply trucks as scheduled for truck shipments. All freight charges shall be the responsibility of UBEF and shall be billed directly to UBEF.

            E. PRODUCTION SCHEDULE.

               1. UBEF shall provide loading orders as necessary to permit EKAE to maintain its usual production schedule, provided, however, that UBEF shall not be responsible for failure to schedule removal of Ethanol unless EKAE shall have provided to UBEF production schedules as follows: At least five (5) days prior to the beginning of each calendar month during the term hereof, EKAE shall provide to UBEF a tentative schedule for production in the next calendar month. On Wednesday of each week, EKAE shall provide to UBEF a schedule for actual production for the following production week (Monday through Sunday). EKAE shall inform UBEF daily of inventory and production status by 8:30 a.m. CDT.

               2. NOTICE. For purposes of this paragraph 5.E, notification will be sufficient if made by facsimile or electronically as follows:

            If to UBEF to the attention of David Dykstra, Facsimile number 316-616-3795, Email address: david.dykstra@unitedbioenergy.com and

            If to EKAE, to the attention of ___________________, Facsimile number ________________, Email address:____________________, or to such other representatives of UBEF and EKAE as they may designate to the other in writing.

            F. TITLE. Title and risk of loss shall pass to UBEF at the point in time when loading the Ethanol into trucks or rail cars has been completed and delivery to UBEF of the bill of lading for each such shipment.

            G. RAIL CAR LEASES. UBEF shall be responsible for estimating the number of rail car leases required to handle the transportation of the Ethanol and for negotiating the terms of and executing such rail car leases; provided, however, that any and all rail car leases executed by UBEF shall be in substantially the same form as a standard rail car lease previously approved by EKAE for this purpose. Upon the termination of this Agreement, any and all existing rail car leases for the transport of Ethanol will be assigned to EKAE, who will assume and be obligated to the terms and conditions of said leases. EKAE shall reimburse UBEF for any reasonable expenses incurred by UBEF associated with such rail car leases, to the extent such expenses are not already accounted for in the price of the Ethanol.

            H. RAIL CONTRACTS. UBEF shall negotiate, in consultation with EKAE, the terms of rail contracts and rates on behalf of EKAE. The rail contracts shall be placed in the sole name of EKAE.

         6. QUANTITY AND WEIGHTS.

            A. PRODUCTION AMOUNT. EKAE represents and warrants that it will sell to UBEI and UBEI represents and warrants that it will purchase from EKAE all Ethanol produced at the Plant. However, it is understood that total production amount of Ethanol shall be determined by EKAE's production schedule and that no warranty or representation has been made by EKAE as to the exact quantities or timing of Ethanol to be produced pursuant to this Agreement.

            B. ESTIMATE. The estimated production of Ethanol at the Plant by EKAE, to be sold to UBEF, is approximately 35 million (35,000,000) gallons of Ethanol per year on a ratable production schedule per month, and EKAE shall use its best efforts to produce such amount of Ethanol.

            C. SCALES.

               The quantity of Ethanol delivered to UBEF from the Plant shall be established by meter or weight certificates, obtained from meters or scales at the Plant, which shall be maintained by EKAE as required by applicable laws, rules and regulations. The outbound meter or weight certificates shall be determinative of the quantity of the Ethanol for which UBEF is obligated to pay pursuant to paragraph 3 above, and such quantity shall be measured using net 60 degree Fahrenheit compensated gallons.

            D. RAIL CARS.

               All rail cars for Ethanol shall be the largest allowable tank cars as determined by UBEF. With respect to Ethanol, all such cars shall meet all applicable Department of Transportation and Federal Railroad Administration specifications for shipping ethanol. EKAE agrees that such tank cars for Ethanol shall be loaded to full visible capacity at the Plant. If not loaded to full visible capacity, EKAE shall pay in full the portion of freight charges allocable to the unused capacity of the car.

         7. QUALITY.

            A. STANDARDS. EKAE understands that UBEF intends to sell the Ethanol purchased from EKAE as a gasoline blending component and that the same is subject to minimum quality standards for such use. EKAE warrants that the Ethanol produced by the Plant and delivered to UBEF shall conform to the minimum quality standards outlined in EXHIBIT A or EXHIBIT B (ETHANOL FOR CALIFORNIA) as may be applicable, attached hereto, as each may be amended from time to time. Notwithstanding anything in this Agreement to the contrary, EKAE provides no warranty greater than those received from ICM, Inc. pursuant to the Design-Build Contract dated August 9, 2004.

            B. COMPLIANCE. Unless otherwise agreed between the parties to this Agreement, and in addition to other remedies permitted by law, UBEF may, without obligation to pay, reject any of the Ethanol before loading for the failure of the Ethanol to comply with the representations and warranties in this paragraph. Actual loading of Ethanol shall not waive UBEF's rights to reject Ethanol on the grounds of noncompliance with the representations and warranties in this Agreement unless UBEF had actual knowledge of such noncompliance prior to loading. Should any of the Ethanol be seized or condemned by any federal or state department or agency for any reason, except noncompliance by UBEF with applicable federal or state requirements, such seizure or condemnation shall operate as a rejection by UBEF of the Ethanol seized or condemned and UBEF shall not be obligated to offer any defense in connection with the seizure or condemnation. However, UBEF agrees to cooperate with EKAE in connection with the defense of any quality or other product claims, or any claims involving governmental seizure or condemnation. UBEF shall be fully responsible for, and shall indemnify EKAE against any liability for, or claims arising from, any failure by UBEF to deliver Ethanol to its customers, except to the extent that delivery fails due to the fault of EKAE. When rejection occurs pursuant to this paragraph, at its option, UBEF may:

               (1) Dispose of the rejected Ethanol after first offering EKAE a reasonable opportunity of examining and taking possession thereof, if the condition of the Ethanol reasonably appears to UBEF to permit such delay in making disposition; or

               (2) Dispose of the rejected Ethanol in any manner directed by EKAE which UBEF can accomplish without violation of applicable laws, rules, regulations or property rights; or

               (3) If any of the Ethanol is seized or condemned by any federal or state department or agency or if UBEF has no available means of disposal of rejected Ethanol and EKAE fails to direct UBEF to dispose of it as provided herein, UBEF may return the rejected Ethanol to EKAE, upon which event UBEF's obligations with respect to said rejected Ethanol shall be deemed fulfilled. Title and risk of loss shall pass to EKAE promptly upon such seizure or condemnation or rejection by UBEF.

               (4) EKAE shall reimburse UBEF for all costs reasonably incurred by UBEF in storing, transporting, returning and disposing of the rejected Ethanol. UBEF shall have no obligation to pay EKAE for rejected Ethanol and may deduct reasonable costs and expenses to be reimbursed by EKAE from amounts otherwise owed by UBEF to EKAE.

            C. PRODUCT TESTING. If EKAE knows or reasonably suspects that any Ethanol produced by the Plant is adulterated or misbranded, or, are outside of minimum quality standards set forth in EXHIBIT A or EXHIBIT B, EKAE shall promptly so notify UBEF so that such Ethanol can be independently tested before entering interstate commerce. If UBEF knows or reasonably suspects that any Ethanol produced by the Plant is adulterated or misbranded, or, is outside of minimum quality standards set forth in EXHIBIT A or EXHIBIT B, then UBEF may obtain independent laboratory tests of the affected Ethanol. If such Ethanol is independently tested and found to comply with all warranties made by EKAE herein, then UBEF shall pay all testing costs, and if the Ethanol is found not to comply with such warranties, EKAE shall pay all testing costs.

            D. CHANGES IN STANDARDS. Upon written notice to UBEF, said minimum quality standards are subject to change at the discretion of EKAE. Sufficient notice of any such change shall be deemed to be given to UBEF if EKAE gives written notification to UBEF at least thirty (30) days prior to such change. Such changes must be in conformance to generally acceptable industry standards.

         8. RETENTION OF SAMPLES. EKAE will take an origin sample of the Ethanol from each truck or rail car before each shipment leaves the Plant, using industry standard sampling methodology. EKAE will label these samples to indicate the date of shipment of the truck, rail car, or pickup number involved. EKAE shall also retain the samples and labeling information for no less than six
(6) months after shipment of the Ethanol.

         9. INSURANCE.

            A. POLICIES. EKAE warrants to UBEF that all EKAE's employees engaged in the removal of Ethanol from the Plant shall be covered as required by law by worker's compensation and unemployment compensation insurance.

            B. COVERAGES. During the term of this Agreement, EKAE shall purchase and maintain such insurance in such amounts as it may reasonably determine. UBEF shall be named as an additional insured on all such policies. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder. EKAE waives all rights against UBEF and its employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Plant. Also during the term of this Agreement, UBEF shall purchase and maintain commercial general liability insurance, with combined single limits of not less than $2,000,000 which shall be endorsed to require at least thirty (30) days notice to EKAE prior to the effective date of any termination or cancellation of coverage. EKAE shall be named as an additional insured on all such policies and UBEF shall provide a certificate of insurance to EKAE to establish the coverage maintained by the commencement date of this Agreement.

            C. UBEF VEHICLES. UBEF agrees to carry such insurance on its vehicles and personnel operating on EKAE's property as UBEF reasonably deems appropriate or as required by law. The parties acknowledge that UBEF may elect to self insure its vehicles. UBEF shall provide a certificate of insurance to EKAE to establish the coverage maintained by UBEF.

            D. CONSEQUENTIAL DAMAGES. EACH PARTY TO THIS AGREEMENT UNDERSTANDS THAT NO OTHER PARTY MAKES ANY GUARANTEE, EXPRESS OR IMPLIED, TO ANY OTHER OF PROFIT, OR OF ANY PARTICULAR ECONOMIC RESULTS FROM TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, COLLATERAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES FOR ANY ACT OR OMISSION COMING WITHIN THE SCOPE OF THIS AGREEMENT, OR FOR BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOSS OF GOOD WILL, LOSS OF PROFITS, LOSS OF USE, AND INTERRUPTION OF BUSINESS.

            E. OTHER CLAIMS. Except as provided in paragraph 9.D above, nothing herein shall be construed as a waiver by either party against the other party of claims, causes of action or other rights which either party may have or hereafter acquire against the other party for damage or injury to its agents, employees, invitees, property, equipment or inventory, or third party claims against the other party for damage or injury to other persons or the property of others.

        10. REPRESENTATIONS AND WARRANTIES.

            A. Each party represents and warrants that it is an entity in good standing under the laws that it is organized and has all the requisite power and authority to carry on its business as it has been and to own, lease, and operate the properties and assets used in connection therewith.

            B. In addition to the representations and warranties herein regarding the quality of Ethanol, EKAE represents and warrants that the Ethanol delivered to UBEF shall be free and clear of liens and encumbrances. Notwithstanding the foregoing, UBEF acknowledges that EKAE's senior lender has a security interest in all of the assets of EKAE subject to EKAE's ability to make sales in the ordinary course of business.

            C. Each individual executing this Agreement in a representative capacity, by his or her execution hereof, represents and warrants that such person is fully authorized to do so on behalf of the respective party hereto, and that no further action or consent on the part of the party for whom such signatory is acting is required for the effectiveness and enforceability of this Agreement against such party, following such execution.

            D. Each party warrants that it is now in material compliance, and during the entire term of this Agreement will remain in material compliance, with all applicable federal, state, local, and foreign laws, ordinances, orders, rules, and regulations ("Laws"). The definition of Laws set out above includes, but is not limited to, the Toxic Substances Control Act ("TOSCA"), and all other laws related to the protection of the environment ("Environmental Laws").

            E. Each party now has, or will obtain, and will have at all times during the term of this Agreement, all of the licenses and permits necessary to perform its obligations under this Agreement.

            F. UBEF warrants that, to the best of its knowledge, all of the Ethanol produced by its other customers and sold by UBEF will be of merchantable quality, and will be fit for its intended purpose. All such Ethanol must meet all applicable ASTM Standards, must meet the standards established by the Williams Pipeline test and must meet ethanol standards established by all other standard industry tests.

            G. NO ADDITIONAL WARRANTY. EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, THE PARTIES MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        11. TERMINATION.

            A. FOR CAUSE. Either party may terminate this Agreement without liability for cause by providing thirty (30) days prior written notice to the other party. For purposes of this paragraph, "cause" shall include, but not be limited to, the happening of an event of default discussed in paragraph 12 below, or any other material breach of any provision of this Agreement, or material violation of any applicable law, regulation or ruling.

            B. WITHOUT CAUSE. Either party may terminate this Agreement without cause by providing at least ninety (90) days prior written notice to the other party. If EKAE terminates this Agreement without cause during the initial term, then EKAE shall pay to UBEF, within thirty (30) days of termination, an amount equal to the product of the following: the average monthly production of Ethanol for the three (3) months prior to the termination date (if Ethanol has been produced for less than three months prior to the termination date, then the average monthly production of Ethanol for the number of months of such production) multiplied by the Marketing Fee.

        12. EVENTS OF DEFAULT. The occurrence of any of the following shall be an event of default under this Agreement: (1) failure of either party to make payment to the other when due, if such nonpayment has not been cured within five
(5) days of written notice thereof; (2) default by either party in the performance of any material covenant, condition or agreement imposed upon that party by this Agreement, if such nonperformance has not been cured within five
(5) days of written notice thereof, unless such obligation cannot be reasonably performed within such five (5) day period, then within a reasonable time; or (3) if either party shall become insolvent, or make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, or be adjudicated bankrupt, or file a petition in bankruptcy and such petition is not dismissed within ninety
(90) days following the date of filing, or apply to a court for the appointment of a receiver for any of its assets or properties with or without consent, and such receiver shall not be discharged within sixty (60) days following appointment.

        13. REMEDIES. Upon the happening of an event of default under paragraph 12, the parties hereto shall have all remedies available under applicable law with respect to an event of default by the other party, including but not limited to the recovery of reasonable attorneys' fees and other costs and expenses. Without limiting the foregoing, the parties shall have the following remedies whether in addition to or as one of the remedies otherwise available to them: (1) to declare all amounts owed immediately due and payable; and (2) to terminate this Agreement within thirty (30) days following the giving of notice of default and opportunity to cure. Notwithstanding any other provision of this Agreement, UBEF may offset against amounts otherwise owed to EKAE the price of any Ethanol which fails to conform to any requirements of this Agreement.

        14. OPEN CONTRACTS. Upon the termination of this Agreement, for whatever reason, EKAE shall assume and be responsible for delivering any remaining quantities of Ethanol required to be delivered by UBEF to its customers pursuant to UBEF's contracts with the same, provided such contracts are to be delivered by UBEF from the Plant. Prior to the termination of this Agreement, UBEF shall provide EKAE with a listing of all such contracts and the quantities of Ethanol to be delivered pursuant to the same to assist EKAE in completing deliveries under these open contracts. EKAE agrees to assist UBEF in the collection of amounts owed to UBEF from those customers receiving deliveries of Ethanol from UBEF prior to the termination of this Agreement.

        15. FORCE MAJEURE. Neither EKAE nor UBEF will be liable to the other for any failure or delay in the performance of any obligation under this Agreement due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, act of the public enemy or terrorism, riots, civil disorders, public emergency, sabotage, strikes, lockouts, labor disputes, labor shortages, war, stoppages or slowdowns initiated by labor, transportation embargoes, failure or shortage of materials, acts of God, or acts or regulations or priorities of the federal, state or local government or branches or agencies thereof.

        16. INDEMNIFICATION.

            A. BY EKAE. Except as otherwise provided in this Agreement, EKAE shall indemnify, defend and hold UBEF and its officers, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that UBEF or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of EKAE contained herein or (ii) EKAE's negligence or willful misconduct.

            B. BY UBEF. Except as otherwise provided in this Agreement, UBEF shall indemnify, defend and hold EKAE and its officers, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that EKAE or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of UBEF contained herein or (ii) UBEF's negligence or willful misconduct.

            C. Where such personal injury or death is the result of negligence on the part of both EKAE and UBEF, each party's duty of indemnification shall be in proportion to the percentage of that party's negligence or faults.

        17. [*]. UBEF hereby acknowledges that EKAE is entering into separate service agreements with certain affiliates of UBEF (i.e., United Bio Energy Ingredients, LLC, United Bio Energy Management, LLC, and United Bio Energy Ingredients, LLC), and that the services provided by one or more of those affiliates to EKAE under such agreements may include acting on behalf of EKAE and/or performing certain duties or obligations of EKAE under the terms and provisions of this Agreement. [*]

         18. RELATIONSHIP OF PARTIES. This Agreement creates no relationship other than those of seller and buyer between the parties hereto. Specifically, there is no agency, partnership, joint venture or other joint or mutual enterprise or undertaking created hereby. Nothing contained in this Agreement authorizes one party to act for or on behalf of the other and neither party is entitled to commissions from the other.

        19. CONFIDENTIALITY. The parties agree to execute a Confidentiality and Nondisclosure Agreement. Such Agreement shall remain in full force and effect and shall apply and govern all disclosure and use of confidential information hereunder, in accordance with the terms of such Agreement.

        20. MISCELLANEOUS.

            A. This Agreement, together with any attachments or other information which is expressly incorporated herein and made an integral part of this Agreement, is the complete understanding of the parties to this Agreement with respect to the subject matter of this Agreement, and no other representations or agreements shall be binding upon the parties, or shall be effective to interpret, change or restrict the provisions of this Agreement.

            B. No course of prior dealings between the parties and no usage of trade, except where expressly incorporated by reference, shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement.

            C. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature or the performance and an opportunity to make objection.


*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

            D. This Agreement may be executed in multiple counterparts, all of which shall constitute but one and the same instrument. Facsimile signatures shall be deemed as originals as between the parties.

            E. This Agreement can only be modified by a writing signed by all of the parties or their duly authorized agents.

            F. The paragraph headings herein are for reference purposes only and shall not in any way control or affect the meaning or construction of any provisions of this Agreement.

            G. This Agreement shall be construed and performed in accordance with the laws of the State of Kansas.

            H. The respective rights, obligations and liabilities of the parties under this Agreement are not assignable or delegable without the prior written consent of the other party, which shall not be unreasonably withheld.

            I. Time shall be of the essence in the performance of this Agreement.

            J. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        21. NOTICES. Unless a different method of notice is provided herein, notice shall be deemed to have been given to the party to whom it is addressed forty-eight (48) hours after it is deposited in certified U. S. mail, postage prepaid, return receipt requested, addressed as follows:

        EKAE:             East Kansas Agri-Energy, LLC
                          Attn: Bill Pracht
                          2101/2East 4th Avenue, PO Box 225
                          Garnett, Kansas 66032

        UBEI:             United Bio Energy Fuels, LLC
                          Attn: Jeff Roskam
                          2868 North Ridge Road
                          Wichita, Kansas 67205

        Either party may change the address for notices hereunder by giving notice change to the other party in the manner above provided.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                                            East Kansas Agri-Energy, LLC


                                            /s/ Bill Pracht
                                            ------------------------------------
                                            By: Bill Pracht
                                            Title: Chairman


                                            United Bio Energy Fuels, LLC


                                            /s/ Jeff Roskam
                                            ------------------------------------
                                            By: Jeff Roskam
                                            Title: President


        In consideration of EKAE entering into this Agreement and other valuable consideration, the undersigned, being the sole owner of UBEF, hereby unconditionally guaranties the full and prompt performance by UBEF of all of its duties and obligations under the terms and provisions of this Agreement.

Dated this 12TH day of NOVEMBER, 2004.


                                            United Bio Energy, LLC, a Kansas
                                            limited liability company


                                            By: /s/ Jeff Roskam
                                               ---------------------------------

                                            Title: President
                                                  ------------------------------

                                    EXHIBIT A

ASTM D4806-99 SPECIFICATION:

CATEGORY                                EXPECTED RESULT                        ASTM TEST METHOD
-----------------------------------------------------------------------------------------------
Ethanol, volume percent,                 92.1                                  D 5501
minimum
-----------------------------------------------------------------------------------------------
Methanol, volume percent,                0.5                                   D 1152
maximum
-----------------------------------------------------------------------------------------------
Solvent-washed gum, mg/100               5.0                                   D 381
ml, maximum
-----------------------------------------------------------------------------------------------
Water content, volume                    .80                                   E 203 or E 1064
percent, maximum
-----------------------------------------------------------------------------------------------
Denaturant content, volume               1.96 minimum                          D 86
percent, minimum and                     4.76 maximum
maximum.

The only denaturants shall be
low sulfur natural gasoline,
gasoline components,
or unleaded gasoline.
-----------------------------------------------------------------------------------------------
Inorganic Chloride content,               40                                   D 512
mass PPM (mg/L), maximum
-----------------------------------------------------------------------------------------------
Copper content, mg/kg,                   0.1                                   D 1688
maximum
-----------------------------------------------------------------------------------------------
Acidity (as acetic acid), mass           0.007                                 D 1613
percent (mg/L), maximum
-----------------------------------------------------------------------------------------------
PHE Percent                              6.5 - 9.0                             D 6423
-----------------------------------------------------------------------------------------------
Appearance                              Visibly free of suspended or
                                        precipitated contaminants
                                        (clear and bright)
-----------------------------------------------------------------------------------------------

                                    EXHIBIT B


            STATE OF CALIFORNIA SPECIFICATION FOR E-100 FUEL ETHANOL:

CATEGORY                                EXPECTED RESULT                        ASTM TEST METHOD
-------------------------------------------------------------------------------------------------------
Ethanol, volume percent,                 92.1                                  D 5501
minimum
-------------------------------------------------------------------------------------------------------
Methanol, volume percent,                0.5                                   D 1152
Maximum
-------------------------------------------------------------------------------------------------------
Solvent-washed gum, mg/100               5.0                                   D 381, air jet apparatus
ml, maximum
-------------------------------------------------------------------------------------------------------
Water content, volume                    1.00                                  E 203 or E 1064
percent, maximum
-------------------------------------------------------------------------------------------------------
Denaturant content, volume               1.96 minimum                          D 86
percent, minimum and                     4.76 maximum
maximum

The only denaturants shall be
low sulfur natural gasoline,
gasoline components, or
unleaded gasoline.
-------------------------------------------------------------------------------------------------------
Inorganic Chloride content,               40                                   D 512. Procedure C
mass PPM (mg/L), maximum
-------------------------------------------------------------------------------------------------------
Copper content, mg/kg,                   0.1                                   D 1688. Test method A.
maximum
-------------------------------------------------------------------------------------------------------
Acidity (as acetic acid), mass           0.007                                 D 1613
percent (mg/L), maximum
-------------------------------------------------------------------------------------------------------
PHE Percent                              6.5 - 9.0                             D 6423
-------------------------------------------------------------------------------------------------------
Sulfur content, PPM,                     10
maximum
-------------------------------------------------------------------------------------------------------
Benzene content, volume                  0.06
percent, maximum
-------------------------------------------------------------------------------------------------------
Olefins content, volume                  0.5
percent, maximum
-------------------------------------------------------------------------------------------------------
Aromatic hydrocarbon                     1.7
content, volume percent,
maximum
-------------------------------------------------------------------------------------------------------
Appearance                               Visibly free of suspended or
                                         precipitated contaminants
                                         (clear and bright)
-------------------------------------------------------------------------------------------------------

                                                                      4.17(c)(2)

                     DISTILLER'S GRAINS MARKETING AGREEMENT*

         THIS AGREEMENT (this "Agreement"), made and entered into this 12th of November, 2004, by and between East Kansas Agri-Energy, LLC, a Kansas limited liability company ("EKAE"), and United Bio Energy Ingredients, LLC, a Kansas limited liability company ("UBEI").

                              W I T N E S S E T H :

         WHEREAS, EKAE intends to construct and own an ethanol plant, located in Garnett, Kansas (the "Plant");

         WHEREAS, EKAE desires to sell and UBEI desires to buy all the dried distiller's grains ("DDG") and wet distiller's grains ("WDG") produced at the Plant (collectively the "Distiller's Grains");

         WHEREAS, the parties desire to purchase and sell the Distiller's Grains, and receive and provide such services, in accordance with the fees, price formula, payment, delivery and other terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby agreed:

         1. TERM. The initial term of this Agreement shall be for five (5) years. The parties shall execute a memorandum setting forth the actual date of commencement of the term, which shall be approximately 6 months before substantial completion of the Plant. Unless earlier terminated in accordance with this Agreement, this Agreement shall be automatically renewed for successive one (1) year terms thereafter unless either party gives written notice to the other party of its election not to renew not later than ninety
(90) days prior to the expiration of the then current term.

         2. PRICE AND PAYMENT.

            A. PRICE. UBEI agrees to pay EKAE for all DDG removed by UBEI from the Plant, a price equal to [*] ([*]) of the FOB Plant price actually charged by UBEI to its customers. For purposes of this provision, the FOB Plant price shall be the actual sale price, less all reasonable freight costs incurred by UBEI in delivering the Distiller's Grains to its customers. UBEI also agrees to pay EKAE for all WDG removed by UBEI from the Plant, a price equal to [*] ([*]) of the FOB Plant price actually charged by UBEI to its customers. If EKAE desires the additional services of a distiller's marketer on-site at the Plant, and employed by UBEI, then UBEI agrees to pay EKAE for all WDG a price equal to [*] ([*]) of the FOB Plant price actually charged by UBEI.

            B. PAYMENT. On a daily basis, Weekends and Holidays excluded, EKAE

*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

shall provide UBEI with certified weight certificates for the previous day's shipments of Distiller's Grains. UBEI shall pay EKAE the F.O.B. Plant Price defined in paragraph 2.A. above, for all properly documented shipments. UBEI shall deliver to EKAE payment for such shipments on or before the second following Friday of each one week shipment period (Sunday through Saturday). UBEI agrees to maintain accurate sales and expense records and to provide such records to EKAE upon request. EKAE shall also have the right to inspect, copy and audit UBEI's sales invoices and expense records at any time during normal business hours at the corporate office of UBEI. If any such inspection or audit shall reveal a deficiency in a payment due to EKAE, UBEI shall immediately pay EKAE the amount of the deficiency together with interest from the date that such payment should have been made at the prime rate in effect on the date of the underpayment as reported in the Wall Street Journal. The expense of any such inspection or audit shall be borne by EKAE unless a material deficiency in payment is revealed, then, in such case, the reasonable expense of such inspection or audit shall be borne by UBEI.

            C. BEST EFFORTS. UBEI agrees to use its best efforts to achieve the highest resale price of Distiller's Grains available under prevailing market conditions.

            D. COLLECTION. UBEI shall be responsible for all customer billing and account servicing, including, but not limited to, the collection of amounts owed UBEI by its customers, shall bear all costs associated with such billing and collection activities, and shall assume all losses due to failure of its customers to pay their account.

            E. FUTURE SALES BY UBEI. UBEI shall not contract for the sale of Distiller's Grains, to its customers, more than one hundred eighty (180) days in advance, unless EKAE explicitly approves the price and terms of any such contract and provides notice of such approval to UBEF. Upon notice of termination, UBEF shall not contract for the sale of Distiller's Grains to its customers more than more than ninety (90) days in advance, unless EKAE explicitly approves the price and terms of any such contract and provides notice of such approval to UBEI. UBEI will advise EKAE weekly and update EKAE monthly on all outstanding contractual obligations, and the terms thereof.

         3. FEES AND EXPENSES. Unless otherwise specifically provided for herein, and to the extent not already included in the price of the Distiller's Grains, EKAE shall be responsible for any and all fees and expenses, including but not limited to fees assessed by any State or other regulatory agency, incurred or assessed on any Distiller's Grains, whether for licensing, dues, branding, packaging, inspecting, or otherwise. EKAE shall, as a result of its responsibility for such expenses, retain all rights to any name, branding, and packaging of the Distiller's Grains upon termination of this Agreement.

         4. DELIVERY AND TITLE.

            A. PLACE. The place of delivery for all Distiller's Grains purchased by UBEI pursuant to this Agreement shall be F.O.B. Plant. UBEI and its agents shall be given access to the Plant in a manner and at all times reasonably necessary and convenient for UBEI to take delivery as provided herein. UBEI shall schedule the loading and shipping of all Distiller's Grains purchased hereunder, whether shipped by truck or rail. All labor and equipment necessary to load or unload trucks or rail cars shall be supplied by EKAE without charge to UBEI. The parties agree to handle the Distiller's Grains in a good and workmanlike manner in accordance with the other's reasonable requirements and in accordance with normal industry practice. EKAE shall maintain the truck/rail loading facilities in safe operating condition in accordance with normal industry standards.

            B. STORAGE. EKAE shall provide storage space or not less than ten
(10) full days combined production of WDG and DDG, based on normal operating capacity.

            C. REMOVAL. UBEI warrants and agrees to use its best efforts to remove Distiller's Grains before the aforementioned storage limits are exceeded. EKAE shall be responsible at all times for the quantity, quality and condition of any Distiller's Grains in storage at the Plant.

            D. LOADING AND UNLOADING SCHEDULE. UBEI shall give to EKAE a schedule of quantities of Distiller's Grains to be removed by truck and rail respectively with sufficient advance notice reasonably to allow EKAE to provide the required services. EKAE shall provide the labor, equipment and facilities necessary to meet UBEI's loading schedule and EKAE shall be responsible for UBEI's actual costs or damages resulting from EKAE's failure to do so. UBEI shall order and supply trucks as scheduled for truck shipments. All freight charges shall be the responsibility of UBEI and shall be billed directly to UBEI. Demurrage charges will be for the account of UBEI if UBEI fails to provide railcars in accordance with the production schedule provided to EKAE. Demurrage charges will be for the account of EKAE if EKAE fails to load railcars in accordance with said schedule.

            E. PRODUCTION SCHEDULE.

               1. UBEI shall provide loading orders as necessary to permit EKAE to maintain its usual production schedule, provided, however, that UBEI shall not be responsible for failure to schedule removal of Distiller's Grains unless EKAE shall have provided to UBEI production schedules as follows: At least five
(5) days prior to the beginning of each calendar month during the term hereof, EKAE shall provide to UBEI a tentative schedule for production in the next calendar month. On Wednesday of each week during the term of this Agreement, EKAE shall provide to UBEI a schedule for actual production for the following production week (Monday through Sunday). EKAE shall inform UBEI daily of inventory and production status by 8:30 a.m. CDT.

               2. NOTICE. For purposes of this paragraph 6.E, notification will be sufficient if made by facsimile as follows:

            If to UBEI for Distiller's Grain, to the attention of Randy Ives, Facsimile number 316-796-0944, Email address:
            randy.ives@unitedbioenergy.com and

            If to EKAE, to the attention of __________________, Facsimile number __________________.

            Or to such other representatives of UBEI and EKAE as they may designate to the other in writing.

            F. TITLE. Title and risk of loss shall pass to UBEI at the point in time when loading the Distiller's Grains into trucks or rail cars has been completed.

            G. RAIL CAR LEASES. UBEI shall be responsible for estimating the number of rail car leases required to handle the transportation of the Distiller's Grains and for negotiating the terms of and executing such rail car leases; provided, however, that any and all rail car leases executed by UBEI shall be in substantially the same form as a standard rail car lease previously approved by EKAE for this purpose. Upon the termination of this Agreement, any and all existing rail car leases for the transport of Distiller's Grains will be assigned to EKAE, who will assume and be obligated to the terms and conditions of said leases. EKAE shall reimburse UBEI for any expenses incurred by UBEI associated with such rail car leases, to the extent such expenses are not already accounted for in the price of the Distiller's Grains.

            H. RAIL CONTRACTS. UBEI shall negotiate, in consultation with EKAE, the terms of rail contracts and rates on behalf of EKAE. The rail contracts shall be placed in the sole name of EKAE.

         5. QUANTITY AND WEIGHTS.

            A. PRODUCTION AMOUNT. EKAE represents and warrants that it will sell to UBEI and UBEI represents and warrants that it will purchase from EKAE all Distiller's Grains produced at the Plant; provided, however, that UBEI shall locally market a portion of the Distiller's Grains produced at the Plant. Any locally marketed Distiller's Grains shall be subject to a minimum pick-up requirement of 5 tons per customer for wet Distiller's Grains and 2 tons per customer for dry Distiller's Grains and shall require afternoon pickup with forty-eight (48) hours prior notice. UBEI agrees to provide any and all customers of locally marketed Distiller's Grains truck and/or wagon access to the Distiller's Grains at the Plant. It is understood that total production amount of Distiller's Grains shall be determined by EKAE's production schedule and that no warranty or representation has been made by EKAE as to the exact quantities or timing of Distiller's Grains to be produced pursuant to this Agreement.

            B. ESTIMATE. The estimated production of Distiller's Grains at the Plant by EKAE, to be sold to UBEI, is approximately eight thousand five hundred (8,500) tons of DDG per month on a dry matter basis, and EKAE shall use its best efforts to produce such amount of Distiller's Grains.

            C. SCALES. The quantity of Distiller's Grains delivered to UBEI from the Plant shall be established by weight certificates, obtained from scales at the Plant, which shall be maintained by EKAE as required by applicable laws, rules and regulations. These outbound weight certificates shall be determinative of the quantity of the Distiller's Grains for which UBEI is obligated to pay pursuant to paragraph 2 above.

            D. RAIL CARS. All rail cars for Distiller's Grains shall be grain hopper cars. EKAE agrees that such cars for Distiller's Grains shall be loaded to full visible capacity at the

Plant. If not loaded to full visible capacity, EKAE shall pay in full the portion of freight charges allocable to the unused capacity of the car. It is agreed and understood that all railcars, when not loaded to full visible capacity, shall be defined as having a light weight.

         6. QUALITY.

            A. STANDARDS. EKAE understands that UBEI intends to sell the Distiller's Grains purchased from EKAE as a primary animal feed ingredient and that the same are subject to minimum quality standards for such use and each shall be of merchantable quality. EKAE warrants that the Distiller's Grains produced by the Plant and delivered to UBEI shall be acceptable under current industry standards in the feed trade industry and that at the time of delivery, the Distiller's Grains shall conform to the minimum quality standards outlined in Exhibit A attached hereto, as may be amended from time to time. Notwithstanding anything in this Agreement to the contrary, EKAE provides no warranty greater than those received from ICM, Inc. pursuant to the Design-build Contract dated August 9, 2004.

            B. COMPLIANCE. EKAE represents and warrants that at the time of loading, the Distiller's Grains will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and that each shipment may lawfully be introduced into interstate commerce under said Act. Unless otherwise agreed between the parties to this Agreement, and in addition to other remedies permitted by law, UBEI may, without obligation to pay, reject any Distiller's Grains before loading for the failure of the Distiller's Grains to comply with the representations and warranties in this paragraph. Actual loading of Distiller's Grains shall not waive UBEI's rights to reject Distiller's Grains on the grounds of noncompliance with the representations and warranties in this Agreement unless UBEI had actual knowledge of such noncompliance prior to loading. Should any of the Distiller's Grains be seized or condemned by any federal or state department or agency for any reason, except noncompliance by UBEI with applicable federal or state requirements, such seizure or condemnation shall operate as a rejection by UBEI of the Distiller's Grains seized or condemned and UBEI shall not be obligated to offer any defense in connection with the seizure or condemnation. However, UBEI agrees to cooperate with EKAE in connection with the defense of any quality or other product claims, or any claims involving governmental seizure or condemnation. UBEI shall be fully responsible for, and shall indemnify EKAE against any liability for, or claims arising from, any failure by UBEI to deliver Distiller's Grains to its customers, except to the extent that delivery fails due to the fault of EKAE. When rejection occurs pursuant to this paragraph, at its option, UBEI may:

               (1) Dispose of the rejected Distiller's Grains after first offering EKAE a reasonable opportunity of examining and taking possession thereof, if the condition of the Distiller's Grains reasonably appears to UBEI to permit such delay in making disposition;

               (2) Dispose of the rejected Distiller's Grains in any manner directed by EKAE which UBEI can accomplish without violation of applicable laws, rules, regulations or property rights; or

               (3) If any of the Distiller's Grains is seized or condemned by any federal or state department or agency or if UBEI has no available means of disposal of rejected Distiller's Grains and EKAE fails to direct UBEI to dispose of it as provided herein, UBEI may return the rejected Distiller's Grains to EKAE, upon which event UBEI's obligations with respect to said rejected Distiller's Grains shall be deemed fulfilled. Title and risk of loss shall pass to EKAE promptly upon such seizure or condemnation or rejection by UBEI.

               (4) EKAE shall reimburse UBEI for all costs reasonably incurred by UBEI in storing, transporting, returning and disposing of the rejected Distiller's Grains. UBEI shall have no obligation to pay EKAE for rejected Distiller's Grains and may deduct reasonable costs and expenses to be reimbursed by EKAE from amounts otherwise owed by UBEI to EKAE.

            C. NON-STANDARD PRODUCTS. If EKAE produces Distiller's Grains which comply with the warranties in this paragraph 6.B but which do not meet applicable industry standards, UBEI agrees to purchase such Distiller's Grains for resale but makes no representation or warranty as to the price at which such Distiller's Grains can be sold.

            D. PRODUCT TESTING. If EKAE knows or reasonably suspects that any Distiller's Grains produced by the Plant are adulterated or misbranded, or, are outside of minimum quality standards set forth in Exhibit A, EKAE shall promptly so notify UBEI so that such Distiller's Grains can be tested before entering interstate commerce. If UBEI knows or reasonably suspects that any Distiller's Grains produced by the Plant are adulterated or misbranded, or, are outside of minimum quality standards set forth in Exhibit A, then UBEI may obtain independent laboratory tests of the affected Distiller's Grains. If such Distiller's Grains are tested and found to comply with all warranties made by EKAE herein, then UBEI shall pay all testing costs and if the Distiller's Grains are found not to comply with such warranties, EKAE shall pay all testing costs.

            E. CHANGES IN STANDARDS. Upon notice to UBEI, said minimum quality standards are subject to change at the discretion of EKAE. Sufficient notice of any such change shall be deemed to be given to UBEI if EKAE gives written notification to UBEI at least thirty (30) days prior to such change. Such changes must be in conformance to generally acceptable industry standards.

         7. RETENTION OF SAMPLES.

            A. SAMPLING. EKAE will take an origin sample of the Distiller's Grains from each truck or rail car before each shipment leaves the Plant, using industry standard sampling methodology. EKAE will label these samples to indicate the date of shipment that the truck, rail car, or pickup number involved. EKAE shall also retain the samples and labeling information for no less than six (6) months for DDG samples and no less than fourteen (14) days for WDG.

            B. ANALYSIS. For the first year of operation of ethanol production at the Plant, EKAE shall, on a weekly basis, furnish UBEI with a composite analysis on all Distiller's Grains produced at the Plant. Thereafter, at a minimum, a composite analysis on all Distiller's Grains produced at the Plant shall be sent once a month to UBEI. It is understood that said analysis is a composite and may or may not be indicative of the current analysis.


         8. INSURANCE.

            A. POLICIES. EKAE warrants to UBEI that all EKAE's employees engaged in the removal of Distiller's Grains from the Plant shall be covered as required by law by worker's compensation and unemployment compensation insurance.

            B. COVERAGES. During the term of this Agreement, EKAE shall purchase and maintain insurance in such amounts as it may reasonably determine. UBEI shall be named as an additional insured on all such policies. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder. EKAE waives all rights against UBEI and its employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Plant. Also during the term of this Agreement, UBEI shall purchase and maintain commercial general liability insurance, with combined single limits of not less than $2,000,000 which shall be endorsed to require at least thirty (30) days notice to EKAE prior to the effective date of any termination or cancellation of coverage. EKAE shall be named as an additional insured on all such policies and UBEI shall provide a certificate of insurance to EKAE to establish the coverage maintained by the commencement date of this Agreement.

            C. UBEI VEHICLES. UBEI agrees to carry such insurance on its vehicles and personnel operating on EKAE's property as UBEI reasonably deems appropriate or as required by law. The parties acknowledge that UBEI may elect to self insure its vehicles. Upon request, UBEI shall provide a certificate of insurance to EKAE to establish the coverage maintained by UBEI.

            D. CONSEQUENTIAL DAMAGES. EACH PARTY TO THIS AGREEMENT UNDERSTANDS THAT NO OTHER PARTY MAKES ANY GUARANTEE, EXPRESS OR IMPLIED, TO ANY OTHER OF PROFIT, OR OF ANY PARTICULAR ECONOMIC RESULTS FROM TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, COLLATERAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES FOR ANY ACT OR OMISSION COMING WITHIN THE SCOPE OF THIS AGREEMENT, OR FOR BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOSS OF GOOD WILL, LOSS OF PROFITS, LOSS OF USE, AND INTERRUPTION OF BUSINESS.

            E. OTHER CLAIMS. Except as provided in paragraph 8.D above, nothing herein shall be construed as a waiver by either party against the other party of claims, causes of action or other rights which either party may have or hereafter acquire against the other party for damage or injury to its agents, employees, invitees, property, equipment or inventory, or third party claims against the other party for damage or injury to other persons or the property of others.



         9. REPRESENTATIONS AND WARRANTIES.

            A. Each party represents and warrants that it is an entity in good standing under the laws that it is organized and has all the requisite power and authority to carry on its business as it has been and to own, lease, and operate the properties and assets used in connection therewith.

            B. In addition to the representations and warranties herein regarding the quality of Distiller's Grains, EKAE represents and warrants that the Distiller's Grains delivered to UBEI shall be free and clear of liens and encumbrances. Notwithstanding the foregoing, UBEI acknowledges that EKAE's senior lender has a security interest in all of the assets of EKAE subject to EKAE's ability to make sales in the ordinary course of business.

            C. Each individual executing this Agreement in a representative capacity, by his or her execution hereof, represents and warrants that such person is fully authorized to do so on behalf of the respective party hereto, and that no further action or consent on the part of the party for whom such signatory is acting is required for the effectiveness and enforceability of this Agreement against such party, following such execution.

            D. Each party now has, or will obtain, and will have at all times during the term of this Agreement, all of the licenses and permits necessary to perform its obligations under this Agreement.

            E. UBEI warrants that, to the best of its knowledge, all of the Distiller's Grains produced by its other customers and sold by UBEI will be of merchantable quality, and will be fit for its intended purpose.

            F. NO ADDITIONAL WARRANTY. EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, THE PARTIES MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        10. TERMINATION.

            A. FOR CAUSE. Either party may terminate this Agreement without liability for cause by providing thirty (30) days prior written notice to the other party. For purposes of this paragraph, "cause" shall include, but not be limited to, the happening of an event of default discussed in paragraph 11 below, or any other material breach of any provision of this Agreement, or material violation of any applicable law, regulation or ruling.

            B. WITHOUT CAUSE. Either party may terminate this Agreement without cause by providing ninety (90) days prior written notice to the other party. If EKAE terminates this Agreement without cause during the initial term, then EKAE shall pay to UBEI, within thirty (30) days of termination, an amount equal to the product of three (3) multiplied by the average monthly fee paid to UBEI, under paragraph 2.A above, for the six (6) months prior to the termination date, or if the fee has been paid for less than six (6) months, by the average of the monthly fee for the number of months such monthly fee has been paid to UBEI.

        11. EVENTS OF DEFAULT. The occurrence of any of the following shall be an event of default under this Agreement: (1) failure of either party to make payment to the other when due, if such nonpayment has not been cured within five
(5) days of written notice thereof; (2) default by either party in the performance of any material covenant, condition or agreement imposed upon that party by this Agreement, if such nonperformance has not been cured within five
(5) days of written notice thereof; or (3) if either party shall become insolvent, or make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, or be adjudicated bankrupt, or file a petition in bankruptcy and such petition is not dismissed within ninety (90) days following the date of filing, or apply to a court for the appointment of a receiver for any of its assets or properties with or without consent, and such receiver shall not be discharged within sixty (60) days following appointment.

        12. REMEDIES. Upon the happening of an event of default under paragraph 11, the parties hereto shall have all remedies available under applicable law with respect to an event of default by the other party, including but not limited to the recovery of attorneys' fees and other costs and expenses. Without limiting the foregoing, the parties shall have the following remedies whether in addition to or as one of the remedies otherwise available to them:
(1) to declare all amounts owed immediately due and payable; and (2) to terminate this Agreement within thirty (30) days following the giving of notice of default and opportunity to cure. Notwithstanding any other provision of this Agreement, UBEI may offset against amounts otherwise owed to EKAE the price of any Distiller's Grain which fail to conform to any requirements of this Agreement.

        13. OPEN CONTRACTS. Upon the termination of this Agreement, for whatever reason, EKAE shall assume and be responsible for delivering any remaining quantities of Distiller's Grains required to be delivered by UBEI to its customers pursuant to UBEI's contracts with the same, provided such contracts are to be delivered by UBEI from the Plant. Prior to the termination of this Agreement, UBEI shall provide EKAE with a listing of all such contracts and the quantities of Distiller's Grains to be delivered pursuant to the same to assist EKAE in completing deliveries under these open contracts. EKAE agrees to assist UBEI in the collection of amounts owed to UBEI from those customers receiving deliveries of Distiller's Grains from UBEI prior to the termination of this Agreement.

        14. FORCE MAJEURE. Neither EKAE nor UBEI will be liable to the other for any failure or delay in the performance of any obligation under this Agreement due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, act of the public enemy or terrorism, riots, civil disorders, sabotage, strikes, lockouts, labor disputes, labor shortages, war, stoppages or slowdowns initiated by labor, transportation embargoes, failure or shortage of materials, acts of God, or acts or regulations or priorities of the federal, state or local government or branches or agencies thereof.

        15. INDEMNIFICATION.

            A. BY EKAE. Except as otherwise provided in this Agreement, EKAE shall indemnify, defend and hold UBEI and its officers, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that UBEI or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of EKAE contained herein or (ii) EKAE's negligence or willful misconduct.

            B. BY UBEI. Except as otherwise provided in this Agreement, UBEI shall indemnify, defend and hold EKAE and its officer, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that EKAE or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of UBEI contained herein or (ii) UBEI's negligence or willful misconduct.

            C. Where such personal injury or death is the result of negligence on the part of both EKAE and UBEI, each party's duty of indemnification shall be in proportion to the percentage of that party's negligence or faults.

        16. [*]. UBEI hereby acknowledges that EKAE is entering into separate service agreements with certain affiliates of UBEI (i.e., United Bio Energy Trading, LLC, United Bio Energy Management, LLC, and United Bio Energy Fuels, LLC), and that the services provided by one or more of those affiliates to EKAE under such agreements may include acting on behalf of EKAE and/or performing certain duties or obligations of EKAE under the terms and provisions of this Agreement. [*]

        17. RELATIONSHIP OF PARTIES. This Agreement creates no relationship other than those of seller and buyer between the parties hereto. Specifically, there is no agency, partnership, joint venture or other joint or mutual enterprise or undertaking created hereby. Nothing contained in this Agreement authorizes one party to act for or on behalf of the other and neither party is entitled to commissions from the other.

        18. TRADE RULES. As may be applicable, all purchases and sales of Distiller's Grains made hereunder shall be governed by the Feed Trade Rules of the National Grain and Feed Association unless otherwise specified. Said Trade Rules, shall to the extent applicable, be a part of this Agreement as if fully set forth herein. Notwithstanding the foregoing, the Arbitration Rules of the National Grain and Feed Association shall not be applicable to this Agreement and nothing herein contained shall be construed to constitute an agreement between the parties to submit disputes arising hereunder to arbitration before any organization or tribunal.

        19. CONFIDENTIALITY. The parties agree to execute a Confidentiality and Nondisclosure Agreement. Such Agreement shall remain in full force and effect and shall apply and govern all disclosure and use of confidential information hereunder, in accordance with the terms of such Agreement.


*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

        20. MISCELLANEOUS.

            A. This Agreement, together with any attachments or other information which is expressly incorporated herein and made an integral part of this Agreement, is the complete understanding of the parties to this Agreement with respect to the subject matter of this Agreement, and no other representations or agreements shall be binding upon the parties, or shall be effective to interpret, change or restrict the provisions of this Agreement.

            B. No course of prior dealings between the parties and no usage of trade, except where expressly incorporated by reference, shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement.

            C. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature or the performance and an opportunity to make objection.

            D. This Agreement may be executed in multiple counterparts, all of which shall constitute but one and the same instrument. Facsimile signatures shall be deemed as originals as between the parties.

            E. This Agreement can only be modified by a writing signed by all of the parties or their duly authorized agents.

            F. The paragraph headings herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            G. This Agreement shall be construed and performed in accordance with the laws of the State of Kansas.

            H. The respective rights, obligations and liabilities of the parties under this Agreement are not assignable or delegable without the prior written consent of the other party, which shall not be unreasonably withheld.

            I. Time shall be of the essence in the performance of this Agreement.

            J. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        21. NOTICES. Unless a different method of notice is provided herein, notice shall be deemed to have been given to the party to whom it is addressed forty-eight (48) hours after it is deposited in certified U. S. mail, postage prepaid, return receipt requested, addressed as follows:

            EKAE:             East Kansas Agri-Energy, LLC
                              Attn: Bill Pracht
                              2101/2East 4th Avenue, PO Box 225
                              Garnett, Kansas 66032

            UBEI:             United Bio Energy Ingredients, LLC
                              Attn: Jeff Roskam
                              2868 North Ridge Road
                              Wichita, Kansas 67205

        Either party may change the address for notices hereunder by giving notice change to the other party in the manner above provided.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

East Kansas Agri-Energy, LLC
                                            -----------------------------------



                                            /s/ Bill Pracht
                                            -----------------------------------
                                            By: Bill Pracht
                                            Title: Chairman


United Bio Energy Ingredients, LLC


                                            /s/ Jeff Roskam
                                            -----------------------------------
                                            By: Jeff Roskam
                                            Title: President

        In consideration of EKAE entering into this Agreement and other valuable consideration, the undersigned, being the sole owner of UBEI, hereby unconditionally guaranties the full and prompt performance by UBEI of all of its duties and obligations under the terms and provisions of this Agreement.

Dated this 12th day of November, 2004.


                                            United Bio Energy, LLC, a Kansas
                                            limited liability company

                                            By:/s/ Jeff Roskam
                                               --------------------------------

                                            Title: President
                                                  -----------------------------

                                    EXHIBIT A

                                DISTILLERS GRAIN


Minimum Quality standards by product:

PLANT                COMPONENT              MINIMUM                 MAXIMUM
-----------------------------------------------------------------------------------------------
EKAE DDGS            Protein                          28%                       --
                     Fat                              7.5%                      --
                     Fiber                             --                      15%
                     Ash                               --                       5%
PLANT                COMPONENT              MINIMUM                  MAXIMUM
-----------------------------------------------------------------------------------------------
EKAE WDGS            Protein                          10.5%                     --
                     Fat                               3%                       --
                     Fiber                             --                       5%
                     Ash                               --                      2.5%
PLANT                COMPONENT              MINIMUM                  MAXIMUM
-----------------------------------------------------------------------------------------------
Modified WDGS        Protein                          15.0%                     --
                     Fat                              4.5%                      --
                     Fiber                             --                      9.0%
                     Ash                               --                      4.0%

MINIMUM QUALITY STANDARDS FOR ALL "PRODUCTS" SHALL ALSO BE DEEMED TO BE "COOL AND SWEET, FREE FLOWING, WITH AFLATOXIN LEVELS LESS THAN 20 PPB MAXIMUM, AND IF FROM ALL CORN RAW GRAINS, GOLDEN."

                                SCHEDULE 4.17(D)

                            TRANSPORTATION CONTRACTS


                                      None.


                                    4.17(d)-1

                                SCHEDULE 4.17(E)

                                UTILITY CONTRACTS


                                      None.


                                    4.17(d)-1

                                  SCHEDULE 4.18

                                     PERMITS

1. Kansas Department of Health and Environment Construction Stormwater Permit, Kansas Water Pollution Control General Permit No. S-MCST-0110-1, KS Permit No. S-MC13-0001, issued 07/21/2003.

2. Kansas Department of Health and Environment Air Emission Source Construction Approval, Source ID No.: 0030030, effective date, 06/03/2003, revised and approved for modifications 08/05/2004.

3. Environmental Permits required: see attached listing of all known local, state and federal environmental permits for East Kansas Agri-Energy L.L.C.

                                                                         4.18(3)

ENVIRONMENTAL PERMITS REQUIRED. Below is a list of all known local, state and federal environmental permits for East Kansas Agri-Energy, LLC.

------------------------------------------------------------------------------------------------------------
               UNIT OF                    TYPE OF PERMIT                 STATUS             ANTICIPATED
             GOVERNMENT               APPLICATION OR APPROVAL                                ISSUANCE
------------------------------------------------------------------------------------------------------------
  KDHE Bureau of Water              National Pollutant Discharge  Submitted               Issued
                                    Elimination System (NPDES)    7/3/2003                7/21/2003
                                    Construction Storm Water
                                    Notice of intent
------------------------------------------------------------------------------------------------------------
  KDHE Bureau of                    NPDES Industrial Storm Water  See comment 1           Prior to start-up
  Water
------------------------------------------------------------------------------------------------------------
  KDHE/EPA                          NPDES Industrial Storm Water  See comment 2           Prior to start-up
                                    --------------------------------------------------------------------------
                                    Pretreatment (Discharge to    See comment 3           Prior to start-up
                                    Municipal Wastewater
                                    Treatment Facility)
------------------------------------------------------------------------------------------------------------
  KDHE Bureau of Environmental      Above Ground Storage Tank     To be submitted at      Prior to start-up
  Remediation                       System Application            least 20 days before
                                                                  tank installation
------------------------------------------------------------------------------------------------------------
  KDHE Bureau of Waste              RCRA Hazardous Waste Part A   To be completed prior   Prior to start-up
  Management/EPA                    Permit Application            to activities bozo
                                    (lubricants and parts         hazardous waste
                                    cleaning) Small Quantity
                                    Generator
------------------------------------------------------------------------------------------------------------
  KDHE Bureau of Air and Radiation  Air Emissions Construction    Submitted 9/11/2002     Issued 6/1/2003
                                    Permit
------------------------------------------------------------------------------------------------------------
  KDHE Bureau of Air and Radiation  Air Emissions Operating       To be submitted         After start-up
                                    Permit                        within 180 days after
                                                                  start-up
------------------------------------------------------------------------------------------------------------
  KDA Division of Water Resources   Surface Water Appropriation   See comment 4           Prior to
                                    Permit                                                commencing
                                                                                          appropriation
------------------------------------------------------------------------------------------------------------

       KDHE - Kansas Department of Health and Environment
       EPA - United States Environmental Protection Agency
       RCRA - Resource Conservation and Recovery Act
       KDA - Kansas Department of Agriculture

Comments:
1 - Application in progress; to be submitted upon finalization of site plans. 2 - The need for an industrial discharge permit is pending final project design. If permit is needed, application will be made before construction begins.
3 - The need for an industrial discharge pretreatment permit is pending final project design. If permit is needed, application will be made prior to start-up.
4 - The need for a surface water appropriation permit is pending final project design. If permit is needed, application would be made at least 120 days before construction of water appropriation device.

                                    EXHIBIT A

                                     NOTE A

$5,000,000                                                  Rochester. Minnesota
                                                            November ___, 2004

         FOR VALUE RECEIVED, the undersigned, East Kansas Agri-Energy, L.L.C., a Kansas limited liability company ("Borrower"), hereby promises to pay to Home Federal Savings Bank (together with any subsequent holder hereof, "Lender") or its successors and assigns, at Post Office Box 6947, 1016 Civic Center Drive N.W., Rochester, Minnesota 55903-6947, (i) on the Loan A Maturity Date (as defined in the Credit Agreement dated as of November ___, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), between Borrower and Lender, the principal sum of Five Million and No/100 Dollars ($5,000,000.00) or so much of Loan A (as defined in the Credit Agreement) as shall be advanced by Lender to Borrower pursuant to the Credit Agreement, and (ii) on each date specified in the Credit Agreement prior to the Loan A Maturity Date, the principal amount of Loan A payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of Lender.

         Borrower promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement.

         All borrowings evidenced by this Note A and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Note A and the Credit Agreement.

         This Note A is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

         THIS LOAN NOTE A SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                            EAST KANSAS AGRI-ENERGY, L.L.C.


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                    EXHIBIT B

                                     NOTE B

$21,000,000                                                 Rochester, Minnesota
                                                            November    , 2004

         FOR VALUE RECEIVED, the undersigned, East Kansas Agri-Energy, L.L.C., a Kansas limited liability company ("Borrower"), hereby promises to pay to Home Federal Savings Bank (together with any subsequent holder hereof, "Lender") or its successors and assigns, at Post Office Box 6947, 1016 Civic Center Drive N.W., Rochester, Minnesota 55903-6947, (i) on the Loan B
Maturity Date (as defined in the Credit Agreement dated as of November   ,
2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), between Borrower and Lender, the principal sum of Twenty-One Million and No/100 Dollars ($21,000,000.00) or so much of Loan B (as defined in the Credit Agreement) as shall be advanced by Lender to Borrower pursuant to the Credit Agreement, and
(ii) on each date specified in the Credit Agreement prior to the Loan B Maturity Date, the principal amount of Loan B payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of Lender.

         Borrower promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement.

         All borrowings evidenced by this Note B and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; PROVIDED, that the failure of Lender to make such a notation or any error in such notation shall not affect the obligations of the Borrowers to make the payments of principal and interest in accordance with the terns of this Note B and the Credit Agreement.

         This Note B is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

         THIS LOAN NOTE B SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                            EAST KANSAS AGRI-ENERGY, L.L.C.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                  EXHIBIT 2.03

                                  DRAW REQUEST

                                     [Date]

Home Federal Savings Bank
Post Office Box 6947
1016 Civic Center Drive N.W.
Rochester, Minnesota 55903-6947

Attention:____________________________________

Dear Sir:

         Reference is made to the Credit Agreement dated as of ________________, 2004 (as may have been amended and in effect on the date hereof, the "Credit Agreement"), between the undersigned, as Borrower and Home Federal Savings Bank as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Draw Request, and Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection Borrower specifies the following information with respect to the Borrowing requested hereby:

(A)      Principal amount of Borrowing(1):___________________________________

(B)      Date of Borrowing (which is a Business Day)_________________________

         Attached hereto are each of the documents requested by Lender in support of satisfaction of the requirements specified in Sections 7, 8 and 9 (as applicable) of the Disbursing Agreement.

         The Borrower hereby represents and warrants that the conditions specified in Section 3.02 and 3.03 of the Credit Agreement are satisfied.

                                            Very truly yours,

                                            EAST KANSAS AGRI-ENERGY, L.L.C.


                                            By:
                                               ----------------------------
                                            Name
                                                ---------------------------
                                            Title:
                                                  -------------------------

--------------------------
(1) Not less than $100,000.


                                     2.03-1

EXHIBIT 3.01(d)(xi)

                         FORM OF SECRETARY'S CERTIFICATE

Reference is made to the Credit Agreement dated as of            , 2004 (the
"Credit Agreement"), by and between East Kansas Agri-Energy, L.L.C. ("Borrower") and Home Federal Savings Bank ("Lender"). Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 3.01(d)(xi) of the Credit Agreement.

         I, ________________________, the _________________ of Borrower, DO
HEREBY CERTIFY that:

         (a) no proceeding have been instituted or are pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of Borrower or threatening its existence or the forfeiture or any of its organizational rights;

         (b) annexed hereto as Exhibit A is a true and correct copy of the Articles of Organization of Borrower as in effect on ______________, ___________, and at all times thereafter through the date hereof;

         (e) annexed hereto as Exhibit B is a true and correct copy of the Operating Agreement of Borrower as in effect on _____________, _____________, and at all times thereafter through the date hereof;

         (d) annexed hereto as Exhibit C is a true and correct copy of the unanimous written consent of the board of managers of Borrower, which consent is the only consent adopted by the board of managers of Borrower or any committee thereof relating to the Credit Agreement and the other Loan Documents to which Borrower is a party and the transactions contemplated therein and have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof; and


                                  301(d)(xi)-1

         (e) each of the persons named below is and has been at all times since [date] a duly elected and qualified officer of Borrower holding the respective office set forth opposite his or her name and the signature set forth opposite of each such person is his or her genuine signature:

         Name                         Title              Specimen Signature
         ----                         -----              ------------------

         ---------------------------  -----------------  -----------------------

         ---------------------------  -----------------  -----------------------

         IN WITNESS WHEREOF, I have hereunto signed my name this _______________ day of ________________, 2004.



                                                       ------------------------
                                                               [Title]



         I, ____________________,  the _________________ of Borrower, do hereby certify that [ ] has been duly elected, is duly qualified and is the of Borrower, that the signature set forth above is [his/her] genuine signature and that [he/she] has held such office at all times since [______].

         IN WITNESS WHEREOF, I have hereunto signed my name this ______________ day of __________________, 2004.



                                                        ------------------------
                                                                [Title]


                                  301(d)(xi)-2

                                    EXHIBIT A

                            ARTICLES OF ORGANIZATION


                                 3.01(d)(xi) - 3

                                    EXHIBIT B

                               OPERATING AGREEMENT


                                  301(d)(xi)-4

                                   EXHHIBIT C

                           BOARD OF MANAGERS' CONSENT


                                  301(d)(xi)-5

                              EXHIBIT 3.01(d)(xii)

                      FORM OF OPINION OF BORROWER'S COUNSEL

                             [Letterhead of Counsel]

                                __________, 2004

Home Federal Savings Bank
Post Office Box 6947
1016 Civic Center Drive N.W.
Rochester, Minnesota 55903-6947

Re: Credit Agreement (the "Credit Agreement") dated as of ____________, 2004, between East Kansas Agri-Energy, L.L.C., as Borrower and Home Federal Savings Bank, as Lender.

Ladies and Gentlemen:

         This opinion is furnished pursuant to Section 3.01(d)(xviii) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth or referred to in the Credit Agreement unless otherwise defined herein.

         We have acted as counsel for East Kansas Agri-Energy, L.L.C., a Kansas limited liability company ("Borrower"), in connection with the preparation, negotiation, execution and delivery of the Credit Agreement and each of the documents described in Part I of Exhibit A hereto (the "Credit Documents"), each of the documents described in Part II of Exhibit A (the "Real Estate Documents"), all UCC-1 Financing Statements naming Borrower as debtor and Lender as secured party, describing the Collateral covered by the Security Agreement or any Collateral Assignment (the "Financing Statements") and all UCC-1 Financing Statements naming Borrower as debtor and Lender as secured party, describing the Collateral covered by the Mortgage (the "Fixture Financing Statements").

         In connection with our opinion we have examined the Credit Documents, the Real Estate Documents, the Financing Statements and the Fixture Financing Statements (collectively, the "Opinion Documents"), the other documents and certificates executed in connection therewith, the company proceedings of the members of Borrower, and the corporate minutes of Coop. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         We have assumed the genuineness of all signatures (other than those on behalf of the Borrower) on, and authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

                               3.01(d)(xii)-1

         Based on the foregoing, we are of the opinion that:

         1. Borrower (i) is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and (ii) has the power and authority and the legal right to own and operate its property and to conduct its business.

         2. Borrower has the power and authority to execute, deliver and perform the Opinion Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Opinion Documents to which it is a party.

         3. No consent, approval or authorization of, or registration or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by any Loan Party of the Opinion Documents or in connection with the operation of Borrower's ethanol plant as contemplated pursuant to the Construction Plans, other than such consents, authorizations or filings which have been made or obtained.

         4. Borrower has duly executed and delivered the Opinion Documents to which it is a party, and the Credit Documents constitute, legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         5. The execution, delivery and performance by Borrower of the Opinion Documents to which it is a party will not (i) violate the articles of organization or the operating agreement of Borrower, (ii) violate any law applicable to Borrower, (iii) insofar as known to us, violate any determination of an arbitrator or a court or other Governmental Authority applicable to Borrower, (iv) cause a breach or default under any contractual obligation of Borrower, or (v) result in the creation or imposition of any Lien on any of the property or revenues of Borrower.

         6. To the best of our knowledge, no litigation, investigations or proceedings of or before any Governmental Authority are pending or threatened by or against Borrower, or against any of its respective properties or revenues, existing or future (a) with respect to any Opinion Document or any of the transactions contemplated thereby, or (b) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         7. Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated by any Opinion Document.

                               3.01(d)(xii)-2

         8. Assuming the proceeds of the Loans are used solely for the purposes set forth in the Credit Agreement, the proceeds of the Loans will not be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

         9. The rates of interest and the fees provided for in the Credit Agreement and the description thereof provided in the Credit Agreement and the Notes do not violate any laws of the State of Kansas relating to interest and usury, and will not violate any such law by virtue of any fluctuations in any base, prime, index or equivalent rate or rates on which interest charges may be based under such agreements.

         10. Under the laws of the State of Kansas, the Credit Documents will be governed by the internal laws, and not the law of conflicts, of the State of Minnesota, including all such laws relating to interest and usury.

         11. The provisions of the Security Agreement and the Collateral Assignments are sufficient to grant to Lender, a security interest in all right, title and interest of the Borrower in those items and types of Collateral in which a security interest may be created under Article 8 or Article 9 of the UCC. To the extent that Borrower has rights in the "Collateral" described in the Security Agreement and the Collateral Assignments and to the extent that such Collateral consists of types of items of property in which a security interest may be perfected by the filing of financing statements in the State of Kansas, such security interests will be duly perfected by the filing of the Financing Statements in the offices of the Secretary of State of Kansas.

         12. The offices and records described in Schedule I are the only offices and records of the State of Kansas which must be searched to determine if there are any Uniform Commercial Code financing statements or judgment, tax, environmental or ERISA Liens of record against Borrower.

         13. No taxes, including, without limitation, intangible or documentary stamp taxes, mortgage taxes, transfer taxes or similar charges, are payable to the State of Kansas or to any jurisdiction therein on account of the execution or delivery of the Opinion Documents, or the creation of the indebtedness evidenced or secured by any of the Opinion Documents, or the recording or filing of any of the Opinion Documents, except for nominal filing or recording fees.

         14. The Mortgage, upon due recordation in the office of [the county recorder] in ____________ County, Kansas, shall constitute in favor of Lender, a valid and continuing lien on the property described therein as security for the Obligations and shall be enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency and other similar laws, and equity principles of general application, relating to or affecting the enforcement of creditors' rights generally.

         15. The forms of acknowledgment attached to the Mortgage are satisfactory for use in the State of Kansas, and upon execution and delivery of the Mortgage, the Mortgage will be in a form suitable for recordation in the office of [the county recorder] in County, Kansas, without any further affidavit, County Clerk certificate, certified resolutions or other certificates.

         16. The Mortgage, the Financing Statements and the Fixture Financing Statements conform to all requirements of the laws of the State of Kansas, and the Mortgage contains
                               3.01(d)(xii)-3
substantially all of the remedial, waiver and other provisions normally contained in mortgages, deeds of trust and assignment of leases and rents used in connection with transactions of the type and value described in the Credit Agreement.

         17. The Mortgage, upon execution and delivery, shall constitute valid and enforceable security agreements with respect to the personal property described therein under the Uniform Commercial Code as adopted in the State of Kansas, and, upon the recordation in the office of [the county recorder] in County, Kansas, will be effective as a fixture financing statement.

         18. To the extent that Borrower has rights in the personal property and fixtures described in the Mortgage and to the extent that such personal property consists of types or items of property in which a security interest may be perfected by filing or recording of financing statements or fixture financing statements in the State of Kansas, such security interests will be duly perfected by the filing or recording of the Fixture Financing Statements in the office of the Secretary of State of Kansas and in the real estate records of County, Kansas.

         19. The Lender has the power to exercise the remedies available under the Mortgage, the Security Agreement, the Collateral Assignments and the Control Agreement for the realization of any collateral described thereunder in its own name. Enforcement of the remedies provided in the Mortgage, the Security Agreement, the Collateral Assignments and the Control Agreement will not deprive Lender of its right to seek a deficiency judgment nor will it limit Lender's right to foreclose on other collateral securing the obligations described therein until such obligations have been paid and performed in full.

         20. The State of Kansas has no state "superlien" law pursuant to which a lien against the properties encumbered by the Mortgage could arise after the recordation of the Mortgage and the Fixture Financing Statements as a result of a violation of the environmental laws or regulations of the State of Kansas and be superior to the liens created by the Mortgage. No environmental law or regulation of the State of Kansas would require any remedial or removal action or certification of non-applicability as a condition to the granting of the Mortgage, foreclosure or other enforcement of the Mortgage or the sale of any of the property encumbered by the Mortgage and foreclosed upon by Lender.

         We are admitted to practice in the State of Kansas, and we express no opinion as to matters under or involving the laws of any jurisdiction other than Federal laws and the laws of the State of Kansas and their political subdivisions.

         This opinion has been delivered solely for the benefit of Lender, its counsel, and their permitted successors and assigns under the Credit Agreement, and may not be relied upon by any other person or entity or for any other purpose without the express written permission of the undersigned.

                                                              Very truly yours,

                                 3.01(d)(xii)-4

                                    EXHIBIT A

I.       CREDIT DOCUMENTS

1. Credit Agreement between Borrower and Lender dated as of the date hereof.

2.       Note A by Borrower in favor of Lender dated as of the date hereof.

3.       Note B by Borrower in favor of Lender dated as of the date hereof.

4. Security Agreement between Borrower and Lender dated as of the date hereof.

5. The following Collateral Assignments by Borrower in favor of Lender dated as of the date hereof:

         [ADD]


II.      Real Estate Documents

1. Future Advance Mortgage and Security Agreement and Fixture Financing Statement and Assignment of Leases and Rents, by Borrower in favor of Lender dated as of the date hereof.

2. Disbursing Agreement between the Escrow Company, Borrower and Lender dated as of the date hereof.


                                 3.01(d)(xii)-5

                                   SCHEDULE I


                                 3.01(d)(xii)-6

                              EXHIBIT 3.01(d)(xiii)

                          FORM OF OFFICER'S CERTIFICATE


         Reference is made to the Credit Agreement dated as of ________________, 2004 (the "Credit Agreement"), by and between East Kansas Agri-Energy, L.L.C. ("Borrower") and Home Federal Savings Bank ("Lender"). Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 3.01(d)(xiii) of the Credit Agreement.

         I, ____________, the _____________ of Borrower, DO HEREBY CERTIFY that:

         (a) the representations and warranties of Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof; and

         (b) no Default or Event of Default has occurred and is continuing at the date hereof: and

         (c) since , which is the date of the most recent financial statements described in Section 5.01(a) of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.

         IN WITNESS WHEREOF, I have hereunto signed my name this _____ day of ______________, 2004.


                                                --------------------------------
                                                     [Name]
                                                     [Title]


                                 3.01(d)(xiii)-1

                              EXHIBIT 3.01(d)(xix)

                         CERTIFICATE REGARDING SOLVENCY

         The undersigned, as a Responsible Officer familiar with the financial condition, business and affairs of East Kansas Agri-Energy, L.L.C., a Kansas limited liability company ("Borrower") hereby gives this certificate to induce Home Federal Savings Bank ("Lender") to consummate certain financial accommodations with Borrower pursuant to the terms of the Credit Agreement, dated as of the date hereof, between Borrower and Lender (the "Credit Agreement"). Capitalized teams used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         The undersigned hereby certifies that:

               1. He is the President of Borrower's Board of Managers and is authorized and empowered to issue this certificate for and on behalf of Borrower;

               2. He is familiar with the business and financial affairs of Borrower, including, without limiting the generality of the foregoing, the transactions contemplated by the Credit Agreement and the other Loan Documents and all of the matters hereinafter described.

               3. He has reviewed the Independent Auditors Report dated _______, Balance Sheets dated ___________, Statements of Operations dated ______________, and Statement of Changes in Members' Equity for ________________, which are attached hereto as Exhibit A, and the Balance Sheet (unaudited) dated _________, Statements of Operations (unaudited) dated _______________, Statements of Changes in Members' Equity (unaudited) dated ________________, and Statements of Cash Flows (unaudited) dated ________________, of Borrower which are attached hereto as Exhibit B, respectively; and he is familiar with the process through which the Projections and the financial statements were generated.

               4. The financial statements attached as EXHIBITS A and B fairly presents the financial condition of Borrower, and no material adverse change has occurred in Borrower's financial condition, operations or prospects since the dates of such financial statements.

               5. On and as of the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents, Borrower (i) is and will be Solvent (as defined below); (ii) is and will continue to be able to pay its debts as they mature; and (iii) has and will continue to have capital sufficient (and will not be left with unreasonably small capital) to conduct its business and all businesses in which it is engaged. "Solvent" means that (x) Borrower will have assets with a present fair saleable value greater than the amount of its total liabilities (including contingent liabilities);


                                 3.01(d)(xix)-1

(y) the sum of Borrower's assets at book value exceeds the sum of its debts; and
(z) on Borrower's balance sheet, the sum of its assets exceeds the sum of its liabilities. In making this statement, the undersigned has considered the current and anticipated future capital requirements of Borrower for the current and currently anticipated future conduct of the business of Borrower, based upon presently known facts.

               6. The transactions contemplated by the Credit Agreement and the other Loan Documents are not being entered into with an intent on the part of Borrower to hinder, delay or defraud its present or future creditors. In making this statement the undersigned has considered the current and anticipated future capital requirements of Borrower for the current and currently anticipated future conduct of the business of Borrower, based upon presently known facts.

               7. The Credit Agreement and the other Loan Documents are being entered into by Borrower in good faith, and the obligations incurred thereunder and the security interests granted thereunder were incurred and granted in exchange for fair equivalent value.

               8. Borrower does not intend to incur, nor does it believe it will incur, debts beyond its ability to pay as such debts mature.

               9. All trade and other accounts payable of Borrower are being paid in accordance with their terms, and the consummation of the transactions contemplated under the Credit Agreement and other Loan Documents to occur on the Closing Date will not impair the ability of Borrower to pay its trade and other accounts payable in accordance with their terms.

               10. Borrower does not contemplate filing a petition in bankruptcy or for reorganization under the federal Bankruptcy Code, nor does the undersigned have any knowledge of any threatened bankruptcy or insolvency proceedings against Borrower.

               11. The undersigned hereby acknowledges that Lender has relied upon the statements contained herein, and consents to such reliance.

               IN WITNESS WHEREOF, the undersigned has executed this certificate in his aforesaid capacity this day of _________________, 2004.


                                      By:
                                         ---------------------------------------

                                      President, East Kansas Agri-Energy, L.L.C.


                                 3.01(d)(xix)-2

                                    EXHIBIT A


                                 3.01(d)(xix)-3

                                    EXHIBIT B


                                 3.01(d)(xix)-4